                                                                   EXHIBIT 10.10

       ________________________________________________________________


                       HAMMOND RIVERBOAT GAMING PROJECT
                             DEVELOPMENT AGREEMENT


                                 BY AND AMONG


                           CITY OF HAMMOND, INDIANA

                 CITY OF HAMMOND, DEPARTMENT OF REDEVELOPMENT


                      EMPRESS CASINO HAMMOND CORPORATION


       ________________________________________________________________


                           DATED AS OF JUNE 21, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
                                                                            ----
RECITALS ..................................................................  1

AGREEMENT .................................................................  3

ARTICLE I           DEFINITIONS ...........................................  3

ARTICLE II          SUBLEASE .............................................. 16

      Section 2.01.  Entry Into Sublease .................................. 16
      Section 2.02.  Terms of Sublease .................................... 16
      Section 2.03.  Nondisturbance ....................................... 16
      Section 2.04.  Consideration ........................................ 16

ARTICLE III         DEMOLITION ............................................ 17
      Section 3.01.  Failure to Obtain License ............................ 17
      Section 3.02.  Termination of License or Non-Operation............... 17
      Section 3.03.  Demolition Bond....................................... 18
      Section 3.04.  Developer's Option to Preserve Project Facilities..... 18
      Section 3.05.  Maintenance of Project Pending Demolition............. 19

ARTICLE IV          ACQUISITION OF LAND OR INTERESTS IN LAND............... 20
      Section 4.01.  GLM Parcels and GLM Condemnation...................... 20
      Section 4.02.  ILRED Parcels and ILRED Condemnation.................. 20
      Section 4.03.  CSX Parcel 26 and Parcel 6............................ 20
      Section 4.04.  Conrail Parcel 49..................................... 20
      Section 4.05.  EJ&E Parcels.......................................... 20
      Section 4.06.  NIPSCO Parcels B1 and B2.............................. 21
      Section 4.07.  NIPSCO Parcels 32 and 35.............................. 21
      Section 4.08.  NIPSCO Accretion Parcel............................... 22
      Section 4.09.  NIPSCO Overpass Parcels............................... 22
      Section 4.10.  NIPSCO Railway Parcel................................. 22
      Section 4.11.  Withdrawal from Classification........................ 22

ARTICLE V           DEVELOPER PAYMENTS TO THE CITY OR FOR THE BENEFIT
                    OF THE CITY............................................ 24
      Section 5.01.  Annual Payment........................................ 24
      Section 5.02.  Accounting for Annual Payment......................... 25
      Section 5.03.  Parking Payment....................................... 26
      Section 5.04.  Accounting for Parking Payment........................ 26
      Section 5.05.  Incubator Program..................................... 27
      Section 5.06.  Not For Profit Contributions.......................... 27
      Section 5.07.  Housing Program....................................... 28

                                      -i-
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      Section 5.08.  Security Payment....................................... 29
      Section 5.09.  Reimbursement of Expenses.............................. 29
      Section 5.10.  Late Fees.............................................. 29
      Section 5.11.  Nature of Payments..................................... 29
      Section 5.12.  Completion of Clipper Commitment....................... 30

ARTICLE VI          CONSTRUCTION............................................ 31
      Section 6.01.  Overpass Facilities.................................... 31
      Section 6.02.  Change Orders to Overpass Plans and Specifications..... 31
      Section 6.03.  Completion of Overpass Facilities...................... 31
      Section 6.04.  Sewer Facilities....................................... 31
      Section 6.05.  Change Orders to Sewer Plans and Specifications........ 31
      Section 6.06.  Completion of Sewer Facilities......................... 32
      Section 6.07.  Parking Garage......................................... 32
      Section 6.08.  Change Orders to Parking Plans and Specifications...... 32
      Section 6.09.  Completion of Parking Facilities....................... 33
      Section 6.10.  Rail Relocation........................................ 33
      Section 6.11.  Plans and Specifications for Rail Relocation........... 33
      Section 6.12.  Completion of Rail Relocation.......................... 33
      Section 6.13.  Guest Facilities....................................... 33
      Section 6.14.  Change Orders to Guest Plans and Specifications........ 33
      Section 6.15.  Completion of Guest Facilities......................... 34
      Section 6.16.  Docking Facilities..................................... 34
      Section 6.17.  Plans and Specifications for Docking Facilities........ 34
      Section 6.18.  Completion of Docking Facilities....................... 35
      Section 6.19.  Hotel Facilities....................................... 35
      Section 6.20.  Approval for Hotel Facilities.......................... 35
      Section 6.21.  Completion of Hotel Facilities......................... 35
      Section 6.22.  Commercial Facilities.................................. 35
      Section 6.23.  Infrastructure Facilities.............................. 36
      Section 6.24.  Plans and Specifications for Infrastructure Facilities. 36
      Section 6.25.  Completion of Infrastructure Utilities................. 36
      Section 6.26.  Plans and Specifications for Helipad Facilities........ 36
      Section 6.27.  Completion of Helipad Utilities........................ 37
      Section 6.28.  Private Rights......................................... 37
      Section 6.29.  Dedication............................................. 37
      Section 6.30.  Alterations and Modifications to City Facilities....... 38
      Section 6.31.  Approval of Site Plan.................................. 38
      Section 6.32.  Approval of Signage Plan............................... 38
      Section 6.33.  Lakefront Improvements................................. 39
      Section 6.34.  Pedestrian Overpass.................................... 39
      Section 6.35.  Railroad Street........................................ 39
      Section 6.36.  Perimeter Road......................................... 39

ARTICLE VII         PAYMENT FOR DELAYS IN CONSTRUCTION...................... 41
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
      Section 7.01.  Delay Payments.......................................  41
      Section 7.02.  Nature of Damages....................................  41
      Section 7.03.  Limitations on Delay Payments........................  41

ARTICLE VIII        ADDITIONAL COVENANTS OF THE
                    DEVELOPER CONCERNING CONSTRUCTION.....................  42
      Section 8.01.  Hazardous Materials; Environmental Matters...........  42
      Section 8.02.  Project Supervision and Direction....................  43
      Section 8.03.  Project Partnership Committee........................  43
      Section 8.04.  MBE/WBE..............................................  43
      Section 8.05.  Areas Affected by Work...............................  44
      Section 8.06.  Project Documents....................................  44
      Section 8.07.  Project Safety.......................................  44
      Section 8.08.  Drug Free Workplace..................................  44
      Section 8.09.  Parking Demands......................................  44
      Section 8.10.  Labor Objectives.....................................  45
      Section 8.11.  Permits and Compliance with Applicable Laws..........  46
      Section 8.12.  Site Maintenance.....................................  46
      Section 8.13.  Construction Warranties..............................  46
      Section 8.14.  Utility Services During Construction.................  46
      Section 8.15.  Erosion Control......................................  46
      Section 8.16.  Access to Work.......................................  46
      Section 8.17.  Bond and Surety Requirements.........................  47
      Section 8.18.  Liens................................................  47
      Section 8.19.  Insurance............................................  47

ARTICLE IX          REPRESENTATIONS AND WARRANTIES OF THE DEVELOPER
      Section 9.01.  Organization and Existence...........................  51
      Section 9.02.  Power and Authority..................................  51
      Section 9.03.  Due Authorization....................................  51
      Section 9.04.  Due Execution........................................  51
      Section 9.05.  No Violation.........................................  51
      Section 9.06.  No Consents Required.................................  51
      Section 9.07.  Financial Information................................  51
      Section 9.08.  No Material Non-Arm's-Length Transactions............  52
      Section 9.09.  No Litigation........................................  52
      Section 9.10.  All Material Information Supplied....................  52
      Section 9.11.  Taxes................................................  52
      Section 9.12.  Financial Capacity To Complete Project...............  53
      Section 9.13.  Survival of Representations and Warranties...........  53

ARTICLE X           HAMMOND PORT AUTHORITY PROVISIONS.....................  54
      Section 10.01. Entry into Port Agreement............................  54
      Section 10.02. Refinancing of Bonds.................................  54
      Section 10.03. Passenger Payment....................................  54

                                     -iii-
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
      Section 10.04. Slip Fees............................................. 54
      Section 10.05. Marina Payments....................................... 54

ARTICLE XI          REPRESENTATIONS, WARRANTIES
                    AND COVENANTS OF THE CITY.............................. 56
      Section 11.01. Power and Authority................................... 56
      Section 11.02. Due Authorization..................................... 56
      Section 11.03. Due Execution......................................... 56
      Section 11.04. No Violation.......................................... 56
      Section 11.05. Operation of Project.................................. 57
      Section 11.06. No Consents Required.................................. 57
      Section 11.07. No Litigation......................................... 57
      Section 11.08. Support of Developer.................................. 57
      Section 11.09. Legal Conditions Precedent to City and Redevelopment
                     Commission Obligations................................ 58
      Section 11.10. Survival of Representations and Warranties............ 58
      Section 11.11. Eminent Domain........................................ 59

ARTICLE XII         AFFIRMATIVE COVENANTS OF THE DEVELOPER................. 60
      Section 12.01. Conduct of Business................................... 60
      Section 12.02. Compliance with Applicable Laws, Sublease, and
                     Contracts............................................. 60
      Section 12.03. Payment of Taxes and Claims........................... 60
      Section 12.04. Site Visit............................................ 60
      Section 12.05. Notice of Developments Affecting the Representations
                     and Warranties........................................ 60
      Section 12.06. Financial and Other Information....................... 61
      Section 12.07. Certificate of Suitability............................ 61
      Section 12.08. Maintenance........................................... 61
      Section 12.09. Vendors and Suppliers................................. 61
      Section 12.10  Marketing............................................. 62
      Section 12.11. Gamblers Addiction Program............................ 62
      Section 12.12. Employment and Wages Following Construction........... 62
      Section 12.13. Boat Safety Provisions and Emergency Preparedness..... 63
      Section 12.14. Title Insurance and Surveys........................... 63
      Section 12.15. Operation............................................. 63
      Section 12.16. Maintenance........................................... 63
      Section 12.17. Non-Competition....................................... 63

ARTICLE XII         NEGATIVE COVENANTS OF THE DEVELOPER.................... 65
      Section 13.01  Limit on Developer Assignment or Reorganization....... 65
      Section 13.02. Prohibited Activities................................. 65
      Section 13.03. Substitution of Boat.................................. 65

ARTICLE XIV         AFFIRMATIVE COVENANTS OF THE CITY...................... 66
      Section 14.01. Further Support....................................... 66
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
      Section 14.02.  Notice of Developments Affecting
                      Representations and Warranties......................   66
      Section 14.03.  Additional Burden...................................   66
      Section 14.04.  Empress Drive and Address...........................   66
      Section 14.05.  Waterworks Parcel...................................   66
      Section 14.06.  City Services.......................................   66
      Section 14.07.  Litigation Cooperation..............................   67

ARTICLE XV          CONDITIONS PRECEDENT..................................   68
      Section 15.01.  Conditions Precedent................................   68
      Section 15.02.  No Other Conditions Precedent.......................   68

ARTICLE XVI         DEFAULT AND REMEDIES..................................   69
      Section 16.01.  Events of Default...................................   69
      Section 16.02.  Extensions Upon Developer Default...................   69
      Section 16.03.  City Remedies.......................................   70
      Section 16.04.  Certain Events of Default Specified.................   70
      Section 16.05.  Preservation of Agreement Upon Certain
                      Developer Defaults..................................   71
      Section 16.06.  City Default........................................   71
      Section 16.07.  Extensions Upon City Default........................   71
      Section 16.08.  Developer Remedies..................................   72
      Section 16.09.  Preservation of Agreement Upon Certain
                      City Defaults.......................................   72

ARTICLE XVII        TERM OF AGREEMENT AND TERMINATION.....................   73

ARTICLE XVIII       MISCELLANEOUS.........................................   74
      Section 18.01.  No Agency, Partnership or Joint Venture.............   74
      Section 18.02.  Negotiated Document.................................   74
      Section 18.03.  Compliance with Laws................................   74
      Section 18.04.  Force Majeure Events................................   74
      Section 18.05.  Exhibits............................................   74
      Section 18.06.  Captions............................................   75
      Section 18.07.  Number and Gender...................................   75
      Section 18.08.  Notices.............................................   75
      Section 18.09.  Prior Agreements; Entire Agreement..................   76
      Section 18.10.  Survival............................................   76
      Section 18.11.  Counterparts........................................   76
      Section 18.12.  Binding Effect......................................   76
      Section 18.13.  Time of the Essence.................................   76
      Section 18.14.  Costs of Proceedings................................   76
      Section 18.15.  Severability........................................   77
      Section 18.16.  Non-Waiver..........................................   77
      Section 18.17.  Governing Law.......................................   77
      Section 18.18.  No Third-Party Beneficiaries........................   77
      Section 18.19.  Jurisdiction and Consent to Suit....................   77
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      Section 18.20.  Confidentiality....................................... 78
      Section 18.21.  Standards for Consent................................. 78

ARTICLE XIX         DISPUTE RESOLUTION AND TERMINATION...................... 79
      Section 19.01.  Alternative Dispute Resolution........................ 79
      Section 19.02.  Arbitration........................................... 79
      Section 19.03.  Actions During Pendency of Dispute.................... 80

ARTICLE XX          DEVELOPER'S INDEMNIFICATION OBLIGATIONS................. 82
      Section 20.01.  Environmental indemnification......................... 82
      Section 20.02.  Construction Claims Indemnification................... 82
      Section 20.03.  Classification Withdrawal Indemnification............. 83
      Section 20.04.  Performance of Work Indemnification................... 83
      Section 20.05.  Erosion Control Indemnification....................... 83
      Section 20.06.  General Indemnification............................... 84
      Section 20.07.  Indemnification; Control and Counsel.................. 84
      Section 20.08.  Limitations on the Developer's Indeminification
                      Obligations........................................... 85

                       HAMMOND RIVERBOAT GAMING PROJECT
                             DEVELOPMENT AGREEMENT

                    ______________________________________

     This HAMMOND RIVERBOAT GAMING PROJECT DEVELOPMENT AGREEMENT, made as of this 21st day of June, 1996 (the "Agreement), by and among the City of Hammond, Indiana, a municipal corporation (the "City"), the City of Hammond, Department of Redevelopment (the "Redevelopment Commission"), and Empress Casino Hammond Corporation (the "Developer"), WITNESSES THAT:


                                   RECITALS
                                   --------

     A. The State of Indiana has authorized various gaming activities to take place in and on duly licensed riverboats operating on Lake Michigan from Hammond, Indiana, by adoption of the Riverboat Gambling Act, Indiana Code (S) 4-33 et seq. (such Act, as more particularly defined in Article I below, is hereinafter referred to as the "Act");

     B. On or about August 26, 1993, the City issued a Request for Qualifications seeking proposals from experienced and qualified developers for the development of a riverboat gaming facility and related improvements to be located on Lake Michigan and in Hammond, Indiana (the "'Request");

     C. The Developer submitted a Response to a Request for Qualifications dated September 8, 1993 (the "Response"), responding to the Request and was thereafter interviewed through a competitive and comparative process by a specialty constituted committee composed of citizens of Hammond, Indiana, and the Mayor of the City (the "Mayor"), and representatives of the Mayor,

     D. The City and the Developer entered into a letter of intent dated September 20, 1993 (the "Letter Of Intent") concerning the proposed development of a riverboat gaming facility and related improvements (such riverboat gaming facility and related improvements, as more particularly defined in Article I below, is hereinafter referred to as the "Project") to be located on Lake Michigan and in Hammond, Indiana, and the Letter of Intent supplemented the Response and summarized certain major features of the Project and the proposed partnership for the development and sharing in the benefits of the Project;

     E. The Developer submitted an application for an owner's license (such license, particularly defined in Article I below, is hereinafter referred to as the "License") to own a riverboat that operates on Lake Michigan from Hammond, Indiana;

     F. The Developer has been awarded a Certificate of Suitability dated as of November 17, 1995 (the "Certificate") by the Indiana Gaming Commission that will result in the issuance of a License to the Developer upon the satisfaction and completion of certain terms and conditions set forth in the Certificate;

     G. The Letter of Intent contemplated that, in the event of and following the award of the Certificate by the Indiana Gaming Commission, the City and the Developer would enter into an agreement setting forth in a definitive way their respective rights and obligations with respect to the development, ownership and operation of the Project;

     H. In accordance with Indiana Code (S) 36-7-14, the City has an established Department of Redevelopment that is controlled by a board of five members known as the Hammond Redevelopment Commission (the "Redevelopment Commission");

     I. The Redevelopment Commission has responsibility to investigate, study and survey areas and promote the use of land in the manner that best serves Hammond, Indiana, and has responsibility to cooperate with departments and agencies of the City that best serves the redevelopment of Hammond, Indiana;

     J. The Redevelopment Commission currently controls (or will hereafter control) and has the right (or will hereafter acquire the right) to possess and to make certain dispositions by lease of certain real estate located on the waterfront of Lake Michigan in Hammond, Indiana, upon which the City and the Developer desire to construct a portion of the Project;

     K. The City has determined that it is in the best interests of the citizens of Hammond, Indiana, for the Redevelopment Commission to be a party to this Agreement; and

     L. The City, the Redevelopment Commission and the Developer desire to enter into this Agreement to provide for the development, ownership and operation of the Project as contemplated by the Letter of Intent.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants of the parties herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the City, the Redevelopment Commission and the Developer agree as follows:

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

     The following terms when used in this Agreement with initial capital letters shall have the following meanings:

     "Act" means the Riverboat Gambling Act as established by Indiana Code (S) 4-33-1-1, et seq., and all amendments thereto and all rules and orders
          -- ---
promulgated thereunder.

     "Adjusted Gross Receipts" has the same meaning as in Indiana Code (S) 4-33-2-2, except as may be modified for the purposes of calculating the Annual Payment as set forth in Section 5.01 hereto.

     "Affiliate of the Developer" means (a) any or all of the members, partners and shareholders of the Developer, and (b) any limited liability company, partnership, corporation or other entity in which the Developer, a wholly-owned or partially-owned but controlled subsidiary of the Developer, any of the members, partners or shareholders of the Developer, members of the families of the Developer or any of the members, partners or shareholders of the Developer, or a trustee for the benefit of such family members, or some, any or all of them, directly or indirectly, own an interest, either singly or in the aggregate, sufficient to effectively control such entity.

     "Agreement" means this written Hammond Riverboat Gaming Project Development Agreement.

     "Applicable Laws" means all laws, rules, regulations, ordinances, codes, administrative actions and/or orders of any court or governmental agency or unit, whether federal, state or local, property exercising or having jurisdiction with respect to or over the subject matter in question.

     "Application" means the application for the License submitted by the Developer to the Gaming Commission and all amendments, supplements, modifications, exhibits and schedules thereto.

     "Boat" means the vessel named and known as Empress III, a riverboat gaming
                                                -----------
casino owned or leased and to be operated by the Developer on Lake Michigan from Hammond, Indiana, that may be further modified, improved, equipped and/or replaced by the Developer from time to time as herein provided and that is more particularly described and/or depicted on Exhibit A attached hereto and incorporated herein by this reference.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is not a day on which banking institutions in Hammond, Indiana, are authorized or obligated by law or executive order to close.

     "Cash Bond" means (a) a bond provided to the City in which a surety acceptable to the City guarantees to the City upon terms and conditions acceptable to the City that certain work will be completed in accordance with this Agreement, (b) a letter of credit issued by a financial institution acceptable to the City naming the City as the beneficiary and entitling the City to draw upon the letter of credit upon terms and conditions acceptable to the City in the event that the Developer fails to complete certain work in accordance with this Agreement, or (c) a cash deposit that is placed in escrow with a financial institution acceptable to the City pursuant to the terms and conditions of an escrow agreement that are acceptable to the City and that requires the escrow agent to disburse the cash deposit to the City in the event that the Developer fails to complete certain work in accordance with this Agreement.

     "Certificate" means the certificate set forth in Recital F. above, as amended or restated from time to time.

     "Certificate Date" means November 17, 1995, the date as of which the Certificate was issued to the Developer by the Gaming Commission.

     "City" means the municipal corporation of Hammond, Indiana; provided, that it is expressly understood and agreed by the Developer that except as otherwise expressly provided in this Agreement, any obligations of the City under this Agreement may be fulfilled by the duly authorized and appropriate (as the context so requires) subdivision, unit, agency, commission, department, authority, instrumentality, Common Council, Mayor, other officer, executive or representative, or any combination thereof, of the municipal corporation of Hammond, Indiana.

     "City Indemnified Parties" means the City, each subdivision, unit, agency, commission, executive, department, authority and instrumentality of the City, any City sponsored entity working with the City in pursuit of a riverboat gaming operation in Hammond, Indiana, and any officer, employee, representative, attorney, consultant and agent of any or all of the foregoing.

     "City Project Inspector" means American Consulting Engineers, Inc., with respect to the Overpass Facilities; Omni Engineering, Inc., with respect to the Sewer Facilities;

and the City of Hammond Building Commissioner, or a representative or designee thereof, with respect to all other components of the Project.

     "Clipper" means the vessel commonly known as the S.S. Milwaukee Clipper which was previously moored in the Hammond Marina.

     "Clipper Commitment" means the renovation and improvements that have been made by the Developer to or with respect to the Clipper prior to the removal of the Clipper from the Hammond Marina, the removal of the Clipper from the Hammond Marina and the relocation of the Clipper to its final destination; provided, that the Developer's obligation to relocate the Clipper to its final destination shall expire and terminate on April 30, 1998.

     "Commencement Date" means the date on which (a) the Boat is placed in operation from the Hammond Marina and open to the public for gaming, and (b) Substantial Completion of the construction of the Overpass Facilities has occurred.

     "Commercial Facilities" has the meaning set forth in Section 6.22 below.

     "Common Council" means the Common Council of the City.

     "Conrail" means Consolidated Rail Corporation.

     "Conrail Agreement" means the Agreement dated August 10, 1995, by and between Conrail and the City and all other agreements entered into pursuant to such Agreement or otherwise pertaining to the acquisition of or entry upon Conrail Parcel 49 in connection with the development of the Project; provided, that the Developer and the City shall not execute, modify, amend or terminate any such Agreement without the prior written consent of the other party.

     "Conrail Parcel 49" means the real estate or interest in real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "Construction License" means each and every license agreement entered into by and between the City, the Port Authority or the Water Department and the Developer pursuant to which the City, the Port Authority or the Water Department shall grant the Developer a license to enter upon the Redevelopment Parcel or specified portions thereof or property adjacent thereto for purposes of performing and completing the construction of the Docking Facilities, Parking Facilities and/or Guest Facilities.

     "Construction Manager" means HBRW and each and every person, partnership, limited liability company, corporation and other entity with whom the Developer enters into an agreement to review, manage, administer or supervise the performance of all or any portion of the Work or the construction of all or any portion of the Project.

     "Contractor" means each and every person, partnership, limited liability company, corporation and other entity with whom the Developer enters into an agreement to provide or furnish labor, materials or equipment in connection with the performance of any portion of the Work or the construction of all or any portion of the Project.

     "County" means Lake County, Indiana.

     "County Sewer Agreement" means the Agreement dated November 2, 1995, between the Park Board and the City pertaining to the construction of the Sewer Improvements through land owned by the Park Board.

     "CSX" means CSX Transportation, Inc.

     "CSX Agreement" means the Construction Agreement dated December 7, 1995, by and between CSX and the City, by and through its Department of Public Works, and all other agreements entered into pursuant to such Agreement or otherwise pertaining to the acquisition of or entry upon CSX Parcel 6 or CSX Parcel 26 in connection with the Project; provided, that the Developer and the City shall not execute, modify, amend or terminate any such Agreement without the prior written consent of the other party.

     "CSX Parcel 6" means the real estate or interest in real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "CSX Parcel 26" means the real estate or interest in real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "Design Professional" means each and every person, partnership, limited liability company, corporation and other entity with whom the Developer enters into an agreement to design, prepare or develop Plans and Specifications for the performance of all or any portion of the Work or all or any portion of the Project.

     "Developer" means Empress Casino Hammond Corporation, an Indiana corporation.

     "DMS" means DMS of Hammond, Inc., and any subsequent holder of DMS of Indiana, Inc.'s right, title or interest under the Ground Lease and the Port Authority Lease.

     "Docking Facilities" means the facilities and improvements for docking of the Boat, separate from the Guest Facilities, to be constructed by the Developer on the Redevelopment Parcel and in the Hammond Marina that are more particularly described and/or depicted on Exhibit C attached hereto and incorporated herein by this reference.

     "EJ&E" means Elgin, Joliet and Eastern Railway Company.

     "EJ&E Agreement" means the Rail Relocation Agreement entered into or to be entered into by and among EJ&E, the Developer (or an affiliate of the Developer) and the Port Authority (or the most recent draft of such Agreement if such Agreement is not entered into), and all other agreements entered into pursuant to such Agreement or otherwise pertaining to the acquisition of or entry upon the EJ&E Parcels in connection with the Project and/or the Rail Relocation; provided, that the Developer and the City shall not execute, modify, amend or terminate any such Agreement without the prior written consent of the other party.

     "EJ&E Parcels" means the real estate and interests in real estate that are described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "Final Completion" means the stage of construction where, in the reasonable opinion of the City Project Inspector, the Project (or specified portion thereof is completed in compliance with the terms of this Agreement bind the Plans and Specifications therefor, if applicable, and to the extent that all components of the Project (or specified portion thereof can be fully and safely occupied, placed into full service and otherwise fully utilized. Final Completion shall be evidenced by a certificate thereof issued by the City Project Inspector and signed by the City and the Developer.

     "Force Majeure Event" has the meaning set forth in Section 18.04.

     "Gaming Commission" means the Indiana Gaming Commission as established pursuant to the Act.

     "Gaming Facilities" means, collectively, the Boat, the Docking Facilities and the Guest Facilities.

     "GLM Condemnation" means the condemnation action pending in the Superior Court of Lake County, CMI Division, Room Number Five, Hammond, Indiana, as Cause No. 45DO5-9504-00720, pertaining to the condemnation of the GLM Parcels.

     "GLM Parcels" means the real estate and interests in real estate that are subject to the GLM Condemnation.

     "Gross Parking Revenues" means all rentals, revenues and receipts of every kind received in cash or its equivalent by the Developer from users of the Parking Garage for use of the Parking Garage for the calendar year or partial calendar year in question, including, without limitation, the proceeds of any insurance to the extent the same shall represent compensation for lost income or revenues. In the event that the Developer offers valet parking or provides or causes to be provided passes or other forms of complimentary parking to users of the Gaming Facilities and parks the vehicles of such users in the Parking Garage at a time when a charge is imposed for self-parking, the

Developer shall include an amount equal to the then current charge for self-parking in the Parking Garage in Gross Parking Revenues for such vehicle.

     "Ground Lease" means the Ground Lease Agreement among the Port Authority, as lessor, Hammond, as co-lessor, and DMS, as lessee, dated as of June 30, 1989, as the same has been or may hereafter be amended or modified.

     "Guest Facilities" means the guest center and staging facility to be constructed by the Developer on the Redevelopment Parcel and adjacent property that is more particularly described and/or depicted on Exhibit D attached hereto and incorporated herein by this reference.

     "Guest Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the construction of the Guest Facilities, prepared by Linden Group, Inc., and all supplements, amendments and additions thereto that are approved by the City Project Inspector as provided in
Section 6.14 below.

     "Hammond Marina" means the marina and related improvements located on that portion of Lake Michigan and the adjacent lake front that is more particularly described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "Hazardous Material" means any substance:

     (a) The presence of which requires investigation, response, remediation or other corrective action under the Resource Conservation and Recovery Act of 1976
(RCRA), 42 U.S.C. (S)(S) 690 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. (S)(S) 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA); the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 741 et seq.; the Clean Water Act, 33 U.S.C. (S) 7401; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601-2629; the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S)11001 et seq.; or any amendments thereto; or any similar federal, state or local environmental laws, statutes or ordinances, or any regulations, orders or decrees now or hereafter promulgated thereunder, or

     (b) Which is defined as a "hazardous waste," "hazardous substances," "solid waste," "infectious waste, "toxic substance," "radioactive waste," or is otherwise regulated by the Resource Conservation and Recovery Act of 1976
(RCRA), 42 U.S.C. (S)(S) 690 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA), 42 U.S.C. (S)(S) 9601-9657, as amended by the Superfund Amendments and Reauthorization Act of 1986 (SARA); the Hazardous Materials Transportation Act, 49 U.S.C. (S)(S) 6901 et MM.; the Federal Water Pollution Control Act, 33 U.S.C. (S)(S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S)(S) 741 et seq.; the Clean Water Act, 33 U.S.C.

(S) 7401; the Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601-2629; the Safe Drinking Water Act, 42 U.S.C. (S)(S) 300f-300j; the Atomic Energy Act, 42 U.S.C.
(S)(S) 2011, et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. (S)(S)11001 et seq.; Indiana Code, Title 13-Environment; or any amendments thereto; or any similar federal, state or local environmental laws, statutes, ordinances, or any regulations, orders or decrees now or hereafter promulgated thereunder.

     "HBRW" means Hammond Bridge and Roadworks, LLC.

     "HBRW Parcels" means the real estate and interests in real estate that are described and/or depicted on Exhibit E attached hereto and incorporated herein by this reference.

     "Helipad Facilities" means the improvements and other facilities for helicopter take-off and landing that may be constructed by the Developer.

     "Hotel Facilities" means all hotel improvements, structures and facilities to be constructed by the Developer pursuant to the Certificate or in the City of Hammond, Indiana.

     "Hotel Parcel" means the real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "HPA Parcels" means the real estate and interests in real estate that are described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "HPF" means the Hammond Parks Foundation.

     "ILRED Condemnation" means the condemnation action pending in the United States District Court for the Northern District of Indiana, Hammond Division, as Cause No. 2:94-CV-244, pertaining to the condemnation of the ILRED Parcels.

     "ILRED Parcels" means the real estate and interests in real estate that are subject to the ILRED Condemnation.

     "Infrastructure Facilities" means all pipelines, conduits, ducts, cables, wires, manholes, vaults, tanks, tunnels or other manmade facilities or structures, and any encasements containing such facilities, which have been or will hereafter be installed for the purpose of furnishing, storing, removing or transmitting electricity, gases, steam, liquid petroleum products, telephone or other communications, cable television, computer signals or data, sewage, drainage, traffic or other control systems, or water or other utilities or services to the Project.

     "INRF" means the Indiana National Resources Foundation.

     "Letter of Intent" has the meaning set forth in Recital D. above.

     "License" means an owner's license as defined in Indiana Code (S) 4.33.2-15 that allows the Developer to own and operate a riverboat casino on Lake Michigan from the City of Hammond, Indiana.

     "License Date" means the date on which the License is issued to the Developer by the Gaming Commission.

     "Mayor" means the Mayor of the City or the duly authorized representative of the Mayor of the City serving solely at the Mayor's pleasure and designated by the Mayor to carry out or to cause to be carried out certain actions and responsibilities required to be performed by the Mayor or the City hereunder.

     "MBE" has the same meaning as Minority Business Enterprise in Indiana Code
(S) 4-33-14-3.

     "Minimum Payment" means for a full calendar year $3,000,000, and for a partial calendar year an amount equal to $3,000,000 multiplied by the fraction the numerator of which is the number of days during the Term in such partial calendar year and the denominator of which is 365.

     "NIPSCO" means Northern Indiana Public Service Company.

     "NIPSCO Accretion Parcel" means the real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "NIPSCO Agreement" means the Contract for Purchase and Sale of Real Estate entered into or to be entered into by and between HBRW and NIPSCO (or the most recent draft of such Agreement d such Agreement is not entered into), and all other agreements entered Into pursuant to such Contract or otherwise pertaining to the acquisition of or entry upon NIPSCO Parcel B1, NIPSCO Parcel B2, NIPSCO Parcel 35, NIPSCO Parcel 32, NIPSCO Accretion Parcel, NIPSCO Railway Parcel and/or NIPSCO Overpass Parcels in connection with the Project.

     "NIPSCO Overpass Parcels" means the real estate and interests in real estate that are described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "NIPSCO Parcel B1" means the real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "NIPSCO Parcel B2" means the real estate that is. described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "NIPSCO Parcel 32" means the real estate that is described and/or depicted on Exhibit 6 attached hereto and incorporated herein by this reference.

     "NIPSCO Parcel 35" means the real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "NIPSCO Railway Parcel" means the real estate or interest in real estate that is described and/or depicted on Exhibit B attached hereto and incorporated herein by this reference.

     "Overpass Facilities" means the alterations, changes, improvements, structures, additions and work described in the Overpass Plans and Specifications.

     "Overpass License" means each and every license agreement entered into by and between the City or the Port Authority and the Developer pursuant to which the City or the Port Authority grants the Developer a license to enter upon the Overpass Premises or specified portions thereof for purposes of performing and completing the construction of the Overpass Facilities and/or the Rail Relocation.

     "Overpass Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the construction of the Overpass Facilities prepared by American Consulting Engineers, Inc., and all supplements, amendments and additions thereto that are approved by the City Project Inspector as provided in Section 6.02 below.

     "Overpass Promises" means the HBRW Parcels, ILRED Parcels, GLM Parcels, Conrail Parcel 49, NIPSCO Overpass Parcels, HPA Parcels, EJ&E Parcels, CSX Parcel 26 and CSX Parcel 6.

     "Park Board" means the Lake County Park and Recreation Board.

     "Parking Facilities" means the Parking Garage, surface level parking lots and related facilities to be constructed by the Developer on the Redevelopment Parcel that are more particularly described and/or depicted on Exhibit F attached hereto and incorporated herein by this reference.

     "Parking Garage" means the nine (9) story parking garage to be constructed by the. Developer on the Redevelopment Parcel that is more particularly described and/or depicted on Exhibit F attached hereto and incorporated herein by this reference.

     "Parking Parcels" means the real estate and interests in real estate described and/or depicted on Exhibit K attached hereto and incorporated herein by this reference.

     "Parking Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the construction of the Parking Facilities prepared by J.W. Peters & Sons, Inc., and American Consulting Engineers, Inc., and all supplements, amendments and additions thereto that are approved by the City Project Inspector as provided in Section 6.08 below.

     "Perimeter Road" means the real estate or interest in real estate that is described and/or depicted on Exhibit J attached hereto and incorporated herein by this reference.

     "Plans and Specifications" shall mean all survey drawings, site plan drawings, landscaping plans, architectural designs, layouts, elevation drawings and plans, engineering drawings, calculations and data, and information relating to the quantity, type, color and/or quality of materials and workmanship of the project in question, in such detail as shall be reasonable and customary for projects of similar scope and cost in the construction industry in Lake County, Indiana, and all supplements, amendments and additions thereto that are approved by the City Project Inspector as provided in Article VI below.

     "Port Agreement" means the License Agreement entered into or to be entered into by and between the Port Authority and the Developer concerning the Developer's use of the Hammond Maringa.

     "Port Authority" means the Hammond Port Authority.

     "Port Authority Lease" means the Lease Agreement among the Port Authority, as lessee, the City and DMS, as lessor, dated as of June 30, 1989, as the same has been or may hereafter be amended or modified.

     "Project" means (a) the acquisition, construction, equipping, ownership, if applicable, and operation of the Boat, Overpass Facilities, Sewer Facilities, Parking Facilities, Docking Facilities and Guest Facilities, (b) the Clipper Commitment, (c) the Rail Relocation, (d) the installation of the Infrastructure Facilities, (a) the construction of any pedestrian overpass that may be required by Section 6.34, (f) the construction and provision of the landscaping and improvements that may be required by Section 6.35, and (g) the construction and provision of the improvements required by Section 6.36.

     "Project Partnership Committee" means the committee described in Section
8.03 of this Agreement.

     "Project Site" means the Hammond Marina, Redevelopment Parcel, Overpass Premises and Sewer Premises and any property adjacent to any of the foregoing upon which the Developer enters to perform the Work.

     "Rail Relocation" means the relocation and installation of the rail lines and related improvements (including, without limitation, the construction of the private grade crossing) contemplated by the EJ&E Agreement.

     "Rail Relocation Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the Rail Relocation prepared by American Consulting Engineers, Inc., and Alfred Beresch & Co., and all supplements, amendments and additions thereto that are approved by EJ&E as provided in Section 6.11 below.

     "Railroad Signal and Maintenance Obligations" means (a) expenses incurred by CSX or the City for monthly inspection, as required by federal law, of the signals at the Lake Street and Calumet Avenue grade crossings as provided in the CSX Agreement; (b) expenses incurred by CSX or the City for maintenance and repairs of the Calumet Avenue and Lake Street grade crossings after the completion of the Crossing Closing (as such term is defined in the CSX Agreement) as provided in the CSX Agreement; (c) expenses incurred by EJ&E or the City for the maintenance and repair of the private grade crossing that may be constructed over the relocated rail line on Parcel No. 4 West of Calumet Avenue as provided in the EJ&E Agreement; (d) expenses incurred by EJ&E or the City for maintenance and repair of EJ&E's Calumet Avenue grade crossing as provided in the EJ&E Agreement; and (e) expenses incurred by EJ&E or the City for monthly inspection, as required by federal law, of the signals at the Calumet Avenue grade crossing, Lake Street grade crossing and the private grade crossing contemplated by the EJ&E Agreement as provided in the EJ&E Agreement.

     "Redevelopment Commission" means the City of Hammond, Department of Redevelopment and any reference to the City in this Agreement shall mean the Redevelopment Commission if the context so requires.

     "Redevelopment Parcel" means the real estate and interests in real estate upon which the Parking Facilities, Guest Facilities and Docking Facilities will be constructed and that are more generally described and/or depicted on Exhibit G attached hereto and incorporated herein by this reference.

     "Reimbursable Expenses" means all reasonable costs and expenses incurred by or on behalf of the City or the Redevelopment Commission in meeting the obligations of the City and/or the Redevelopment Commission hereunder and otherwise working and cooperating with the Developer for the acquisition, construction and equipping of the Project, including, without limitation, the following: fees and expenses of counsel to the Redevelopment Commission, counsel for the City and special counsel for the City; and all fees and expenses of financial, governmental affairs and to other consultants which the Mayor, in his sole discretion, may retain.

     "Request" has the meaning set forth in Recital B. above.

     "Response" has the meaning set forth in Recital C. above.

     "Sanitary District" means the Sanitary District of the City.

     "Sewer Facilities" means the alterations, changes, lines, equipment, improvements, structures, additions and work described in the Sewer Plans and Specifications.

     "Sewer License" means each and every license agreement entered into by and between the Sanitary District and HBRW pertaining to the construction of the Sewer Improvements through land owned by the Water Department, the Port Authority and/or the Park Board.

     "Sewer Plans and Specifications" means the drawings, plans, designs, specifications, calculations and data for the construction of the Sewer Facilities prepared by Omni Engineering, Inc., and all supplements, amendments and additions thereto that have been approved by the City Project Inspector as provided in Section 6.05 of this Agreement.

     "Sewer Premises" means the real estate located in Lake County, Indiana, upon which the Sewer Facilities have been installed and constructed by the Developer.

     "State" means the State of Indiana.

     "Subcontractor" means each and every person, partnership, limited liability company, corporation and other entity having an agreement with any Contractor or with any other Subcontractor at the direct or indirect request of the Developer to provide or furnish labor, materials or equipment for the performance of all or any portion of the Work or the construction of all or any portion of the Project.

     "Sublease" means the lease entered into or to be entered into by and between the Redevelopment Commission and the Developer pursuant to which the Redevelopment Commission has subleased or will sublease the Redevelopment Parcel to the Developer, as the same has been or may hereafter be amended.

     "Substantial Completion" means the stage of construction where, in the reasonable opinion of the City Project Inspector, the Project (or specified portion thereof is sufficiently complete, In accordance with this Agreement, so that the Project (or specified portion thereof can be safety occupied, placed into service or otherwise utilized by the Developer, the City and/or the general public, as the case may be, for the purposes for which it was intended. Substantial Completion shall be evidenced by a certificate thereof issued by the City Project Inspector with respect to the Sewer Facilities and the Overpass Facilities, and issued by the architect of record with respect to the remaining portions of the Project, which certificate shall also be signed by the City and the Developer.

     "Supplier" means a laborer, manufacturer, fabricator, supplier, distributor, materialman or vendor that is not a Construction Manager, Contractor or Subcontractor and who performs or furnishes labor, materials or equipment for the performance of all or any portion of the Work or the construction or equipping of all or any portion of the Project at the direct or indirect request of the Developer.

     "Term" has the meaning set forth in Article XVII below.

     "Trust Indenture" means the Trust Indenture among DMS, the Port Authority and the Trustee, as Trustee, dated as of June 30, 1989, as the same has been or may hereafter be amended.

     "Trustee" means NBD Bank, NA (successor by merger to INB National Bank).

     "Water Department" means the Department of Waterworks of the City.

     "Water Department Lease" means the Lease Agreement entered into or to be entered into between the Water Department and the Redevelopment Commission pursuant to which the Redevelopment Commission has acquired or will acquire certain rights with respect to the Perimeter Road.

     "Water Department License" means the license entered into or to be entered into between the Water Department and the Developer pursuant to which the Developer has acquired or will acquire certain rights with respect to the maintenance area defined and described therein.

     "Work" means all labor, materials, supervision, equipment, appliances, fixtures, construction equipment machinery, tools, utilities, taxes, fees, licenses, permits, approvals and other facilities and services necessary to: (a) perform and complete, in a good and workmanlike manner, the construction and installation of the Overpass Facilities, Sewer Facilities, Parking Facilities, Docking Facilities and Guest Facilities; (b) place the Boat in operation; (c) perform and complete, In a good and workmanlike manner, the Clipper Commitment;
(d) perform and complete, in a good and workmanlike manner, the Rail Relocation;
(e) install, in a good and workmanlike manner, the Infrastructure Facilities;
(g) perform and complete, in a good and workmanlike manner, the construction and installation of the Helipad Facilities, if any; (g) perform and complete, in a good and workmanlike manner, the construction and installation of any other facilities on the Project Site, if any; (h) perform and complete, in a good and workmanlike manner, the construction of the pedestrian overpass that may be required by Section 6.34; (i) perform and complete, in a good and workmanlike manner, the construction and provision of the landscaping and improvements that may be required by Section 6.35; and (i) perform and complete, in a good and workmanlike manner, the construction and provision of the improvements required by Section 6.36.

                                  ARTICLE II

                                   SUBLEASE

     Section 2.01. Entry Into Sublease. Subject to the conditions set forth in
     ------------  -------------------
this Agreement, the Redevelopment Commission shall offer the Redevelopment Parcel for lease pursuant to the provisions of IC 36-7-14, and as a requirement for submitting a bid to lease the Redevelopment Parcel, a bidder must have received a certificate of suitability from the Gaming Commission for operation of a riverboat on Lake Michigan from Hammond, Indiana. The Redevelopment Commission shall commence the proceedings for lease of the Redevelopment Parcel as soon as practicable and in compliance with Indiana law, and shall exercise its best efforts to have such lease proceedings completed by June 24, 1996.

     Section 2.02. Terms of Sublease.  The Sublease shall be in a form and
     ------------  -----------------
content agreed to by the Redevelopment Commission and the Developer.

     Section 2.03. Nondisturbance.  The Redevelopment Commission shall
     ------------  --------------
reasonably cooperate and assist the Developer in its efforts to obtain a nondisturbance and attornment agreement from the Port Authority and DMS with respect to the Developer's rights under the Sublease in the event that the Ground Lease and/or Port Authority Lease shall be terminated prior to the expiration of the term of the Sublease.

     Section 2.04. Consideration.  The parties agree that the execution and
     ------------  -------------
delivery of this Agreement by the Developer and the performance by the Developer of its obligations hereunder (including, without limitation, the making of the payments required by Article V) are material inducements to the Redevelopment Commission and consideration for the Redevelopment Commission's entering into the Sublease.

                                  ARTICLE III
                                  -----------

                                  DEMOLITION
                                  ----------

     Section 3.01. Failure to Obtain License.  Prior to the award of a License
     ------------  -------------------------
to the Developer but within twelve (12) months after the occurrence of: (a) the date a certificate of suitability or a license to operate at the Hammond Marina is awarded by the Gaming Commission to an entity other than the Developer and the Developer has exhausted all reasonable appeals to the Gaming Commission and courts of competent jurisdiction challenging the award of such certificate of suitability or license to an entity other than the Developer; (b) the first anniversary of the date a certificate of suitability or a license to operate at the Hammond Marina is awarded by the Gaming Commission to an entity other than the Developer; (c) the expiration of the term of the Sublease or earlier termination of the Sublease; and (d) the expiration of the Term or earlier termination of this Agreement; the City may elect (if the Developer does not hold the License on the date of the City's election) to require the Developer, at Developer's expense, to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities and return the portions of the Project Site affected thereby to a flat and level condition at the then existing grade level; provided, that the Developer's obligations under this Section with respect to any structural, below grade foundations shall be limited to demolishing and removing all such foundations to a level at least two (2) feet below the then existing grade level. In the event of any such election by the City, the Developer shall, at its expense, demolish and remove all such Docking Facilities, Guest Facilities and Parking Facilities and return the portions of the Project Site affected thereby to a flat and level condition at the then existing grade level within a time frame and in accordance with terms and conditions which are reasonable under the circumstances. The Developer's obligations under this Article III shall survive the expiration of the Term or earlier termination of this Agreement.

     Section 3.02. Termination of License or Non-Operation.  After the License
     ------------  ---------------------------------------
has been awarded to the Developer, then within twelve (12) months after the occurrence of: (a) the date the License is terminated, revoked or not renewed and the Developer has exhausted all reasonable appeals to the Gaming Commission and courts of competent jurisdiction challenging the termination, revocation or non-renewal of the License; (b) the first anniversary of the date of termination, renovation or non-renewal of the License; (c) the expiration of the term of the Sublease or earlier termination of the Sublease; or (d) the expiration of the Term or earlier termination of this Agreement, then the City may elect (if the Developer does not hold a License on the date of the City's election) to require the Developer, a its expense, to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities and return the portions of the Project Site affected thereby to a flat and level condition at the then existing grade level; provided, that the Developer's obligations under this Section with respect to any structural, below grade foundations shall be limited to demolishing and removing all such foundations to a level at least two (2) feet below the then existing grade level. In the event of any such election by the City, the Developer shall, at its expense, demolish and remove all such Docking Facilities, Guest Facilities and Parking Facilities and portions of the Project Site affected thereby to a flat and level condition at the existing grade level within a timeframe and in accordance with terms and conditions which are reasonable under the circumstances. The Developer's obligations under this Article III shall survive the expiration of the Term or earlier termination of this Agreement,

     Section 3.03. Demolition Bond.  As of the date hereof the Developer has
     ------------  ---------------
posted, and the Developer shall maintain a Cash Bond with the Gaming Commission that guarantees, among other things, that the demolition and removal work required by this Article III shall be performed in accordance with this Article III.

     Section 3.04. Developer's Option Preserve Project Facilities.
     ------------  -----------------------------------------------
Notwithstanding anything contained in Section 3.02 to the contrary, in the event that the City elects to require the Developer to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities pursuant to Section 3.02 hereof, the Developer shall have a period of twelve
(12) months commencing on the date of the City's election (the "Rescission Period") within which to cause the rescission of the City's election to require the Developer to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities pursuant to Section 3.02 by causing each and every one of the following events to occur (a) a license to operate at the Hammond Marina to be awarded by the Gaming Commission to an entity other than the Developer (the "Replacement Operator"); (b) a written undertaking to be executed by the Replacement Operator in favor of the City, the Redevelopment Commission and the Port Authority whereby the Replacement Operator agrees upon terms and conditions acceptable to the City, the Redevelopment Commission and the Port Authority to cure and remedy all existing or thereafter occurring monetary and non-monetary defaults under the Port Agreement, the Sublease and/or this Agreement; and (c) a written assignment and assumption agreement to be executed by the Replacement Operator whereby the Developer's obligations under the Port Agreement, the Sublease and this Agreement are assigned to and assumed by the Replacement Operator in accordance with the terms of such agreements (collectively, the "Rescission Events"). In the event that the Developer causes each and every one of the Rescission Events to occur within the Rescission Period, the City's election to require the Developer to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities shall be deemed rescinded. The Developer shall give the City written notice of its election to seek a Replacement Operator within thirty (30) days after the City's election to require the Developer to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities and shall thereafter diligently pursue the same. In the event the Developer falls to cause each and every one of the Rescission Events to occur within the Rescission Period for any reason whatsoever, the Developer shall, at the Developer's expense, demolish and remove all portions of the Docking Facilities, Guest Facilities and Parking Facilities that were the subject of the City's election and return the portions of the Project Site affected thereby to a flat and level condition at the then existing grade level within a timeframe after the expiration of the Rescission Period and in accordance with terms and conditions which are reasonable under the circumstances.

     Section 3.05. Maintenance of Project Pending Demolition.  The Developer
     ------------  -----------------------------------------
shall maintain the Docking Facilities, Guest Facilities and Parking Facilities in good condition and repair at all times during the Recession Period and the twelve (12) month period within which the City has the right to exercise its election to require the Developer to demolish and remove all or any portion of the Docking Facilities, Guest Facilities and Parking Facilities pursuant to Sections 3.01 and 3.02 hereof. If the City has not exercised its election to require the Developer to demolish and remove any such Facilities within such twelve (12) month period, then the Developer shall no longer have any obligation to maintain such Facilities. The Developer's obligations under this Article III shall survive the expiration of the Term or earlier termination of this Agreement.

                                  ARTICLE IV
                                  ----------

                   ACQUISITION OF LAND OR INTERESTS IN LAND
                   ----------------------------------------

     Section 4.01. GLM Parcels and GLM Condemnation.  The City agrees to
     ------------  --------------------------------
actively pursue the GLM Condemnation. After a final and nonappealable decision has been entered by a court of competent jurisdiction in the GLM Condemnation and within thirty (30) days after the City's request therefor, the Developer, on behalf of the City, shall pay to the City an amount necessary to pay the defendants in the GLM Condemnation the total of all damages assessed in their favor for the value of the real estate and interests in real estate taken pursuant to the GLM Condemnation (the "GLM Taking Value"), judgments rendered in their favor relating to the GLM Taking Value and all interests, costs, and expenses awarded to such defendants relating to the GLM Taking Value. The City shall pay all such amounts to such defendants within twenty-four (24) hours after receipt of the same from the Developer.

     Section 4.02. ILRED Parcels and  ILRED Condemnation.  The City agrees to
     ------------  -------------------------------------
actively pursue the ILRED Condemnation. After a final and nonappealable decision has been entered by a court of competent jurisdiction in the ILRED Condemnation and within thirty (30) days after the City's request therefor, the Developer, on behalf of the City, shall pay to the City an amount necessary to pay the defendants in the ILRED Condemnation the total of all damages assessed in their favor for the value of the real estate and interests in real estate taken pursuant to the ILRED Condemnation (the "ILRED Taking Value"), judgments rendered in their favor relating to the ILRED Trading Value and all interests, costs, and expenses awarded to such defendants relating to the ILRED Taking Value. The City shall pay all such amounts to such defendants within twenty-four
(24) hours after receipt of the same from the Developer.

     Section 4.03. CSX Parcel 26 and Parcel 6. The Developer shall acquire or
     ------------  --------------------------
cause an affiliate of the Developer to acquire CSX Parcel 26 and CSX Parcel 6 pursuant to the CSX Agreement. The Developer shall convey and gift or cause an affiliate of the Developer to convey and gift CSX Parcel 26 to the City, and CSX Parcel 6 to the CRY or its designee immediately upon the City's request therefor. The Developer on behalf of the City, if applicable, shall pay or cause an affiliate of the Developer to pay to CSX whatever additional amounts are required to be paid by the Developer, any affiliate of the Developer or the City to CSX pursuant to the CSX Agreement except for the Railroad Signal and Maintenance Obligations.

     Section 4.04. Conrail Parcel 49.  The City, shall acquire Conrail Parcel 49
     ------------  -----------------
pursuant to the Conrail Agreement. The Developer, on behalf of the City, shall pay to Conrail whatever amounts are required to be paid by the City to Conrail pursuant to the Conrail Agreement.

     Section 4.05. EJ&E Parcels.  The Developer shall acquire or cause an
     ------------  ------------
affiliate of the Developer to acquire the EJ&E Parcels pursuant to the EJ&E Agreement. The

Developer shall convey or cause an affiliate of the Developer to convey the EJ&E Parcels as provided in the EJ&E Agreement (or if no such EJ&E Agreement is entered into, as specified by the City) immediately upon the City's request therefor; provided, that the Developer shall exchange or cause an affiliate of the Developer to exchange the EJ&E Parcels for real estate currently owned by the Port Authority and then convey such real estate to EJ&E if requested by the City or the Port Authority. The Developer, on behalf of the City or the Port Authority, if applicable, shall pay or cause an affiliate of the Developer to pay to EJ&E whatever amounts are required to be paid by the Developer, any affiliate of the Developer, the City or the Port Authority to EJ&E pursuant to the EJ&E Agreement except for the Railroad Signal and Maintenance Obligations. In the event that EJ&E fails or refuses to enter into the EJ&E Agreement or consummate the transactions contemplated thereby, the Developer shall reimburse the City for the costs and expenses incurred by the City with respect to condemning the EJ&E Parcels or portions thereof and for all damages assessed in EJ&E's favor for the value of the real estate and interests in real estate taken pursuant to such condemnation proceeding (the "EJ&E Taking Value"), attorneys' fees relating to the EJ&E Taking Value and all interest, costs and expenses awarded to EJ&E relating to the EJ&E Taking Value.

     Section 4.06.  NIPSCO Parcels Bl and B2.  The Developer shall (a) cause
     ------------   ------------------------
NIPSCO Parcel Bl and NIPSCO Parcel B2 to be conveyed to the HPF pursuant to the NIPSCO Agreement, and (b) pay to NIPSCO whatever amounts, if any, that are required to be paid to NIPSCO pursuant to the NIPSCO Agreement as consideration for the conveyance of NIPSCO Parcel BI and NIPSCO Parcel B2 to the HPF. The City and the Developer agree that prior to the conveyance of NIPSCO Parcel BI and NIPSCO Parcel B2 to the HPF, the Developer shall cause NIPSCO to (1) grant or create a specific conservation easement in favor of the Indiana Natural Resources Foundation and Indiana Department of Natural Resources across NIPSCO Parcel B2 to be dedicated and maintained in perpetuity in a natural state so as to continue to attract and nourish migratory birds (the "Conservation Easement"), and (ii) to create a restrictive covenant enforceable by NIPSCO that limits the use of NIPSCO Parcel B1 to "green space" uses (the "Restrictive Covenant"). The Developer, on behalf of the City or the Port Authority, if applicable, shall pay to NIPSCO whatever amounts are required to be paid by the Developer, the City or the Port Authority to NIPSCO pursuant to the NIPSCO Agreement. The City shall cause the Mayor to send a letter to the Gaming Commission stating that it is the expressed intention of the City that NIPSCO Parcel Bl shall never be used in violation of the Restrictive Covenant and NIPSCO Parcel B2 shall be subject to the Conservation Easement in perpetuity.

     Section 4.07. NIPSCO Parcels 32 and 35.  The Developer shall either (a)
     ------------  ------------------------
cause NIPSCO Parcel 32 and NIPSCO Parcel 35 to be conveyed to the Port Authority pursuant the NIPSCO Agreement or (b) acquire NIPSCO Parcel 32-and NIPSCO Parcel 35 pursuant to the NIPSCO Agreement. The Developer shall pay to NIPSCO whatever amounts, if any, that are required to be paid to NIPSCO pursuant to the NIPSCO Agreement as consideration for the conveyance of NIPSCO Parcel 32 and NIPSCO Parcel 35. In the event that the Developer acquires NIPSCO Parcel 32 and NIPSCO

Parcel 35 pursuant to the NIPSCO Agreement, the Developer shall convey and gift NIPSCO Parcel 32 and NIPSCO Parcel 35 to the Port Authority immediately upon the City's request therefore; provided, that the Developer shall exchange NIPSCO Parcel 32 and NIPSCO Parcel 35 for real estate currently owned by the Port Authority and then convey such real estate to EJ&E if requested by the City or the Port Authority.

     Section 4.08. NIPSCO Accretion Parcel.  The Developer shall (a) cause the
     ------------  -----------------------
NIPSCO Accretion Parcel to be conveyed to the HPF pursuant to the NIPSCO Agreement, and (b) pay to NIPSCO whatever amounts, if any, that are required to be paid to NIPSCO pursuant to the NIPSCO Agreement as consideration fro the conveyance of the NIPSCO Accretion Parcel to the HPF. The City and the Developer agree that prior to the conveyance of the NIPSCO Accretion Parcel to the HPF, the Developer and the City shall cause the HPF to agree that a portion of the NIPSCO Accretion Parcel will be subjected to the Conservation Easement upon the circumstances more particularly set forth in the NIPSCO Agreement.

     Section 4.09. NIPSCO Overpass Parcels.  The Developer shall (a) cause the
     ------------  -----------------------
NIPSCO Overpass Parcels to be conveyed to the City pursuant to the NIPSCO Agreement, and (b) pay to NIPSCO whatever amounts, if any, that are required to be paid to NIPSCO pursuant to the NIPSCO Agreement as consideration for the conveyance of the NIPSCO Overpass Parcels to the City.

     Section 4.10. NIPSCO Railway Parcel.  The Developer shall (a) cause the
     ------------  ---------------------
NIPSCO Railway Parcel to be conveyed to EJ&E pursuant to the NIPSCO Agreement and the EJ&E Agreement, and (b) pay to NIPSCO whatever amounts, if any, that are required to be paid to NIPSCO pursuant to the NIPSCO Agreement as consideration for the conveyance of the NIPSCO Railway Parcel to EJ&E.

     Section 4.11. Withdrawal from Classification.  The Developer and the City
     ------------  ------------------------------
acknowledge that all or portions of NIPSCO Parcel B1 and NIPSCO Parcel B2 are classified as wildlife habitat and assessed as provided in IC 6-1.1-6.5 et seq. The Developer and the City acknowledge and agree that (a) the HPF and b grantee(s) shall have the right and option, in their sole discretion, to cause all or such portions of NIPSCO Parcel B1 and NIPSCO Parcel B2, or portions thereof, that are so classified and assessed to be withdraw from such classification, and (b) the division, transfer and/or conveyance of NIPSCO Parcel B1 and NIPSCO Parcel B2, or portions thereof, may cause such Parcels to be withdrawn from such classification. The Developer agrees to pay any and all amounts that relate to the real estate taxes for 1995 (payable in 1996) and/or 1996 (payable in 1997) and that become due and payable as a result of the withdrawal of all or any portions of NIPSCO Parcel Bl and NIPSCO Parcel B2 from the wildlife habitat classification as a result of or pursuant to IC 6-1.1-6.5-18; provided, that an amount equal to that portion of any amount that the Developer becomes obligated to pay pursuant to this Section 4.07 that the City actually receives as part of its allocation of real property taxes assessed against NIPSCO Parcel B1 and/or NIPSCO Parcel B2 shall be an offset to the Annual Payment obligations of the Developer set forth in

Section 5.01 hereof, and shall be credited against future installments of the Annual Payment; provided further, that, except as hereinafter provided, the amount credited against the obligations of the Developer to make the Annual Payment pursuant to this Section 4.11 shall not exceed ten percent (10%) of any such installment without the prior written approval of the City; and provided further, that, except as hereinafter provided, the aggregate amount credited against the obligations of the Developer to make the Annual Payment pursuant to Sections 4.11, 5.02 and 10.05 of this Agreement shall not exceed twenty percent (20%) of any such installment without the prior whiten approval of the City; and provided further, that the Developer shall be entitled to increase the amount credited against future installments of the Annual Payment pursuant to this
Section 4.11 to one hundred percent (100%) of any such installment from and after the first anniversary of the date that the Developer makes any payment pursuant to this Section 4.11 as a result of the withdrawal of all or any portion of NIPSCO Parcel B1 and NIPSCO Parcel B2 from the wildlife habitat classification.

                                   ARTICLE V
                                   ---------

                        DEVELOPER PAYMENTS TO THE CITY
                        OR FOR THE BENEFIT OF THE CITY
                        ------------------------------

     Section 5.01. Annual Payment.  Commencing on the Commencement Date and
     ------------  --------------
continuing for each succeeding calendar year or partial calendar year of the Term thereafter, the Developer shall pay to the City an annual payment ("Annual Payment") equal to the greater of: (a) the Minimum Payment or (b) the aggregate of: (i) Adjusted Gross Receipts for such calendar year or partial calendar year that are less than or equal to One Hundred Twenty-Five Million Dollars ($125,000,000) multiplied by four percent (4%), plus (ii) Adjusted Gross Receipts for such calendar year or partial calendar year greater than One Hundred Twenty-Five Million Dollars ($125,000,000), but less than or equal to Two Hundred Million Dollars ($200,000,000), multiplied by six percent (6%), plus
(iii) Adjusted Gross Receipts for such calendar year or partial calendar year greater than Two Hundred Million Dollars ($200,000,000) multiplied by four percent (4%), less any amounts credited to the Developer pursuant to Sections 4.11, 5.02, 10-05 and 16.08 hereof. For purposes of this Article V, Adjusted Gross Receipts shall be calculated in the same manner set forth in IC 4-33-3-2, provided that the amount of uncollectible gaming receivables described in subsection (2)(B) thereof shall not exceed one-half percent (1/2%) of the total of all cash and property received, whether collected or not, less the amount paid out as winnings to patrons. For purposes of example only, if Adjusted Gross Receipts for the calendar year in question are equal to Two Hundred Fifty Million Dollars ($250,000,000), then the Annual Payment payable for such calendar year shall be Eleven Million Five Hundred Thousand Dollars ($11,500,000) and computed as follows:

        [$125,000,000 X 4%] + [$75,000,000 X 6%] + [$50,000,000 X 4%].

Concurrently with each payment of admissions taxes required to be made to the State pursuant to IC 4-33-12, the Developer shall make a corresponding deposit into an account established by the Developer and invested as directed by the Hammond City Controller from time to time (the "Holding Account"). On the 1st day of each month, the Developer shall transfer the entire Holding Account balance, representing all daily deposits by the Developer for the immediately preceding month plus interest accrued thereon, by wire transfer to an account established by the City. On the 15th day of each month during the Term the Developer shall deliver to the City a detailed statement setting forth the calculation of Adjusted Gross Receipts and the installments of the Annual Payments forth immediately preceding month (the"Monthly statement"). Each Monthly Statement shall be prepared in accordance with generally accepted accounting principles, consistently applied, and in accordance with the requirements and definitions contained in this Agreement, and shall be certified by a principal financial officer of the Developer to be true, correct and complete and consistent with the pertinent information submitted to the Gaming Commission on Form RG-1. In addition, at the time that the Annual Statement for any calendar year or partial calendar year is submitted by the Developer to the City pursuant to Section 5.02 hereof, the Developer shall make a final installment of the Annual Payment in an amount equal to the difference between the total Payment, as computed and stated in the Annual Statement, and the sum of the installments of the Annual Payment made by the Developer to the City for such calendar year or partial calendar year.

     Any and all payments made to the City pursuant to this Section 5.01 shall be paid to the City in care of the Hammond City Controller for deposit in a special fund of the City and appropriation by the Hammond Common Council in accordance with the provisions of Indiana law.

     Section 5.02. Accounting for Annual Payment.  The Developer shall keep and
     ------------  -----------------------------
make available to the City complete and accurate records of Adjusted Gross Receipts for each calendar year and partial calendar year during the Term (in the form and to the extent required to be supplied to or reviewed and audited by the Gaming Commission). Commencing in the calendar year or partial calendar year immediately following the calendar year or partial calendar year in which the Boat is placed in operation and for each calendar year and partial calendar year of the Term thereafter, the Developer shall submit a statement to the City on or before the last day of the following March showing in detail the Adjusted Gross Receipts for the immediately preceding calendar year or partial calendar year and showing the computation of the Annual Payment for such immediately preceding calendar year or partial calendar year (the "Annual Statement"). In addition, the Developer shall submit to the City with the Annual Statement, any audits or other reports required to be submitted by the Developer to the Gaming Commission or prepared by or on behalf of the Gaming Commission and received by the Developer relating to Adjusted Gross Receipts or the computation thereof that constitute public records and records of any correction to Adjusted Gross Receipts made by the Developer and reported to the Gaming Commission. Each Annual Statement shall be prepared in accordance with generally accepted accounting principles, consistently applied, and in accordance with the requirements and definitions contained in this Agreement, and shall be certified by a principal financial officer of the Developer to be true, correct and complete. The City may, at any time on or before the later of three (3) years after the end of a calendar year or three (3) years after receipt of an Annual Statement and at the City's sole cost and expense, cause a comparison to be made of the Annual Statement to the forms, reports and information published or released by the Gaming Commission, including any corrections thereto, that relate to the payment of admission taxes or the calculation of Adjusted Gross Receipts. The Developer shall cooperate with the City and provide the City with copies of all such forms, reports and information that are nonconfidential or classified as public records. The City may cause such comparison to be made by such persons as the City may determine in its sole discretion. If such comparison shows that the Annual Payment shown on the Annual Statement is understated, the Developer shall within seven (7) days pay the amount of such understatement to the City. If such comparison shows that the Annual Payment shown on the Annual Statement understates the actual Annual Payment by more than three percent (3%) of such actual Annual Payment, then the fees and expenses for such comparison shall be paid by the Developer. Otherwise, the fees or expenses for such comparison shall be paid by the City. If such comparison shows that the Annual Payment shown on the Annual Statement overstates the actual Annual Payment then such overstated amount shall be an offset to the Annual Payment obligations of the Developer set forth in Section 5.01, and shall be credited against future installments of the Annual Payment or in the event there are no future installments of the Annual Payment payable by the Developer, such overstated amount shall be refunded to the Developer within seven (7) days after such comparison is concluded.

     Section 5.03. Parking Payment.  The provisions of this Section shall apply
     ------------  ---------------
only in the event and with respect to such period of time, if any, that the Developer collects a self-parking charge from users of the Parking Garage. Commencing with the calendar year or partial calendar year in which the Parking Garage is placed in operation, and continuing for each succeeding calendar year or partial calendar of the Term thereafter, the Developer shall pay to the City an annual parking payment ("Parking Payment") equal to twenty five percent (25%) of the Gross Parking Revenues from the Parking Garage for such calendar year or partial calendar year. The Parking Payment shall be due and payable daily and shall be deposited by the Developer into the Holding Account established under
Section 5.01 and shall be invested and transferred in accordance therewith.

     Any and all payments made to the City pursuant to this Section 5.03 shall be paid to the City in care of the Hammond City Controller for deposit in a special fund of the City and appropriation by the Hammond Common Council in accordance with the provisions of Indiana law.

     Section 5.04. Accounting for Parking Payment.  The provisions of this
     ------------  ------------------------------
Section shall apply only in the event and with respect to such period of time, if any, that the Developer is required to make a Parking Payment under Section
5.03 hereof. The Developer shall keep and make available to the City complete and accurate records of Gross Parking Revenues for each calendar year and partial calendar year during the Term. Commencing in the calendar year or partial calendar year after the calendar year or partial calendar year in which the Parking Garage is placed in operation and for each calendar year and partial calendar year of the Term thereafter, the Developer shall submit a statement to the City on or before the last day of the following January stating the Gross Parking Revenues for the immediately preceding calendar year or partial calendar year and showing the computation of the Parking Payment for such immediately preceding calendar year or partial calendar year (the "Parking Statement"). Each Parking Statement shall be certified by a principal financial officer of the Developer to be true, correct and complete. The City may, at any time on or before the later of thirteen (13) months after the end of a calendar year or one
(1) year after receipt of any Parking Statement and at the City's sole cost and expense, cause an examination to be made of all financial books and records for the calendar year or partial calendar year to which such Parking Statement applies, provided the City shall notify the Developer not less than five (5) days prior to commencing such examination. The City may cause such examination of all such financial books and records relating to Gross Parking Revenues or the computation thereof to be made by such persons as the City may determine in its sole discretion; provided, that in the event the City takes the position that the Parking Payment has been understated in any Parking Statement, the Developer may require that an audit be made by a nationally-recognized accounting firm selected by the Developer, and the results of such audit shall be conclusive. If such audit (or the examination if an audit is not required by the Developer) shows that the Parking Payment shown in the Parking Statement is understated, the Developer shall within seven (7) days pay the amount of such understatement to the City. If such audit (or the examination if an audit is not required by the Developer) shows that the Parking Payment shown in the Parking Statement understates the actual Parking Payment (as determined by such audit or examination, as the case may be) by more than three percent (3%) of such actual Parking Payment, then the fees and expenses for such audit or examination, as the case may be, shall be paid by the Developer as additional rent. Otherwise, the fees and expenses for such audit or examination shall be paid by the City. If such audit (or the examination of an audit is not required by the Developer) shows that the Parking Payment shown on the Parking Statement overstates the actual Parking Payment (as determined by, such audit or examination, as the case may be), then such overstated amount shall be an offset to the Parking Payment obligations of the Developer set forth in Section 5.03, and shall be credited against future installments of the Parking Payment, or in the event there are no future installments of the Parking Payment payable by the Developer, such overstated amount shall be refunded to the Developer within forty-five (45) days after such audit or examination is concluded.

     Section 5.05. Incubator Program.  The Developer shall contribute One
     ------------  -----------------
Million Dollars ($1,000,000) (the "Incubator Funds") to a program (the "Program") for the creation of capacity of certified WBEs and MSEs consistent with the Certificate. The investment, disbursement, and use of the Incubator Funds shall be subject to the terms and conditions of an incubator plan (the "Incubator Plan") prepared by the Developer and submitted to the City. The Incubator Funds shall be contributed to a not-for-profit corporation or other entity designated in the Incubator Plan (the "Incubator Entity") that is created by the Developer solely for the purposes of operating the Program. The Mayor and a designee of the Common Council shall each be a director or member of the Incubator Entity.

     Section 5.06. Not For Profit Contributions.  The Developer shall contribute
     ------------  ----------------------------
One Million Four Hundred Twenty-Five Thousand Dollars ($1,425,000) (the "Charitable and Social Betterment Funds") to a not-for-profit corporation established by the City (the "Hammond NFP Corporation") for charitable and social beneficial purposes and uses consistent with the requirements of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. The Investment, disbursement and use of the Charitable and Social Betterment Funds shall be subject to the terms and conditions of a charitable and social benefits plan prepared by the Hammond NFP Corporation; provided, that the Charitable and Social Betterment Funds shall not be used to pay administrative expenses or the salaries of members or directors of the Hammond NFP Corporation; provided further, that none of the Charitable and Social Betterment Funds shall be required to be contributed to the Hammond NFP Corporation before the receipt of confirmation of the 501(c)(3) status of the Hammond NFP Corporation from the Internal Revenue Service. Four (4) of the directors or members of the Hammond NFP Corporation shall be appointed by the Mayor and the remaining three (3) directors or members shall be appointed by the Mayor and the remaining three (3) directors or members shall be appointed by the President of the Common Council. The Charitable and Social Betterment Funds shall be contributed in four (4) equal installments of Three Hundred Fifty-Six Thousand Two Hundred Fifty Dollars ($356,250) on October 1, 1996, January 1, 1997, April 1, 1997, and July 1, 1997.

     Section 5.07. Housing Program.  The Developer shall invest Five Million
     ------------  ---------------
Dollars ($5,000,000) in a program for the renovation of existing housing and construction of new market rate housing in the Greater Hammond Area as required in the Certificate (the "Housing funds"). For purposes of this Agreement, the "Greater Hammond Area" means and is limited to the area within the corporate boundaries of the City. The City and the Developer shall consult with each other concerning the formation and preparation of a conceptual plan for the use of Housing Funds and the implementation of such conceptual plan in order to foster the harmonious and comprehensive development of housing within the City (the "Development Program"). The investment, disbursement and use of the Housing Funds shall be subject to the terms and conditions of the Development Program. The Development Program may, among other things, establish a demonstration project for the use of Indiana steel in residential construction framing, establish private loan programs for owners and developers of residential housing in the Greater Hammond Area, and be focused on both new construction and renovation.

     Section 5.08. Security Payment.  The Developer shall pay to the City an
     ------------  ----------------
annual security payment (the "Security Payment") in the amount of One Million Dollars ($1,000,000) (the "Security Funds"), with such payments to be made monthly in equal installments on the first day of each month commencing on the first day of the second full calendar month after the Commencement Date occurs. The Security Payment shall be prorated for any partial calendar year during the Term. The Security Funds shall be restricted to and only be used by the City for the payment of direct and incidental costs associated with providing police, fire, civil defense, ambulance and other public safety services in or surrounding the Project Site; provided, that the parties hereby agree that all costs and expenses of employing the full-time services at the Project of one (1) around-the-clock emergency medical technologist shall be paid directly by the Developer, provided, further, that the actual amount of such costs up to an amount not to exceed One Hundred Thirty-One Thousand Four Hundred Dollars ($131,400) per year, as such amount may be increased by four percent (4%) on each anniversary of the Commencement Date, shall be a credit in four (4) equal installments against the amount of the Security Payment established under this
Section 5.08. The City agrees to consult semi-annually with the Developer and to receive input as needed from the Developer regarding the particular public safety needs in or surrounding the Proof Site. Any and all payments made to the City pursuant to this Section 5.08 shall be paid to the City in care of the Hammond City Controller for deposit in a special fund of the City and for appropriation by the Hammond Common Council in accordance with the provisions of Indiana law for the purposes set forth in this Section 5.08.

     Section 5.09. Reimbursement of Expenses.  The Developer shall pay all
     ------------  -------------------------
Reimbursable Expenses or reimburse the City for all Reimbursable Expenses incurred by the City implementing the arrangements contemplated hereunder for the pursuit of the License and the Project through the later of (a) execution of this Agreement and the Sublease or (b) the Commencement Date (the "Allocation Date"). Except as provided in and subject to the provisions of Articles IV and XX, all Reimbursable Expenses incurred by the City for implementing the arrangements contemplated hereunder for the pursuit of the License and the Project after the Allocation Date shall be paid as follows: (i) the Developer shall pay Reimbursable Expenses or reimburse the City for Reimbursable Expenses incurred by the City after the Allocation Date only to the extent, for such purposes and according to such terms and conditions as may be expressly agreed to by the Developer, and (ii) the City shall be responsible for the payment of all Reimbursable Expenses incurred by the City after the Allocation Date. The Mayor shall submit to the Developer invoices for Reimbursable Expenses which are the obligation of the Developer hereunder and approved by the Mayor or, on behalf of the Mayor, by the City Controller, and the Developer shall make direct payment of such invoices for Reimbursable Expenses within thirty (30) days after receipt of each such invoice. All invoices for Reimbursable Expenses incurred prior to the Allocation Date shall be submitted by the City to the Developer within thirty (30) days after the Allocation Date and the Developer shall have no obligation to pay invoices for Reimbursable Expenses incurred prior to the Allocation Date that are not submitted within thirty (30) days after the Allocation Date. The Developer covenants and agrees that it has paid all invoices for Reimbursable Expenses submitted by the City to the Developer prior to the execution of this Agreement by the Developer. The City acknowledges that the Developer has paid all Reimbursable Expenses for goods or services relating to the Project provided through April 30, 1 996.

     Section 5.10.  Late Fees.  Any amount required to be paid by the Developer
     ------------   ---------
under Sections 5.01, 5.03, 5.06, 5.08 or 5.09 of this Agreement and not paid on the due date therefor and within thirty (30) days after notice from the City to the Developer that such payment was not received shall bear interest from and after the first day following the end of such thirty (30) day period until paid in full at an annual rate equal to two percent (2%) above the prime interest rate as announced from time to time by NBD Bank, N.A., or its successor (determined as of the first day of each month to apply to any and all such amounts remaining unpaid during any part of such month). The City acknowledges that there are no amounts bearing interest pursuant to this Section 5.10 as of the date of execution of this Agreement.

     Section 5.11. Nature of Payments.  All payments required to be paid by the
     ------------  ------------------
Developer under this Agreement shall be cumulative and in addition to any and all other payment obligations of the Developer under the Act and further shall be in addition to, and not in substitution for, any and all distributions of funds or payments required or contemplated by the Act or by any other provision of law, including, without limitation, any and all admission taxes, wagering taxes or other revenues received by the City or any other governmental authority with respect to, or as a result of, the Project. All payments by the Developer to the City or any agency, commission, department, authority or instrumentality of the City under this Agreement shall be non-refundable and the Developer shall have no recourse or rights against the City or any affiliate of the City to recover any such payment or to recover or be reimbursed for any payment made hereunder, except as expressly provided herein, or for any payment previously made to or on behalf of the City under the Letter of Intent except as expressly set forth in Section 10.03 of this Agreement. All payments to the City or any agency, commission, department, authority or instrumentality of the City pursuant to this Agreement shall be paid without relief from valuation and appraisement laws.

     Section 5.12. Completion or Clipper Commitment.  The Developer shall
     ------------  --------------------------------
perform and complete the Clipper Commitment in accordance with: (a) the terms and conditions of this Agreement; and (b) all Applicable Laws. The Developer's obligation to relocate the Clipper to a final destination shall expire and terminate on April 30, 1998.

                                  ARTICLE VI
                                  ----------

                                 CONSTRUCTION
                                 ------------

     Section 6.01.  Overpass Facilities.  The Developer shall cause Substantial
     ------------   -------------------
Completion of the construction of the Overpass Facilities to occur on or before July 4, 1996, and Final Completion of the construction of the Overpass Facilities to occur on or before December 31, 1996.

     Section 6.02. Change Orders to Overpass Plans and Specifications.  The
     ------------  --------------------------------------------------
Developer shall cause all modifications to the Overpass Plans and Specifications to be set forth in written change orders and submitted to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any such change order within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the Items to which objection is registered and a statement of the reasons for such disapproval shall be provided to the Developer. The City Project Inspector's approval hereunder shall not be deemed to create any liability to the City or any other entities. The Developer shall cause a change order that is disapproved by the City Project Inspector to be revised and resubmitted to the City Project Inspector for its approval. This procedure shall continue until such change order has been approved by the City Project Inspector.

     Section 6.03. Completion of Overpass Facilities.  The Developer shall
     ------------  ---------------------------------
perform and complete the construction of the Overpass Facilities: (a) in accordance with the terms and provisions of this Agreement, the EJ&E Agreement, CSX Agreement, Conrail Agreement, NIPSCO Agreement and the Overpass Licenses(s);
(b) in accordance with all Applicable Laws; and (c) in accordance with the Overpass Plans and Specifications and all change orders thereto that have been approved by the City Project Inspector as provided in Section 6.02.

     Section 6.04. Sewer Facilities.  The Developer has caused Substantial
     ------------  ----------------
Completion of the construction of the Sewer Facilities to occur on or before July 4, 1996, and shall cause Final Completion of the construction of the Sewer Facilities to occur on or before December 31, 1996.

     Section 6.05. Change Orders to Sewer Plans and Specifications.  The
     ------------  -----------------------------------------------
Developer shall cause all modifications to the Sewer Plans and Specifications to be set forth in written change orders and submitted to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any such change order within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the

Developer of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided to the Developer. The City Project Inspector's approval hereunder shall not be deemed to create any liability to the City or any other entities. The Developer shall cause a change order that is disapproved by the City Project Inspector to be revised and resubmitted to the City Project Inspector for its approval. This procedure shall continue until such change order has been approved by the City Project Inspector.

     Section 6.06. Completion of Sewer Facilities.  The Developer shall complete
     ------------  ------------------------------
the construction of the Sewer Facilities: (a) in accordance with the terms and provisions of this Agreement, the Sewer License and the County Sewer Agreement;
(b) in accordance with all Applicable Laws; and (c) in accordance with the Sewer Plans and Specifications and all change orders thereto that have been approved by the City Project Inspector as provided in Section 6.05. In consideration of constructing the Sewer Facilities with a capacity sufficient for use thereof by the Port Authority and the payment of the sum of One Hundred Dollars ($100), receipt of which is hereby acknowledged by the City, and to the extent permitted by Applicable Laws, the City shall cause the Sanitary District to grant the Developer a reservation during the term of this Agreement of the remaining capacity of the Sewer Facilities for the exclusive future use by the Developer as Developer's needs for such a capacity may arise from time to time in connection with the operation of the Project. The Developer shall not have the right to assign or transfer any portion of such reservation without the City's and Sanitary District's prior written consent.

     Section 6.07. Parking Garage.  The Developer shall cause Substantial
     ------------  --------------
Completion of the Parking Garage to occur on or before July 4, 1996, and Final Completion of the Parking Facilities to occur on or before December 31, 1996.

     Section 6.08. Change Orders to Parking Plans and Specifications.  The
     ------------  -------------------------------------------------
Developer shall cause all modifications to the Parking Plans and Specifications to be set forth in written change orders and submitted to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any such change order within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided to the Developer. The City Project Inspector's approval hereunder shall not be deemed to create any liability to the City or any other entities. The Developer shall cause a change order that is disapproved by the City Project Inspector to be revised and resubmitted to the City

Project Inspector for its approval. This procedure shall continue until such change has been approved by the City Project Inspector.

     Section 6.09. Completion of Parking Facilities.  The Developer shall
     ------------  --------------------------------
perform and complete the construction of the Parking Facilities: (a) in accordance with the terms and conditions of this Agreement, the Sublease and the Construction License(s); (b) in accordance with all Applicable Laws; (c) in accordance with the Parking Plans and Specifications and all change orders thereto that have been approved by the City Project Inspector as provided in
Section 6.08; and (d) the Approved Site Plan.

     Section 6.10. Rail Relocation.  The Developer has caused Substantial
     ------------  ---------------
Completion of the Rail Relocation to occur on or before July 4, 1996, and shall cause Final Completion of the Rail Relocation to occur on or before December 31, 1996.

     Section 6.11. Plans and Specifications for Rail Relocation.  The Developer
     ------------  --------------------------------------------
acknowledges and covenants that it has obtained EJ&E's written approval of the Rail Relocation Plans and Specifications. The Developer has obtained, and shall continue to obtain, EJ&E's approval of all modifications to the Rail Relocation Plans and Specifications.

     Section 6.12 . Completion of Rail Relocation.  The Developer shall perform
     ------------   -----------------------------
and complete the Rail Relocation: (a) in accordance with the terms and conditions of this Agreement, the EJ&E Agreement and the Overpass License(s);
(b) in accordance with all Applicable Laws; and (c) in accordance with the Rail Relocation Plans and Specifications and all modifications thereto that have been approved by EJ&E .

     Section 6.13. Guest Facilities.  The Developer shall cause Substantial
     ------------  ----------------
Completion of the Guest Facilities to occur on or before October 1, 1996, and Final Completion of the construction of the Guest Facilities to occur on or before December 31, 1996.

     Section 6.14. Change Orders to Guest Plans and Specifications.  The
     ------------  -----------------------------------------------
Developer shall cause all modifications to the Guest Plans and Specifications that affect the structural integrity or exterior appearance of the Guest Facilities to be set forth in written change orders and submitted to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any such change order within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such change order within the foregoing time period, such change order shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of any such change order, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided to the Developer. The City Project Inspector's approval hereunder shall not be deemed to create any liability to the City or any other entities. The Developer shall cause a change order that is disapproved by the City Project Inspector to be revised and resubmitted to the City

Project Inspector for its approval. This procedure shall continue until such change order has been approved by the City Project Inspector.

     Section 6.15.  Completion of Guest Facilities.  The Developer shall perform
     ------------   ------------------------------
and complete the construction of the Guest Facilities: (a) in accordance with the terms and conditions of this Agreement, the Sublease and the Construction License(s); (b) in accordance with all Applicable Laws; (c) in accordance with the Guest Plans and Specifications and all change orders thereto that have been approved by the City Project Inspector as provided in Section 6.14; and (d) the Approved Site Plan. To the extent permitted by Applicable Laws, the City shall cause the appropriate governmental agency to issue a temporary or partial occupancy permit for the Guest Facilities upon Substantial Completion of each relevant portion thereof.

     Section 6.16. Docking Facilities.  The Developer shall cause Substantial
     ------------  ------------------
Completion of the construction of the Docking Facilities to occur on or before July 4, 1996, and Final Completion of the construction of the Docking Facilities to occur on or before December 31, 1996.

     Section 6.17 .  Plans and Specifications for Docking Facilities.  Prior to
     ------------    -----------------------------------------------
commencing the construction of the Docking Facilities, the Developer shall submit Plans and Specifications for the Docking Facilities to the City Project Inspector for its review and approval. The Developer shall submit all modifications to the Plans and Specifications previously submitted to the City Project Inspector pursuant to this Section 6.17 to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any Plans and Specifications submitted to it pursuant to this Section 6.17 within five (5) Business Days after submission thereof to the City Project Inspector. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any modifications to the Plans and Specifications submitted to it pursuant to this Section 6.17 within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such Plans and Specifications or modifications thereto within the foregoing time periods, such Plans and Specifications or modifications thereto shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of such Plans and Specifications or modifications thereto, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided by the City Project Inspector to the Developer. The Developer shall cause any such Plans and Specifications or modifications thereto that are disapproved by the City Project Inspector to be revised and resubmitted to the City Project Inspector for Its approval. This procedure shall continue until such Plans and Specifications or modifications thereto have been approved by the City Project Inspector. The City Project Inspector's approval of any such Plans and Specifications or modifications thereto shall not be deemed to create any liability to the City or any other entities. Notwithstanding anything contained in this Article VI to the contrary, the City Project Inspector's approval rights under this Section 6.17 shall be limited to the approval of matters affecting the exterior appearance, structural integrity, function, operability, and safety of the Docking Facilities.

     Section 6.18.  Completion of Docking Facilities.  The Developer shall
     ------------   --------------------------------
perform and complete the construction of the Docking Facilities: (a) in accordance with the terms and conditions of this Agreement, the Sublease and the Construction License(s); (b) in accordance with all Applicable Laws; (c) in accordance with the Plans and Specifications and all modifications thereto that have been approved by the City Project Inspector as provided in Section 6.17; and (d) the Approved Site Plan.

     Section 6.19. Hotel Facilities.  The Developer shall commence construction
     ------------  ----------------
of the Hotel Facilities after Final Completion of the Guest Facilities in accordance with the Certificate.

     Section 6.20. Approval for Hotel Facilities.  The Developer shall obtain
     ------------  -----------------------------
the City's prior written approval of the location of all Hotel Facilities to be constructed by the Developer on any real estate located in the City other than the Hotel Parcel prior to commencing the construction or installation of any such Hotel Facilities. Subject to Section 11.09 hereof and to the extent permitted by Applicable Laws, the City shall support the development of any Hotel Facilities on the Hotel Parcel or any other location approved by the City pursuant to this Section 6.20, and shall support any necessary zoning approvals, the issuance of permits and other land use and infrastructure approvals required to develop and operate the Hotel Facilities to be developed on the Hotel Parcel or any other location that is approved by the City pursuant to this Section 6.20.

     Section 6.21. Completion of Hotel Facilities.  The Developer shall perform
     ------------  ------------------------------
and complete the construction of the Hotel Facilities: (a) in accordance with the terms and conditions of this Agreement; and (b) in accordance with all Applicable Laws.

     Section 6.22. Commercial Facilities.  Other than with respect to the Hotel
     ------------  ---------------------
Facilities, Guest Facilities, Parking Facilities and Docking Facilities which are subject to the other approvals set forth in this Agreement, the Developer shall obtain the City's prior written approval of the concept, use and location of all retail, commercial, amusement, shopping, entertainment, and service facilities, structures and improvements to be constructed by the Developer in the City of Hammond, Indiana (collectively, the "Commercial Facilities") prior to commencing the construction or installation of any such Commercial Facilities. In the event that the Developer provides the City with a site plan depicting any proposed Commercial Facilities that have been approved by the City pursuant to this Section 6.22, the City agrees to (a) cause such site plan to be reviewed by the Department of Planning of the City, and (b) cause the Department of Planning of the City to consult with the Developer to determine whether any rezonings or variances are required under the City Zoning Ordinance to construct the proposed Commercial Facilities as depicted on such site plan. Subject to
Section 11.09 hereof and to the extent permitted by Applicable Laws, the City shall support the development of any Commercial Facilities approved by if pursuant to this Section 6.22, and shall support any necessary zoning approvals, the issuance of permits and other land use and infrastructure approvals required to develop those Commercial Facilities that are approved by the City pursuant to this Section 6.22.

     Section 6.23. Infrastructure Facilities.  The Developer shall cause Final
     ------------  -------------------------
Completion of the Infrastructure Facilities to occur on or before December 31, 1996.

     Section 6.24. Plans and Specifications for Infrastructure Facilities.
     ------------  ------------------------------------------------------
Prior to commencing the construction of any Infrastructure Facilities, the Developer shall submit Plans and Specifications for any such Infrastructure Facilities to the City Project Inspector for its review and approval. The Developer shall submit all modifications to the Plans and Specifications previously submitted to the City Project Inspector pursuant to this Section 6.24 to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any Plans and Specifications submitted to it pursuant to this Section 6.24 within five (5) Business Days after submission thereof to the City Project Inspector. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any modifications to the Plans and Specifications submitted to it pursuant to Section 6.17 within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such Plans and Specifications or modifications thereto within the foregoing time periods, such Plans and Specifications or modifications thereto shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of such Plans and Specifications or modifications thereto, a written disapproval describing specifically the items to which objection is registered and a statement of the reasons for such disapproval shall be provided by the City Project Inspector to the Developer. The Developer shall cause any such Plans and Specifications or modifications thereto that are disapproved by the City Project Inspector to be revised and resubmitted to the City Project Inspector for its approval. This procedure shall continue until such Plans and Specifications or modifications thereto have been approved by the City Project Inspector. The City Project Inspectors approval of any such Plans and Specifications or modifications thereto shall not be deemed to create any liability to the City or any other entities.

     Section 6.25. Completion of Infrastructure Utilities.  The Developer shall
     ------------  --------------------------------------
perform and complete the construction of the Infrastructure Facilities: (a) in accordance with the terms and conditions of this Agreement; (b) in accordance with all Applicable Laws; and (c) in accordance with the Plans and Specifications and all modifications thereto that have been approved by the City Project Inspector as provided in Section 6.24.

     Section 6.26.  Plans and Specifications for Helipad Facilities.  Prior to
     ------------   -----------------------------------------------
commencing the construction of any Helipad Facilities, the Developer shall submit Plans and Specifications for any such Helipad Facilities to the City Project Inspector for its review and approval. The Developer shall submit all modifications to the Plans and Specifications previously submitted to the City Project Inspector pursuant to this

Section 6.26 to the City Project Inspector for its review and approval. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any Plans and Specifications submitted to it pursuant to this
Section 6.26 within five (5) Business Days after submission thereof to the City Project Inspector. The City Project Inspector shall notify the Developer in writing of its approval or disapproval of any modifications to the Plans and Specifications submitted to it pursuant to Section 6.17 within one (1) Business Day after submission thereof to the City Project Inspector. If the City Project Inspector fails to notify the Developer of approval or disapproval of any such Plans and Specifications or modifications thereto within the foregoing time periods, such Plans and Specifications or modifications thereto shall be deemed approved by the City Project Inspector. If the City Project Inspector shall disapprove the whole or any part of such Plans and Specifications or modifications thereto, a written disapproval describing specifically the Plans to which objection is registered and a statement of the reasons for such disapproval shall be provided by the City Project Inspector to the Developer. The Developer shall cause any such Plans and Specifications or modifications thereto that are disapproved by the City Project Inspector to be revised and resubmitted to the City Project Inspector for its approval. This procedure shall continue until such Plans and Specifications or modifications thereto have been approved by the City Project Inspector. The City Project Inspectors approval of any such Plans and Specifications or modifications thereto shall not be deemed to create any liability to the City or any other entities.

     Section 6.27. Completion of Helipad Utilities.  The Developer shall perform
     ------------  -------------------------------
and complete the construction of all Helipad Facilities, if any: (a) in accordance with the terms and conditions of this Agreement; (b) in accordance with all Applicable Laws; and (c) in accordance with the Plans and Specifications and all modifications thereto that have been approved by the City Project Inspector as provided In Section 6.26.

     Section 6.28. Private Rights.  The Developer shall procure or cause or
     ------------  --------------
require the entity performing any of the Work or specified portion thereof to procure in a timely manner any and all approvals, consents, authorizations, easements and entry rights that must or should be obtained from any private individuals or landowners for the performance of any such Work. The City shall cooperate with the Developer in obtaining all such rights to the extent permitted by Applicable Laws and provided the C4 shall not be required to incur any expense in satisfying this obligation or exercise Its rights of eminent domain; provided, that the City, subject to Section 11.09 and to the extent permitted by Applicable Laws, shall exercise its rights of eminent domain with respect to the acquisition of the Overpass Promises and the real estate and interests in real estate necessary to complete the Rail Relocation.

     Section 6.29. Dedication.  Upon Final Completion of the Overpass
     ------------  ----------
Facilities, the Developer shall cause the Overpass Facilities to be transferred, conveyed and dedicated to and accepted by the City so as to constitute a part of the public transportation system of the City of Hammond, Indiana. The Developer shall post such bonds as the City may legally require and customarily imposes as a condition to accepting the transfer, conveyance and dedication of the Overpass Facilities. The Developer shall, if it desires immediate final approval of any such dedication to the City, post a cash deposit as required by Section XI of Hammond Ordinance No. 2992; otherwise it shall comply with the provisions of Section XII of such Ordinance. Upon Final Completion of the Sewer Facilities, the Developer shall cause the Sewer Facilities to be transferred, conveyed and dedicated and accepted by the Sanitary District so as to constitute a part of the public sanitary sewer system of the City of Hammond, Indiana. The Developer shall post such bonds as the Sanitary District may legally require and customarily imposes as a condition to accepting the transfer, conveyance and dedication of the Sewer Facilities.

     Section 6.30. Alterations and Modifications to City Facilities.  After the
     ------------  ------------------------------------------------
Final Completion of the Overpass Facilities and Sewer Facilities, the Developer shall not make, construct or install any alterations, changes, replacements, improvements or additions to all or any portion of such Facilities without the prior written consent of the City. Any and all such alterations, changes, replacements, improvements and additions that are approved by the City shall be made and constructed in the same manner and subject to the same terms and conditions that were applicable to the original construction of such Facilities, including, without limitation, the City's approval of Plans and Specifications therefor.

     Section 6.31. Approval of Site Plan.  The Developer agrees that attached
     ------------  ---------------------
hereto as Exhibit B is the site plan for the development of the Redevelopment Parcel, which site plan is subject to the review and the approval of the Mayor and Common Council. The Mayor's execution and the Common Council's adoption or approval of this Agreement shall constitute approval of the site plan attached hereto as Exhibit B. The City agrees to cause the site plan approved by the Mayor and Common Council pursuant to this Section 6.31 (the "Approved Site Plan") to be reviewed by the Department of Planning of the City, and (b) cause the Department of Planning of the City to consult with the Developer to determine whether any rezonings or variances are required under the City Zoning Ordinance to develop the Redevelopment Parcel as depicted in the Approved Site Plan. Subject to Section 11.09 hereof and to the extent permitted by Applicable Laws, the City shall (a) support the development of the Redevelopment Parcel as depicted in the Approved Site Plan, and (b) support the issuance of permits and other land use approvals required to develop the Redevelopment Parcel as depicted in the Approved Site Plan.

     Section 6.32. Approval of Signage Plan.  The Developer agrees to submit a
     ------------  ------------------------
signage plan for the Project to the Mayor on or before the Commencement Date, which signage plan shall be subject to the review and approval of the Mayor.
The Mayor's execution of this Agreement shall constitute approval of the signage plan submitted to him. The City agrees to (a) cause the signage plan approved by the Mayor pursuant to this Section 6.32 (the "Approved Signage Plan") to be reviewed by the Department of Planning of the City, and (b) cause the Department of Planning of the City to consult with the Developer to determine whether any variances are required under the City Zoning Ordinance to the Approved Signage Plan. Subject to Section 11.09 hereof and to the extent permitted by Applicable Laws, the City shall (a) support the Approved Signage Plan, (b) support the issuance of permits and other land use approvals required to implement the Approved Signage Plan, and (c) use reasonable efforts to cause the appropriate governmental agency to issue a license or encroachment permit to the Developer (or its affiliate) to erect a temporary pylon sign for a period of not less than one hundred twenty (120) days and a permanent pylon sign as described in the Approved Signage Plan to be located in the areas depicted oh Exhibit B attached hereto and incorporated herein by this reference.

     Section 6.33. Lakefront Improvements.  The Developer agrees to provide Two
     ------------  ----------------------
Hundred Thousand Dollars ($200,000) for the improvement of NIPSCO Parcel Bl, NIPSCO Parcel B2 and NIPSCO Accretion Parcel to the specifications of the City, together with such landscaping and other improvements as the City may direct for other green spaces and beaches at or near the Project Site. Such payment shall be made by the Developer to the City in four (4) equal installments of Fifty Thousand Dollars ($50,000) each on the later of (a) the transfer of NIPSCO Parcel Bl, NIPSCO Parcel B2, NIPSCO Parcel 32 and NIPSCO Parcel 35 by NIPSCO pursuant to the NIPSCO Agreement and the third, sixth and ninth monthly anniversary of such transfer date, or (b) October 1, 1996, January 1, 1997, April 1, 1997, and July 1, 1997.

     Section 6.34. Pedestrian Overpass.  In the event and to the extent that the
     ------------  -------------------
City is obligated pursuant to the EJ&E Agreement, the Conrail Agreement or the CSX Agreement to provide for pedestrian access to the Project as a result of gaming or the Project, the Developer shall construct a pedestrian overpass to the Project, all at the sole expense of the Developer and in accordance with Plans and Specifications for such overpass that have been reviewed and approved by the City in accordance with the same provisions as those set forth in this Agreement for the review and approval of Plans and Specifications for the Docking Facilities.

     Section 6.35. Railroad Street.  In the event that the City determines to
     ------------  ---------------
make Railroad Street a dead end street or to otherwise close or vacate all or any portion of Railroad Street, the Developer, at its sole cost and expense, agrees to (a) construct a turnaround to the normal and customary specifications of the City, (b) landscape the north side of the currently existing Railroad Street from the east side of Lake Street to Calumet Avenue in accordance with the Linden Plan (a copy of which is attached hereto as Exhibit H), and (c) construct a sidewalk along the north side of Railroad Street between Davis Street and Calumet Avenue pursuant to the specifications of the City and, if Conrail owns the affected real estate, with the consent of Conrail. The City agrees to use its best efforts to cause Railroad Street from Calumet Avenue to Davis Street to be closed to public traffic on or before the Commencement Date..

     Section 6.36. Perimeter Road.  The Developer shall prepare a plan (the
     ------------  --------------
"Perimeter Road Plan") for submission to, and prior approval by, the City with respect to the condition, use, related landscaping and pedestrian access to the Perimeter Road. The Perimeter Road Plan shall include, but shall not be limited to, the following provisions:

(i) appropriate assurances with respect to the continuous and secure access Developer to the Project via such Perimeter Road; (ii) appropriate assurances to the City and the Water Department with regard to the paving of and fencing and landscaping related to the Perimeter Road; and (iii) appropriate public, pedestrian access to the northeast comer of the peninsula via the Perimeter Road. The Developer agrees that its use of the Perimeter Road shall be subject to compliance with the approved Perimeter Road Plan. The City agrees that it shall not seek any consideration for the use of the Perimeter Road other than the consideration expressly set forth in this Agreement, the Water Department License and the Water Department Lease.

                                  ARTICLE VII
                                  -----------

                      PAYMENT FOR DELAYS IN CONSTRUCTION
                      ----------------------------------

     Section 7.01.  Delay Payments.  The Developer acknowledges and agrees that
     ------------   --------------
the City has entered into this Agreement, in part, in reliance upon the Developer's agreement to construct those portions of the Project referred to in
Article VI in accordance with the respective time frames set forth in Article
VI. In furtherance thereof, the Developer agrees that, subject to the terms of Sections 7.03 and 18.04, if the Commencement Date has not occurred on or before July 4, 1996, the Developer shall pay to the City an amount equal to Thirty-Two Thousand Eight Hundred Seventy-Seven Dollars ($32,877) for each day after July 4, 1996, until the Commencement Date (the "Delay Payments").

     Section 7.02.  Nature of Damages. In establishing the damage provisions
     ------------   -----------------
contained in Section 7.01, the parties understand and agree that the City will incur substantial damages and losses which are and will hereafter be difficult to quantify, ascertain and prove as actual damages for delays in the occurrence of the Commencement Date. Such damages are foreseen to include, without limitation, lost revenue, lost rent, extended or additional costs for observation, inspection, engineering policies, insurance, administration, and also indeterminate damages, including, without limitation, hindrance and inconvenience to members of the public, and deprivation of use and operation. The Developer acknowledges and agrees that the respective amounts of the Delay Payments contained in Section 7.01 (a) are reasonable with due consideration for the type, nature and extent of the Work and benefits expected from the Project;(b) fairly approximate the nature and amount of actual damages which the City may incur as a result of delayed completion; and (c) may be assessed and recovered by the City without proof or evidence concerning the types or amounts of such actual damages.

     Section 7.03.  Limitations on Delay Payments.  The Mayor shall waive the
     ------------   -----------------------------
imposition of Delay Payments that would otherwise be imposed by the terms of this Agreement if the Mayor determines, in his sole discretion, that the failure to achieve the Commencement Date on or before July 4, 1996 is not due to any action or omission or a lack of best efforts on the part of the Developer. If the Delay Payments are imposed, then at such time as the Developer has made the Delay Payments to the City in the amount of Twelve Million Dollars ($12,000,000), the Developer may terminate this Agreement and the obligations to make further Delay Payments, as well as all other obligations under this Agreement that do not survive the termination of this Agreement.

                                 ARTICLE VIII
                                 ------------

                          ADDITIONAL COVENANTS OF THE
                       DEVELOPER CONCERNING CONSTRUCTION
                       ---------------------------------

     Section 8.01. Hazardous Materials; Environmental Matters.
     ------------  ------------------------------------------

     (a) Testing During Initial Construction.  The Developer has caused Phase I
         -----------------------------------
site assessments to be conducted by a professional engineer (the "Environmental Engineer") over those portions of the Project Site being disturbed by the Developer in connection with the initial construction of the Project. Where Hazardous Materials were discovered or encountered and where recommended by the Environmental Engineer, the Developer has caused the Environmental Engineer to conduct follow-up studies, some of which consist of additional testing and some of which consist of Phase II site assessments. The Developer represents and covenants that copies of all of the Phase I site assessments and the follow-up studies (collectively, the "Environmental Studies") have been delivered to the City. The Developer represents and covenants that all Environmental Studies were performed at the Developer's sole cost and expense and in accordance with generally accepted standards for environmental studies of similar scope and purpose. The Developer shall provide the City with a written letter from the Environmental Engineer stating that the City may rely upon the statements, recommendations and conclusions contained in the Environmental Studies.

     (b)  Remediation During Initial Construction. The Developer shall remediate
          ---------------------------------------
those portions of the Project Site recommended for remediation by the Environmental Engineer pursuant to the terms of a letter dated January 16, 1996, from the Developer to Ron Novack, the Director of the Department of Hammond Environmental Management. In addition, the Developer shall remediate any Hazardous Materials discovered, encountered or uncovered by the Developer, its agents, employees or contractors at the Project Site during the performance of the Work or the initial construction of the Project. Upon discovering, encountering or uncovering any Hazardous Materials at the Project Site during the performance of the Work or initial construction of the Project, the Developer shall (i) notify the City, (ii) comply with all Applicable Laws In connection with reporting, remediating and disposal of such Hazardous Materials, and (iii) take whatever actions are reasonably necessary to protect the general public and environment from immediate injury or damage resulting from such Hazardous Materials. At the conclusion of the remediation and disposal required under this Section 8.01, the Developer shall cause the Environmental Engineer to Issue a statement to the City that all actions required by this Agreement or Applicable Laws to be taken with respect to such Hazardous Materials have been taken and completed and, to the knowledge of the Environmental Engineer after reasonable investigation and inquiry, there is no violation of Applicable Laws with respect to such Hazardous Materials.

     (c) Construction and Operation of the Project.  The Developer shall not
         -----------------------------------------
cause or permit any Hazardous Materials to be brought upon, kept, used, stored, discharged, the services of and procure goods and supplies from MBEs and WBEs at a level consistent with the goal set forth above. The Developer agrees to maintain a record of all relevant data with regard to compliance with this Section 8.06 and to provide to the City, no less frequently than monthly until Final Completion of the Project and, thereafter, no less frequently than semi-annually, such information as may reasonably be requested with respect thereto.

     Section 8.05. Areas Affected by Work.  The Developer shall confine
     ------------  ----------------------
construction equipment, the storage of material and equipment and the operations of workers performing Work to the Project Site, and to such other lands and areas as are owned or controlled by the Developer. The City shall not be liable or responsible for any damage to any land or area, and to the owner occupant of any land or area, that results from the construction of the Project, the performance of the Work or the performance or nonperformance of the Developer's obligations under this Agreement.

     Section 8.06. Project Documents.  The Developer shall maintain in a safe
     ------------  -----------------
place at the Project Site one (1) set of all plans, specifications, drawings, addenda, written amendments, shop drawings, change orders, work directive changes, field orders and written interpretations and clarifications, in good order and annotated to show all changes made during construction, relating to the performance of the Work or construction of the Project or any component thereof, which documents shall be available to the City Project Inspector and the Mayor for such reference as may reasonably be required. Upon completion of the construction of the Project, a copy of all "as built" and record drawings shall be promptly delivered to the City of Hammond Building Commissioner.

     Section 8.07. Project Safety.  The Developer shall be responsible for
     ------------  --------------
initiating, maintaining and supervising all safety precautions and programs in connection with the development, construction and operation of the Project and performance of the Work. The Developer shall take all legally necessary precautions for the safety of, and provide protection as reasonably necessary to prevent damage, injury or loss to: (a) all workers and laborers providing labor for the performance of the Work or construction of the Project, (b) all materials and equipment incorporated in the Project, whether in storage or located on the Project Site, and (c) other property at the Project Site or adjacent or in proximity thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

     Section 8.08. Drug Free Workplace.  The Developer agrees to undertake its
     ------------  -------------------
best efforts at all times to provide and maintain a drug-free workplace at the Project Site.

     Section 8.09. Parking Demands.  The Developer shall provide, at its sole
     ------------  ---------------
expense, new parking spaces or one or more parking facilities, or both, sufficient to satisfy the parking needs engendered by the Project, with the design and location of parking spaces and facilities subject to the prior approval of the City. In the event that the capacity of the Project or the number of employees to be employed by the Developer at the Project is the services of and procure goods and supplies from MBEs and WBEs at a level consistent with the goal set forth above. The Developer agrees to maintain a record of all relevant data with regard to compliance with this Section 8.06 and to provide to the City, no less frequently than monthly until Final Completion of the Project and, thereafter, no less frequently than semi-annually, such information as may reasonably be requested with respect thereto.

     Section 8.05.  Areas Affected by Work.  The Developer shall confine
     ------------   ----------------------
construction equipment, the storage of material and equipment and the operations of workers performing Work to the Project Site, and to such other lands and areas as are owned or controlled by the Developer. The City shall not be liable or responsible for any damage to any land or area, and to the owner occupant of any land or area, that results from the construction of the Project, the performance of the Work or the performance or nonperformance of the Developer's obligations under this Agreement.

     Section 8.06.  Project Documents.  The Developer shall maintain in a safe
     ------------   -----------------
place at the Project Site one (1) set of all plans, specifications, drawings, addenda, written amendments, shop drawings, change orders, work directive changes, field orders and written interpretations and clarifications, in good order and annotated to show all changes made during construction, relating to the performance of the Work or construction of the Project or any component thereof, which documents shall be available to the City Project Inspector and the Mayor for such reference as may reasonably be required. Upon completion of the construction of the Project, a copy of all "as built" and record drawings shall be promptly delivered to the City of Hammond Building Commissioner.

     Section 8.07.  Project Safety.  The Developer shall be responsible for
     ------------   --------------
initiating, maintaining and supervising all safety precautions and programs in connection with the development, construction and operation of the Project and performance of the Work. The Developer shall take all legally necessary precautions for the safety of, and provide protection as reasonably necessary to prevent damage, injury or loss to: (a) all workers and laborers providing labor for the performance of the Work or construction of the Project, (b) all materials and equipment incorporated in the Project, whether in storage or located on the Project Site, and (c) other property at the Project Site or adjacent or in proximity thereto, including trees, shrubs, lawns, walks, pavements, roadways, structures, utilities and underground facilities not designated for removal, relocation or replacement in the course of construction.

     Section 8.08.  Drug Free Workplace.  The Developer agrees to undertake its
     ------------   -------------------
best efforts at all times to provide and maintain a drug-free workplace at the Project Site.

     Section 8.09.  Parking Demands.  The Developer shall provide, at its sole
     ------------   ---------------
expense, new parking spaces or one or more parking facilities, or both, sufficient to satisfy the parking needs engendered by the Project, with the design and location of parking spaces and facilities subject to the prior approval of the City. In the event that the capacity of the Project or the number of employees to be employed by the Developer at the Project is increased beyond the Developer's initial estimates thereof, the number of new parking spaces to be provided by the Developer will be increased commensurately, subject, to the direction of the City.

     Section 8.10.  Labor Objectives.
     ------------   ----------------

     (a) The Developer acknowledges that creation of construction jobs in the City of Hammond, Indiana, Lake County, Indiana and the northeastern part of the State, in particular, and other portions of the State, in general, is a principal goal which the City wishes to achieve as a result of the Project. In that regard, the Developer shall use its best efforts to engage Contractors and Construction Managers for the Project with principal places of business first in the City, second in the County, and third in other areas of the State, who in turn shall be required to use their best efforts to engage Subcontractors and Suppliers having their principal place of business first in the City, second in the County, and third in other areas of the State. With regard to contracts or other arrangements made after February 29,1996, and to the extent reasonably available on a competitive basis (including the economic, quality, performance and other relevant considerations), the Developer shall also require each Contractor, Construction Manager, Subcontractor and Supplier to use its respective best efforts (i) to hire non-supervisory labor and construction workers that perform any of the Work, first from the City, second from the County, and third from other areas of the State; (ii) to have at least a majority of its non-supervisory laborers and construction workers that perform any of the Work hired from such areas, with the priority set forth in (i) above; and (iii) to have vendors or suppliers having places of business in such areas, with the priority set forth in (i) above, constitute at least a majority of the vendors and suppliers used by such Contractor, Construction Manager or Subcontractor in connection with the Project.

     (b) The Developer shall cause each laborer or mechanic of each Contractor, Construction Manager and Subcontractor performing any of the Work to be paid a wage equal to the union contract wage in the Hammond area existing on the Certificate Date, regardless of any contractual relationship which may be alleged to exist between any such Contractor, Construction Manager or Subcontractor and such laborers or mechanics.

     (c) The Developer shall not discriminate against any employee applicant for employment, to be employed In the performance of this Agreement, with respect to the employee's hire, tenure, terms, conditions or privileges of employment or any manner directly or indirectly related to employment, because of the employee's race, religion, color, sex, age, handicap, national origin, ancestry, disabled veterans status, or Vietnam-era veterans status.

     (d) The Developer agrees to maintain a record of all relevant data with respect to compliance with this Section 8.10 and to provide to the City, no less frequently than monthly until Final Completion of the Project and, thereafter, no less frequently than semi-annually, the information set forth in Schedule I attached hereto and incorporated herein by this reference with respect thereto.

     Section 8.11.  Permits and Compliance with Applicable Laws.  The Developer
     ------------   -------------------------------------------
shall be responsible for (a) giving all necessary notices to, and obtaining all necessary perm, its, approvals, consents and authorizations of, the proper governmental authorities having jurisdiction over the Work, and (b) complying with all Applicable Laws and with all private restrictions, covenants and conditions bearing on the performance of the Work and shall promptly notify the City Project Inspector if any of the Plans and Specifications for the Work are at variance therewith. The City shall cooperate with the Developer in obtaining all such permits, approvals, consents and authorizations to the extent permitted by Applicable Laws, and provided that the City shall not be required to incur any expense in satisfying this obligation.

     Section 8.12.  Site Maintenance. During the performance of the construction
     ------------   ----------------
of the Project, the Developer shall keep the Project Site free from accumulations of waste materials, rubbish and other debris resulting from such construction in amounts beyond those typically accumulated in a well-managed and well-maintained construction project of comparable scope. Upon Final Completion of the Work or any specified portion thereof, the Developer shall cause all refuse, debris, tools, construction equipment, machinery and surplus materials to be removed from that portion of the Project Site upon which the Work or specified portion thereof has been completed.

     Section 8.13.  Construction Warranties.  The Developer shall assign all
     ------------   -----------------------
warranties, whether expressed, implied, or created by statute, which are given by any Design Professional, Contractor, Subcontractor, Construction Manager or Material Supplier for any portion of the Work to the City immediately upon the City request therefor, and further agrees to assign any and all such claims relating to the construction of the Work against any such Design Professional, Contractor, Subcontractor, Construction Manager or Material Supplier to the City immediately upon the City's request therefor.

     Section 8.14.  Utility Services During Construction.  The Developer, at its
     ------------   ------------------------------------
expense and in compliance with applicable rules and regulations of relevant utility companies and government agencies, shall be responsible for (a) arranging for provision to the Project Site during the construction phase of the Project of such water, electrical, waste disposal and other utility services as are reasonably required for completion of such construction in the time and manner contemplated by this Agreement, and (b) payment for all such services.

     Section 8.15.  Erosion Control.  The City shall not be responsible for
     -----------    ---------------
taking any actions required under Applicable Laws for prevention, control or abatement of erosion, siltation or water pollution resulting from the performance of the Work and/or the construction of the Project.

     Section 8.16. Access to Work. Prior to Final Completion of the Work, the
     ------------  --------------
City Project Inspector and all governmental agencies having legal jurisdiction there over shall be afforded such access to the Work and the Project Site as may reasonably be necessary for their observation, inspection and testing of the Work. The Developer shall provide proper and safe conditions for such access, and advise persons with such access of the Developer's site safety procedures and programs so that they may comply therewith as applicable.

     Section 8.17.  Bond and Surely Requirements. If the surety on any Cash Bond
     ------------   ----------------------------
or other bond furnished by the Developer, Contractor, Construction Manager or Subcontractor becomes a party to a supervision, liquidation, rehabilitation or other similar action, or if its right or lawful authority to do business in the State is terminated, the Developer or such other party furnishing such Cash Bond or other bond shall, within thirty (30) days of receiving notice thereof, substitute another Cash Bond or other bond and surety, both of which must be approved by the City (which approval may not unreasonably be withheld); provided, however, that in the event such substitution cannot reasonably be accomplished within such thirty (30) day period and the Developer shall have undertaken actions within such period reasonably designed to effect such substitution and shall diligently pursue the same, then the failure to accomplish such substitution within such period shall not be grounds for declaring the Developer in default.

     Section 8.18.  Liens. The Developer agrees that no lien shall attach to the
     ------------   -----
Project Site or any interests therein or to any improvements now existing or to be constructed thereon or any interests therein by reason of the performing of any labor or work or providing any services, machinery, tools, equipment, supplies or materials under or pursuant to this Agreement or in connection with the performance of the Work.

     Section 8.19.  Insurance.
     ------------   ---------

     (a) The Developer shall purchase and maintain insurance at all times during the Term of this Agreement that provides the following types of coverage and has specified limits of liability equal to the greater of those specified below or those required by Applicable Laws:

(i)  Insurance for damage to or loss of the Parking
     Facilities, Guest Facilities or Docking
     Facilities, including contents and related
     equipment [Including all Risk Coverage, including
     perils of flood and earthquake); Agreed Value
     Provision (no coinsurance); Replacement Cost
     Coverage (no deduction for depreciation); Blanket
     Limit of Liability (for all locations); Coverage for
     Debris Removal (after a loss); and Coverage for        Full Replacement
     Demolition  and Increased Cost of Construction].       Cost

(ii) Crime Insurance (Including coverage for theft,
     Employee Dishonesty, Forgery, Alteration of Checks
     and Counterfeit Currency or Gaming Equipment or        Amounts required by
     Supplies]                                              Gaming Commission

(iii)  Loss of Income [Including Coverage for Business       Amounts required by
       Interruption (gross earnings) and Extra Expense]      Gaming Commission



(iv)   Hull Insurance covering the Boat and all equipment,
       property and contents needed for use and operation
       of the Boat as a gaming ship [Including coverage for  Replacement cost
       Strikes, Riots, and Civil Commission; Perils of       value; agreed value
       Capture or Seizure; and Acts of War and Terrorism]    (no coinsurance)


(v)    Marine Pollution Liability covering damages, costs
       and expenses incurred in the removal of oil, fuel
       and other pollutants as a result of a release         $5,000,000 per
       from the Boat                                         occurrence

(vi)   Liquor Liability [Including Loss of Means of Support-
       coverage must not be restricted by the venue where    $1,000,000 per
       suit is brought].                                     occurrence

(vii)  Worker's compensation:

       State                                                 statutory
       Applicable Federal                                    statutory
       Marine                                                statutory
       Employer's liability                                  $1,000,000 each
                                                             occurrence
                                                             $1,000,000 each
                                                             occurrence disease/
                                                             $1,000,000
                                                             aggregate disease

(viii) Comprehensive General Liability [Including Premises
       Operation (including explosion, collapse and
       underground coverage); Independent Contractor's
       Protective; Products and Completed Operations;
       Personal Injury and Advertising Injury; Medical       $1,000,000 per
       Payments; and Board Form Property Damage]             occurrence

       Bodily Injury and Property Damage                     $2,000,000
                                                             aggregate
       Medical Payments                                      $5,000
       Products and Completed Operations                     $2,000,000 per
                                                             occurrence

(ix)   Railroad Protective Liability covering liability      $1,000,000 per
       under the                                             occurrence/
       Federal Employees Liability Act                       $2,000,000
                                                             aggregate

(x)    Protection and Indemnity Insurance and Marine
       Third Party Liability (Including coverage for
       Bodily Injury and Property Damage (including          $1,000,000 each
       collision damage) caused by Operations; and           accident or
       Owner's Indemnity Liability and Contractual           occurrence
       Liability]

(xi)   Umbrella and/or Excess Liability providing
       excess third party liability coverage over the
       following underlying insurance with terms and
       conditions at least as broad
       as underlying coverage:
               .Comprehensive General Liability
               .Marine (Protections and lndemnity Policy)
               .Liquor License
               .Comprehensive Automobile Liability           $10,000,000 each
               .Crime Insurance                              occurrences/
                                                             aggregate excess of
       Policy Limit                                          the schedule of the
                                                             underlying
                                                             insurance

(xii)  United States Longshoreman and Harborworkers Act      Amounts required by
       Coverage                                              Gaming Commission

(xiii) Jones Act (Maritime Liability) Coverage               Amounts required by
                                                             Gaming Commission

(xiv)  Voluntary Maritime Liability Coverage                 Amounts required by
                                                             Gaming Commission


     (b) The Developer shall provide copies of all policies for the insurance required by the foregoing subparagraph (a), including all forms and endorsements, to the City and the ' Gaming Commission prior to commencing any activities that are intended to be covered by such policies, but in all events prior to the Commencement Date; and copies of all replacement policies for the insurance required by the foregoing subparagraph (a) at least sixty (60) days prior to the termination, lapse or non-renewal of any such policy (or replacement of any such policy).

     (c) All policies for the insurance required by the foregoing subparagraph
(a) shall specify that the coverages afforded under such policies will not be modified, canceled or not renewed until sixty (60) days after written notice of modification, cancellation or non-renewal has been received by the City and the Gaming Commission by a delivery which requires return of a written receipt.

     (d) Each Insurer issuing any of the policies for the insurance required by the foregoing subparagraph (a) must quality for an A.M. Best Rating of a VII or higher and must be authorized to do business in the State of Indiana, unless otherwise approved by the Gaming Commission.

     (e) Each policy of insurance providing the coverage specified in subparagraphs (a) (v), (a)(vi), (a) (viii), (a) (ix), (a) (x) and (a) (xi) shall name the City, the Redevelopment Commission, the Port Authority and the Water Department and their respective agents and employees and the Gaming Commission and its employees as additional insureds.

     (f) Each policy of insurance providing the coverage specified in subparagraph (a) (i) of this Section 8.19 shall name the City, the Redevelopment Commission, the Port Authority and the Water Department and their respective agents and employees as additional insureds and the City as the loss payee.

     (g) Each policy of insurance providing the coverage specified in subparagraph (a) (viii) shall contain coverage terms equal to or broader than ISO CGOOI (10/93).

     (h) Each policy of insurance providing the coverage specified in subparagraph (a) (x) shall provide coverage that is no less broad than the standard P&I form SP-23.

     (i) Each policy of insurance providing the coverage specified in subparagraph (a) (iv) shall be on a policy form equal to or broader than the American Institute Hull Clause 6/2/77.

     (j) In the event that the Act or the Gaming Commission requires the Developer to maintain insurance that is in addition to or different from the insurance required to be maintained by the Developer pursuant to this Section 8.19, the Developer shall purchase and maintain such additional and/or different insurance.

     (k) The Developer shall obtain and maintain or cause the Contractors to obtain and maintain in force buildees risk Insurance in an amount equal to one hundred percent (100%) of the Insurable value of the Work protecting the City, the Developer and each Contractor (to the extent of their respective interests) against risks of physical loss of the Work. Such insurance shall Insure against the perils of fire, extended coverage, vandalism and malicious mischief. The Developer shall furnish the City with a certificate of insurance showing coverage of such risks.

                                  ARTICLE IX

                REPRESENTATIONS AND WARRANTIES OF THE DEVELOPER
                -----------------------------------------------

     The Developer makes the following representations and warranties, which representations and warranties are true and correct on the date hereof:

     Section 9.01.  Organization and Existence. The Developer is a corporation
     ------------   --------------------------
duly organized, validly existing and in good standing under the laws of the State of Indiana. The Developer has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as contemplated under this Agreement.

     Section 9.02.  Power and Authority.  The Developer has all requisite
     ------------   -------------------
corporate power and authority to enter into this Agreement and to perform Its obligations under this Agreement.

     Section 9.03.  Due Authorization.  All corporate acts and other proceedings
     ------------   -----------------
required to be taken by the Developer to authorize the execution, delivery and performance of this Agreement have been duly and properly taken.

     Section 9.04.  Due Execution.  This Agreement has been duly executed and
     ------------   -------------
properly delivered by the Developer and constitutes the valid and binding obligation of the Developer, enforceable against the Developer in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally heretofore or hereafter enacted and (ii) to the exercise of judicial discretion in accordance with the general principles of equity.

     Section 9.05.  No Violation.  The execution and delivery of this Agreement
     ------------   ------------
by the Developer does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (a) conflict with or result In a violation of (i) its Certificate of Incorporation or By-laws; (ii) any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Developer, or (iii) Applicable Laws; or (b) conflict with, or result In or cause any material breach, violation of or default under, any material contract, agreement, other Instrument, commitment, arrangement or understanding to which the Developer is a party or which otherwise applies to the Developer.

     Section 9.06.  No Consents Required.  Except as expressly set forth in this
     ------------   --------------------
Agreement, no authorization, consent or approval of, or filing with or notice to, any person (including any governmental authority or body) is required in connection with the execution or delivery of this Agreement by the Developer.

     Section 9.07.  Financial Information.  The financial information about the
     ------------   ---------------------
Developer submitted to the City, or submitted to the Gaming Commission as part of the Application, is true, accurate and complete in all material respects and does not omit any material facts necessary to make such information not misleading.

     Section 9.08.  No Material Non-Arm's-Length Transactions. Since the date of
     ------------   -----------------------------------------
the Response, the Developer has not entered into any transaction or agreement with any Affiliate of the Developer on other than commercially reasonable terms which transaction or agreement could have a materially adverse effect on the Developer's ability to perform its obligations under this Agreement.

     Section 9.09.  No Litigation. There is no court, administrative, regulatory
     ------------   -------------
or similar proceeding (whether civil, quasi-criminal), arbitration or other dispute settlement procedure, investigation or inquiry by any governmental body, or any similar matter or proceeding (collectively, "proceeding") against or involving the Developer or any Affiliate of the Developer (whether in progress or to the best knowledge of the Developer threatened) which, if determined adversely to the Developer or any Affiliate of the Developer would materially adversely affect the Developer's business, property, financial condition or prospects or Its ability to perform any of the provisions of this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement; to the Developer's knowledge, no event has occurred which might give rise to any such proceedings; and there is no judgment, decree, injunction, rule, award or order of any governmental authority or body outstanding against the Developer or any Affiliate of the Developer which has or may have a material adverse affect on the Developers business, property, financial condition or prospects.

     Section 9.10.  All Material Information Supplied.  In the materials filed
     ------------   ---------------------------------
with the City, and in the materials filed with the Gaming Commission, the Developer has provided to the City all material information requested by the City relating to the financial condition, organization, management, business and prospects (including forecasts and budgets) of the Developer, the Affiliates of the Developer and the Project. All such information provided is true, accurate and complete in all material respects and when submitted did not omit any material fact necessary to make such information not misleading and since such information was submitted and through the date of execution of this Agreement by the Developer and the City there have been no material changes which have not been disclosed to the City in writing.

     Section 9.11.  Taxes.  The Developer has (a) delivered or caused to be
     ------------   -----
delivered all necessary tax returns to all appropriate governmental authorities and bodies; (b) paid and discharged all taxes payable by it; and (c) withheld and collected all taxes to be withheld and collected by it and remitted such taxes to the appropriate governmental authority or body; provided, however, that
(i) none of the foregoing shall apply as to any taxes if (A) it is being actively and diligently contested in good faith by appropriate proceedings; (B) reserves considered adequate by the Developer and its accountants shall have been set aside; and (C) such taxes shall not have resulted in a lien, all enforcement proceedings have been stayed and appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings; and

(ii) no violation of this representation and warranty shall constitute a default under this Agreement unless such violation has a materially adverse affect on the Developer's ability to perform its obligations under this Agreement. As far as the Developer is aware, there is no assessment, appeal or claim being asserted or processed with respect to such taxes that could in any case have a materially adverse effect on the Developer's ability to perform its obligations under this Agreement.

     Section 9.12.  Financial Capacity To Complete Project.  As of the date
     ------------   --------------------------------------
hereof, the Developer has sufficient assets or has otherwise secured all financing necessary to carry out and complete its obligations under this Agreement. The Developer shall make available for inspection to representatives of the City, under such conditions of confidentiality as may be appropriate, such evidence as to the truth and accuracy of the foregoing representation and warranty as is reasonably satisfactory to the City.

     Section 9.13.  Survival of Representations and Warranties. The Developer
     ------------   ------------------------------------------
covenants that the representations and warranties made by it in this Agreement shall be true and correct on each day that this Agreement remains in full force and effect, with the same effect as if such representations and warranties had been made and given on and as of such day; except that d any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given only as of such date or for such period of time.

                                   ARTICLE X
                                   ---------

                       HAMMOND PORT AUTHORITY PROVISIONS
                       ---------------------------------

     Section 10.01. Entry into Port Agreement.  The City shall use its best
     -------------  -------------------------
efforts to cause the Port Authority to enter into the Port Agreement with the Developer. The Port Agreement shall be in a form and content agreed to by the Port Authority and the Developer.

     Section 10.02. Refinancing of Bonds.  The Developer agrees to cooperate
     -------------  --------------------
with the City and the Port Authority to refinance the certificates of participation issued and outstanding pursuant to the Trust Indenture in the event the City and the Port Authority determines to refinance such certificates of participation; provided, that the refinancing will not create any additional financial burden to the Developer or result in material cost or expense to the Developer.

     Section 10.03. Passenger Payment.  Commencing with the calendar year or
     -------------  -----------------
partial calendar year in which the Boat is placed in operation, and continuing for each succeeding calendar year or partial calendar year of the Term thereafter, the Developer shall pay to the Port Authority an annual passenger payment ("Passenger Payment") in an amount equal to One Dollar ($1.00) multiplied by the number of passengers that enter and exit the Boat during such calendar year or partial calendar year ("Embarking Passengers"). For purposes of this Section 10.03, the number of Embarking Passengers shall be determined in the same manner that the number of persons is determined for purposes of computing the admission tax imposed upon licensed owners pursuant to IC 4-33-12-1, et seq. The terms and conditions of the Passenger Payment described in this
Section 10.03 are set forth in greater detail In the Port Agreement and in any event shall replace and supersede the per capita embarkation fee set forth in
Section 2.03(b) of the Lease Agreement dated as of February 9, 1993, by and between the Port Authority and the Developer.

     Section 10.04. Slip Fees.  The Developer shall pay the "Slip Rentals" as
     -------------  ---------
contemplated by paragraph 5(b) of the Memorandum of Understanding and Consent between the Port Authority and DMS dated October 13, 1995, In accordance with paragraph 2 of the Agreement Respecting the S/S Milwaukee Clipper dated March 20, 1996, by and between the Developer and the Port Authority.

     Section 10.05. Marina Payments. The Developer shall pay to the Port
     -------------  ---------------
Authority, for deposit with the Trustee, any and all certified shortfalls, if any, from time to time in the debt service owed and payable for the certificates of participation issued and outstanding pursuant to the Trust Indenture; provided, that the Developer shall have no obligation to pay (i) any amounts which may be necessary to cure any other default under the Trust Indenture or
(ii) any shortfall created as a result of any payment of or portion of the Passenger Payment to the Water Department by the Port Authority. The terms and conditions of the payment of all such certified shortfalls for the time period beginning on the execution of this Agreement by the Developer and the City and continuing thereafter are set forth in greater detail in the Port Agreement. Any payment made by the Developer prior to the execution of this Agreement by the Developer and the City pursuant to Section 4(l) of the Letter of Intent shall be credited against the obligations of the Developer to make the Annual Payment pursuant to Section 5.01 of this Agreement, provided, that, except as hereinafter provided, the amount credited against the obligations of the Developer to make the Annual Payment pursuant to this Section 10.05 shall not exceed ten percent (10%) of any such installment without the prior written approval of the City; provided further, that, except as hereinafter provided, the aggregate amount credited against the obligations of the Developer to make the Annual Payment pursuant to Sections 4.11, 5.02 and 10.05 of this Agreement shall not exceed twenty percent (20%) of any such installment without the prior written approval of the City; and provided further, that the Developer' shall be entitled to increase the amount credited against future installments of the Annual Payment pursuant to this Section 10.05 to one hundred percent (100%) of any such installment from and after the first anniversary of the execution of this Agreement by the Developer and the City until the Developer has received credits against the Annual Payment equal to the total of all payments made by the Developer prior to the execution of this Agreement by the Developer and the City pursuant to Section 4(l) of the Letter of Intent.

                                  ARTICLE XI
                                  ----------

                          REPRESENTATIONS, WARRANTIES
                           AND COVENANTS OF THE CITY
                           -------------------------


     The City makes the following representations and warranties, which representations and warranties are true and correct on the date hereof, and makes the following covenants and agreements:

     Section 11.01.  Power and Authority.  The City has all requisite corporate
     -------------   -------------------
power and authority to enter into this Agreement and, subject to Section 11.09 hereof, to perform Its obligations under this Agreement.

     Section 11.02.  Due Authorization.  Subject to Section 1 1.09 hereof and
     -------------   -----------------
except as otherwise set forth herein, all acts and other proceedings required to be taken by the City to authorize the execution, delivery and performance of this Agreement have been duly and property taken.

     Section 11.03.  Due Execution. Subject to Section 11.09 hereof, this
     -------------   -------------
Agreement has been duly executed and promptly delivered by the City and constitutes the valid and binding obligation of the City, enforceable against it in accordance with this Agreement's terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally heretofore or hereafter enacted; (ii) the exercise of judicial discretion In accordance with the general principles of equity; (iii) the valid exercise of the constitutional powers of the City, the State and the United States of America; and (iv) public policy of the State and the United States of America.

     Section 11.04.  No Violation.  The execution and delivery of this
     -------------   ------------
Agreement by the City does not, and the consummation by the City of the transactions contemplated hereby and compliance by the City with the terms hereof will not:

     (a) conflict with or result in a violation of (i) any provision of any instrument governing the City (including, without limitation, the State Constitution, any City, and any state enabling legislation) or (ii) any judgment, order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the City; or

     (b) conflict with or result in or cause any material breach, violation of or default under any material contract, agreement, other instrument, commitment, arrangement, or understanding, or grant to which the City is a party or which is otherwise applicable to the City, including, without limitation, the terms of all bond indentures, resolutions or other similar documentation, arising from or in any way related to the planning, development, construction and maintenance of the Project.

     Section 11.05.  Operation of Project.  There is no law, ordinance,
     -------------   --------------------
regulation or rule of the City enacted or, to the best knowledge of the City, proposed, that would prohibit the Developer from fully utilizing the Project on a 24-hours-a-day, seven-days-a-week basis in the manner currently contemplated.

     Section 11.06.  No Consents Required.  Except as expressly set forth or
     -------------   --------------------
referenced elsewhere In this Agreement, no authorization, consent or approval of, or filing with or notice to, any person (including any governmental authority or body) is required in connection with the execution or delivery of this Agreement by the City.

     Section 11.07.  No Litigation.  There is no proceeding (as defined in
     -------------   -------------
Section 9.09) against or involving the City (whether in progress or to the best of knowledge of the City threatened) which, if determined adversely to the City would materially adversely affect its ability to perform any of the provisions of this Agreement or which purports to affect the legality, validity and enforceability of this Agreement, to the City's knowledge, no event has occurred which might give rise to any proceeding; and there is no judgment, decree, Injunction, rule, award or order of any governmental body outstanding against the City which has or may have a material adverse affect on its ability to perform any of the provisions of this Agreement or which purports to affect the legality, validity and enforceability of this Agreement.

     Section 11.08.  Support of Developer. (a) Except as hereinafter provided in
     -------------   --------------------
this Section 11.08 and for so long as the Developer is (i) not in default of its obligations hereunder, (ii) maintains the License in good standing; (iii) operates the Project in a reasonable and prudent manner in accordance with the requirements of the Gaming Commission and consistent with established practices in the gaming industry; and (iv) has not provided the City with notice of the Developer's determination not to seek to renew or extend the License in accordance with Article XVII hereof, the City:

     (A) shall not induce, solicit, encourage, attract or support the efforts of any other party to engage in riverboat gaming activities in Hammond, Indiana, or enter into any agreement with any other parties which contemplates the conduct of riverboat gaming activities by such parties; and

     (B) shall support the Developer in Its efforts to renew or extend the License.

     (b) If the Developer and the City determine that it is in the best interest of the Developer and the City to operate a second riverboat at the Project, then the Developer shall utilize its best and diligent efforts to obtain a license to operate a second riverboat at the Project, with such efforts to include, without limitation, seeking appropriate legislative and administrative authority and approvals for such license to be held by and in the name of the Developer.

     (c) Notwithstanding the foregoing provisions of this Section 11.08, in the event that an additional riverboat owner's license (in addition to the License) is legally permitted under the Act to be awarded for a riverboat to be operated from Hammond, or "Additional License"), and the Developer is not legally permitted to obtain such Additional License or the Developer is legally permitted to obtain such Additional License but does not actively seek such Additional License, then the City shall not be prohibited from endorsing or supporting another entity pursuing such Additional License or entering into an agreement with another entity regarding the operation of a riverboat gaming operation from Hammond, Indiana.

     (d) In the event that an Additional License is legally permitted and the Developer is legally permitted to obtain the Additional License and for as long as the Developer actively seeks the Additional License, the City shall support the Developer in Its efforts to obtain the Additional License.

     (e) The City and the Developer agree that it is in the best interest of the parties that they create circumstances to maximize the gross and net revenues from the Project within the parameters set forth in this Agreement. In that regard, to the extent permitted by Applicable Laws, the City agrees not to support any law, ordinance or resolution that would relate or In practical effect apply solely to the Developer and have a material adverse impact on the Developer's ability to attract patrons to the Project or maintain its profitability. In addition, to the extent permitted by Applicable Laws, the City shall not hereafter support any law, ordinance or resolution that would allow an adult entertainment use, a recycling facility, a waste incinerator, a hazardous or special waste handling or storage facility, a sanitary landfill, a penal or criminal institution, a halfway house or a similar facility for convicted criminals, an auto wrecking or junkyard facility, a scrap processing facility, a sewer disposal facility to operate on real estate located within the area that is located In the City and North of 129th Street. The City shall use reasonable efforts to provide the Developer with written notice of any request that the City receives after the date of the execution of this Agreement by the Developer and the City for a zoning change or other land use approval that would allow any such use within such area.

     Section 11.09.  Legal Conditions Precedent to City and Redevelopment
     -------------   ----------------------------------------------------
Commission Obligations.  The Developer acknowledges that the City and the
----------------------
Redevelopment Commission must take future actions to implement various obligations of each party under this Agreement; that the representations, covenants and agreements of the City and the Redevelopment Commission hereunder are subject to and contingent upon compliance with and completion of any and all applicable statutory procedures, including, without limitation, those set forth on Exhibit I, attached hereto and incorporated herein.

     Section 11.10.  Survival of Representations and Warranties.  The City
     -------------   ------------------------------------------
covenants that the representations and warranties made by ft In this Agreement shall be true and correct on each day that this Agreement remains in force and effect, with the same effect as if such representations and warranties had been made and given on and as of such day; except that if any such representation and warranty is specifically given in respect of a particular date or particular period of time and relates only to such date or period of time, then such representation and warranty shall continue to be given only as of such date or for such period of time.

     Section 11.11.  Eminent Domain. To the extent permitted by Applicable Laws,
     -------------   --------------
during the term of this Agreement, the City shall not utilize any power of eminent domain or of the sovereign to take from the Developer any of its rights in the Redevelopment Parcel.

                                  ARTICLE XII
                                  -----------

                    AFFIRMATIVE COVENANTS OF THE DEVELOPER
                    --------------------------------------

     The Developer covenants and agrees as follows:

     Section 12.01. Conduct of Business.  The Developer shall do or cause to be
     -------------  -------------------
done all things necessary or desirable to maintain its corporate existence (and maintain such corporate existence) and maintain its qualifications to do business in the State, to maintain its organizational power and capacity to own its properties and assets and to carry on its businesses in a commercially reasonable manner in accordance with normal Industry standards.

     Section 12.02. Compliance with Applicable Laws, Sublease, and Contracts.
     -------------  --------------------------------------------------------
The Developer shall comply in all material respects with the requirements of (i) all Applicable Laws, including but not limited to the Act and any regulations adopted by the Gaming Commission, (ii) the Sublease, (iii) the Port Agreement, and (iv) the Water Department License. In addition, the Developer shall comply in all material respects with all obligations, Insurance policies and contracts to which it Is a party and which, if contravened, could have a material adverse effect on the Developer's business, property, financial condition or prospects and its ability to perform its obligations under this Agreement.

     Section 12.03.  Payment of Taxes and Claims.  The Developer shall (i) pay
     -------------   ---------------------------
and discharge all lawful claims for labor, material and supplies; (ii) pay and discharge all taxes payable by it; and (iii) withhold and collect all taxes required to be withheld and collected by it and remit such taxes to the appropriate governmental body at the time and in the manner required; provided, however, that no such claim or taxes need be paid, collected or remitted it (A) it is being actively and diligently contested in good faith by appropriate proceedings; (B) reserves considered adequate by the Developer and its accountants shall have been set aside; and (C) such claim or taxes shall not have resulted in a lien and all enforcement proceedings have been stayed and appropriate security shall have been given, if required, to prevent the commencement or continuation of proceedings.

     Section 12.04.  Site Visit.  Except to the extent prohibited by Applicable
     -------------   ----------
Laws or as may be necessary to protect the Developer's proprietary information, the Developer shall permit the City and its authorized employees, representatives and agents: (i) upon giving at least 24 hours' prior notice, to visit and inspect the Gaming Facilities during normal business hours and to discuss with the Developer's senior management the current and future operation and financial results of the Project.

     Section 12.05. Notice of Developments Affecting the Representations and
     -------------  --------------------------------------------------------
Warranties.  The Developer shall, as soon as practicable after it shall become
----------
aware of the same, give notice to the City of any development that, if it existed as of the date hereof, would make any of its representations and warranties in Article IX of this Agreement untrue or inaccurate in any material respect.

     Section 12.06.  Financial and Other Information.
     -------------   -------------------------------

     (a) The Developer shall provide copies to the City, without charge, of (i) all materials, excepting confidential materials, submitted to or filed with the Gaming Commission and pertaining to the various Developer payments to the City or obligations on behalf of the City set forth in Article V hereof; (ii) all other non-confidential materials submitted to or filed with the Gaming Commission; and (iii) all materials submitted to or filed with the Securities and Exchange Commission; within seven (7) days after submission or filing of such materials.

     (b) Until Final Completion of the Project, immediately after receiving written request from the City, the Developer shall provide copies of any and all maps, drawings, surveys, title insurance commitments and/or policies, environmental and other reports, or any other document relating to the construction, development, or operation of the Project.

     (c) To the fullest extent permitted by law, the City shall preserve the confidentiality of all written materials submitted to the City and clearly designated as "confidential" by the Developer.

     Section 12.07. Certificate of Suitability.  The Developer shall comply with
     -------------  --------------------------
all of the terms and conditions of the Certificate awarded by the Gaming Commission as if such provisions were material provisions of this Agreement.

     Section 12.08. Maintenance.  The Developer, at its sole expense, shall
     -------------  -----------
provide cleaning and maintenance services consisting of debris and trash pickup, street cleaning and snow removal for the Redevelopment Parcel, including, without limitation, all streets, sidewalks parking areas and other areas located on or within the real estate and real estate interests that comprise the Redevelopment Parcel. Cleaning and maintenance of streets, sidewalks, parking areas and other public areas belonging to the City shall be subject to the supervisory approval of the City. It is acknowledged by the Developer that the success of the entire development contemplated by this Agreement on a long-term basis mandates high standards of maintenance normally and customarily applicable in each industry contemplated by this Agreement. Each component of the Redevelopment Parcel shall be maintained in such manner.

     Section 12.09.  Vendors and Suppliers.  Contingent In each case upon the
     -------------   ----------------------
ability of any vendor or supplier to provide in timely fashion at competitive prices the quantity and quality of materials or goods the Developer requires, the Developer shall use its best reasonable efforts to procure goods and services, during the operation of the Boat and Guest Facilities after Substantial Completion and Final Completion, from vendors and suppliers having a principal place of business in the City. Such "best reasonable efforts" shall mean things such as periodic and regular vendor and supplier fairs, regular published notices of construction and procurement opportunities, and a public designation of the person or persons employed by the Developer responsible for and responsive to the obligations of the Developer under this Section 12.09.
The Developer agrees to maintain a record of all relevant data with respect to compliance with this Section 12.09 and to provide to both the Mayor and the Common Council, no less frequently than monthly until Final Completion of the Project and, thereafter, no less frequently than semiannually, such information set forth in Schedule 11 attached hereto and incorporated herein by this reference with respect thereto.

     Section 12.10.  Marketing.  The Developer shall work with the City and its
     -------------   ---------
merchants in developing a marketing plan to promote the tourism and hospitality industry in the City.

     Section 12.11. Gambler's Addiction Program.  The Developer shall establish
     -------------  ---------------------------
a gambling addiction behavior program or cause a gambling addiction behavior program to be established.

     Section 12.12. Employment and Wages Following Construction.  The Developer
     -------------  -------------------------------------------
agrees to provide opportunities for jobs for residents of the City, the County and other areas of the State. To such end, the Developer reasonably expects that at least one thousand two hundred (1,200) new jobs will be created by November 1, 1996, as a result of the operation of the Project, which one thousand two hundred (1,200) new jobs shall have an average annual wage (including gratuities and benefits) for full-time jobs of approximately Thirty Thousand Dollars ($30,000), and at least seventy-five percent (75%) of such one thousand two hundred (1,200) new jobs will qualify for the benefits provided to full-time employees. To such end, the Developer also has established goals to hire at least seventy-five percent (75%) of its employees for the Project as of the first anniversary of the Commencement Date from qualified residents of the following designated areas, giving preference in the following order first, the City; second, the County; and third, other areas of the State; and to hire at least fifty percent (50%) of its employees for the Project as of the first anniversary of the Commencement Date from residents of the City. To such end, the Developer shall use reasonable efforts to hire qualified and competent management personnel at customary compensation levels for such positions for the Project In accordance with the preferences stated above. The Developer shall, at its sole expense, conduct at least one "job fair" to be held in Hammond, Indiana, at which representatives of the Developer and the City shall be present to discuss opportunities for employment at the Project. The City and the Developer shall be co-sponsor of any such job fairs. The Developer shall, at its sole expense, provide casino training for potential casino employees from the County so as to enable them to qualify for casino employment at the Project, and for that purpose shall open a casino training school within the City of Hammond, Indiana. The Developer agrees to maintain a record of all relevant data with respect to compliance with this Section 12.12 and to provide to both the Mayor and the Common Council, no less frequently than monthly until Final Completion of the Project and, thereafter, no less frequently than semi-annually, the information set forth in Schedule III attached hereto and incorporated herein by this reference with respect thereto.

     Section 12.13.  Boat Safety Provisions and Emergency Preparedness.  The
     -------------   -------------------------------------------------
Developer shall provide adequate fire and casualty measures for the safety of the Developers passengers on the Boat consistent with applicable U.S. Coast Guard requirements. Prior to the opening of the Project or operation of the Boat, the Developer shall develop and implement, in consultation with the City and other relevant governmental authorities, an emergency preparedness and disaster response plan that complies with all provisions of Applicable Laws as to operation of the Project (including, without limitation, operation of the Boat).

     Section 12.14.  Title Insurance and Surveys.  The Developer, at its cost
     -------------   ---------------------------
and expense, has provided the City with title insurance commitments for ALTA owner's policies of title insurance issued by Chicago Title Insurance Company covering and insuring title to the Overpass Premises, NIPSCO Parcel Bl, NIPSCO Parcel B2, NIPSCO Parcel 32, NIPSCO Parcel 35, NIPSCO Overpass Parcels, NIPSCO Railway Parcel, Redevelopment Parcel, EJ&E Parcels, and CSX Parcel 6. The Developer shall, simultaneously upon the conveyance of NIPSCO Parcel Bl, NIPSCO Parcel B2, NIPSCO Parcel 32, NIPSCO Parcel 35, NIPSCO Overpass Parcels and NIPSCO Railway Parcel, pay (or cause NIPSCO to pay) all premiums required to cause Chicago Title Insurance Company to issue ALTA owners policies of title insurance to the grantees, in such amounts, subject to such exceptions and with such endorsements as are reasonable under the circumstances. The Developer, at its cost and expense and within ninety (90) days after the execution of this Agreement, shall provide the City with surveys of NIPSCO Parcel B1, NIPSCO Parcel B2, NIPSCO Parcel 32, NIPSCO Parcel 35, NIPSCO Accretion Parcel, NIPSCO Overpass Parcels and NIPSCO Railway Parcel, conforming to the Minimum Standard Detail Requirements for Indiana Land Title Surveys, certified as of a current date by an Indiana registered land surveyor acceptable to the City and in all other respect acceptable to the City.

     Section 12.15.  Operation.  Commencing on the Commencement Date and at all
     -------------   ---------
times thereafter that the Developer holds the License, the Developer shall operate the Gaming Facilities and its business therein in a first class manner and maintain operating hours that are commercially reasonable and customary in the riverboat gaming industry.

     Section 12.16.  Maintenance of License.  The Developer shall take all
     -------------   ----------------------
actions, and not fall to take any actions, required to maintain the License in effect at all times during the term of the License.

     Section 12.17.  Non-Competition.  The Developer shall comply with the
     -------------   ---------------
Declaration of Non-Competition dated November 2, 1995, delivered to the Gaming Commission, and the Developer shall cause each signatory to the Declaration of Non-Competition to comply therewith. The Developer will not make application to the Gaming Commission for, or seek the issuance of, a license for riverboat gaming operations with respect to any location other than the Hammond Marina location contemplated hereunder.

                                 ARTICLE XIII
                                 ------------

                      NEGATIVE COVENANTS OF THE DEVELOPER
                      -----------------------------------

     The Developer covenants and agrees as follows:

     Section 13.01.  Limit on Developer Assignment or Reorganization.  The
     -------------   -----------------------------------------------
Developer shall not assign, sell, transfer or convey this Agreement or any interest herein (a "Transfer") without the prior written consent of the Gaming Commission; provided, that in no event shall the Developer assign, sell, transfer or convey this Agreement or any interest herein to any person or entity that does not hold a License in accordance with the Act; and provided further, that the Developer shall not Transfer this Agreement to any person or entity that has not executed a written assignment and assumption agreement whereby the Developer's obligations under this Agreement, the Sublease, the Port Agreement and the Water Department License are assigned to and assumed by such person or entity upon terms reasonably acceptable to the City, the Commission, the Port Authority and the Water Department. Any assignment or transfer by operation of law (voluntary or involuntary), merger, conversion or reorganization, any assignment or transfer to a receiver or trustee in any federal or state bankruptcy, insolvency or other proceeding or any change in control of the Developer or of any entity controlling the Developer shall constitute a Transfer for purposes of this Agreement. For purposes of this Section 13.01, "control" means the power to direct the management and policies of the Developer, directly or indirectly, whether through the ownership or control of fifty percent (50%) or more of the shares or other equity or beneficial Interest or power to vote the same, or by the partnership or trust agreement or other instrument or contract or otherwise; and the term "controlling" has the meaning correlative to the foregoing. The Developer shall provide the City with at least one hundred twenty (120) days' written notice prior to malting any request to the Gaming Commission to make a Transfer and provide the City with a reasonable opportunity to present b position (including allocation of time to the City In any presentation or public hearing before the Gaming Commission) concerning any such request to the Gaming Commission. The Developer shall not mortgage, pledge, hypothecate, collaterally assign or otherwise encumber this Agreement.

     Section 13.02.  Prohibited Activities.  The Developer shall not engage in
     -------------   ---------------------
any activities which may result In the License being suspended or revoked.

     Section 13.03.  Substitution of Boat.  The Developer shall not
     -------------   --------------------
substantially after or substitute for the Boat without the prior written consent of the Gaming Commission. The Developer shall provide the City with at least ninety (90) days' written notice prior to making any request to the Gaming Commission to substantially after or substitute for the Boat and provide the City with a reasonable opportunity to present its position (including allocation of time to the City in any presentation or public hearing before the Gaming Commission) concerning any such request to the Gaming Commission.

                                  ARTICLE XIV
                                  -----------

                       AFFIRMATIVE COVENANTS OF THE CITY
                       ---------------------------------

     The City covenants and agrees as follows:

     Section 14.01. Further Support.  From and after the issuance of the License
     -------------  ---------------
to the Developer, and subject to the provisions of Section 11.09 and Section
18.03 of this Agreement, the Mayor shall, to the extent permitted by Applicable Laws, support the Developer in its efforts to obtain all changes in zoning and to obtain (and keep in full force and effect during the Term) other regulatory or governmental approvals, licenses, and permits required for the performance of the Work and the acquisition, construction, equipping and operation of the Project by the Developer.

     Section 14.02. Notice of Developments Affecting Representations and
     -------------  ----------------------------------------------------
Warranties.  The City shall, as soon as practicable after it shall become aware
----------
of the same, give notice to the Developer of any development that, if it existed as of the date hereof, would make any of its representations and warranties in
Article XI untrue or inaccurate in any material respect.

     Section 14.03. Additional Burden.  In the event that at any time during the
     -------------  -----------------
Term the State of Indiana, pursuant to new or amended public laws, statutes or regulations, imposes additional taxes or fees upon the Developer solely related to or because of its gaming activities or assets, Including but not limited to increases in the admission taxes under IC 4-33-12 or In the wagering taxes under IC 4-33-13, then the City shall consult with the Developer regarding the effect of the imposition of such additional taxes or fees upon the Developer. Notwithstanding the foregoing, the City shall not be obligated to modify or amend any of the terms of this Agreement, Including specifically the payments to be made by the Developer to the City set forth in Article V hereof.

     Section 14.04.  Empress Drive and Address.  Subject to Section 11.09
     -------------   -------------------------
hereof, the City shall (a) support the naming of the Overpass as "Empress Drive" for so long as this Agreement is in full force and effect and (b) support the address of 0825 Empress Driven for the Guest Facilities.

     Section 14.05.  Waterworks Parcel.  The City shall use reasonable efforts
     -------------   -----------------
to cause the Water Department to (a) enter into an agreement with the Developer for the licensing or leasing of the property located adjacent to the Redevelopment Parcel that is depicted and/or described as the Maintenance Area on Exhibit B attached hereto (the maintenance Areas).

     Section 14.06. City Services.  Upon the request of the Developer, the City
     -------------  -------------
agrees to provide services to it Project that it provides to other businesses located in the City upon the same terms and conditions and at the same charge that it provides such services to such other businesses. The City shall not assess or charge the Developer for utilities, tap-in rights, hook-ups, refuse pick-up or any other charge for City services or City owned services which are not consistent with the charges charged to any other business in the City.

     Section 14.07.  Litigation Cooperation.  In the event that any litigation
     -------------   ----------------------
is filed to stop the Project or in the event that the Developer or an Affiliate of the Developer files litigation against a third party to facilitate the completion of the Project (all such litigation is collectively referred to as the "Litigation"), the parties shall, subject to the agreement of the parties as to the terms and conditions of such cooperation, cooperate with each other to facilitate a prompt resolution of such Litigation as soon as possible, including, without limitation, sharing of information, consultation and cooperation with each other concerning prosecution and settlement of the Litigation.

                                  ARTICLE XV
                                  ----------

                             CONDITIONS PRECEDENT
                             --------------------

     Section 5.01.  Conditions Precedent.  Notwithstanding anything to the
     ------------   --------------------
contrary herein, the Developer's performance of the Work and construction and operation of the Project and payment of any amounts to the City, as provided herein (except for such Performance, including, without limitation, the making of any required payments, that is specifically contemplated to be undertaken prior to the issuance of a License to the Developer), are expressly subject to the issuance to the Developer of the License by the Gaming Commission.

     Section 15.02.  No Other Conditions Precedent.  Except for the conditions
     -------------   -----------------------------
precedent set forth in Section 15.01, no other conditions shall release the Developer from complying with the terms and conditions of the Agreement; provided, however, that this Section 15.02 shall not be deemed or construed to require continued performance of this Agreement in the event of an Event of Default by the City as described in Section 16.06, or otherwise to relieve the City from its obligations to comply with the provisions of this Agreement.

                                  ARTICLE XVI
                                  -----------

                             DEFAULT AND REMEDIES
                             --------------------

     Section 16.01. Events of Default.  Each of the following events, if not
     -------------  -----------------
remedied as hereinafter provided, shall be deemed an "Event of Default":

     (a) The occurrence of any event set forth in Section 16.04., as therein provided; or

     (b) The Developer's failure to pay any payment due hereunder when the same becomes due, and the failure continues for ninety (90) days after receipt of written notice thereof from the City; or

     (c) An Event of Default by the Developer occurs under the Port Agreement;
or

     (d) An Event of Default by the Developer occurs under the Sublease Agreement; or

     (e) A breach or default by the Developer under the terms of the Water Department License and the expiration of any applicable grace or cure period set forth in the Water Department License; or

     (f) The Developer's License shall either (a) have expired and not be renewed and the Developer shall not have notified the City of its determination not to renew or extend the License as and when required by Article XVII, or (b) have been revoked and not reinstated after the earlier of (i) the exhaustion of all appeals to the Gaming Commission by the Developer, or (ii) three (3) months after initial revocation of the License; or

     (g) The Developer's failure to perform any other covenant or agreement herein on the Developer's part to be kept or performed which Is not an Event of Default under paragraphs (a), (b), (c). (d), (e) or (o of this Section 16.01 and the continuance of such failure for a period of thirty (30) days after notice in writing to the Developer from the City specifying the nature of such failure.

     Section 16.02.  Extensions Upon Developer Default.  If the City gives
     -------------   ---------------------------------
notice at any time of a default of a nature that cannot be cured within the thirty (30) day period provided in Section 16.01 (g), then such default shall not be deemed an Event of Default so long as the Developer, following notice from the City, proceeds to cure the default as soon as reasonably possible and continues to take all reasonable steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. In addition, no Event of Default shall be deemed to have occurred if and so long as the Developer shall be delayed in or prevented from curing the same within the applicable cum period by Force Majeure Events.

     Section 16.03.  City Remedies.  Upon the occurrence of any Event of Default
     -------------   -------------
pursuant to subparagraphs (a), (b), (c), (d), (e) or (g) of Section 16.01, or at any time thereafter so long as the same is not cured, the City may (a) cure any such Event of Default and collect the cost thereof from the Developer upon demand, (b) seek, obtain and enforce a Judgment for specific performance or other declaratory relief against the Developer for the performance of any agreement or covenant contained in this Agreement on the Developer's part to be kept or performed where equitable relief is appropriate, and/or (c) seek, obtain and enforce a judgment for monetary damages resulting from any such Event of Default.

     Upon the occurrence of any Event of Default under subparagraph (f) of
Section 16.01, or at any time thereafter, the City may, at its option and in addition to and without prejudice to any other rights and remedies the City shall have under this Agreement or at law or in equity, give to the Developer a written notice of its election to terminate this Agreement upon a date specified In such notice, which date shall be not less than fortyfive (45) days after the date of delivery to the Developer of such notice by the City.

     In addition to any and all other remedies of the City, the Developer acknowledges that it shall be liable for substantial penalties, including actual, consequential and punitive damages, In the event that the Developer abandons the pursuit of the License or, after execution of this Agreement, abandons the Project.

     Section 16.04.  Certain Events of Default Specified.  If during the Term:
     -------------   -----------------------------------

     (a) The Developer shall be adjudicated a bankrupt or adjudged to be insolvent;

     (b) A receiver or trustee shall be appointed for the Developer's property and affairs, unless such appointment shall be vacated within ninety (90) days of its entry;

     (c) The Developer shall make an assignment for the benefit of creditors;

     (d) A petition shall be filed proposing the adjudication of the Developer as a bankrupt or insolvent or the reorganization of the Developer or an arrangement by the Developer with its creditors whether pursuant to the United States Bankruptcy Code or any similar federal or state proceedings, unless such petition is filed by a party other than the Developer and is withdrawn or is dismissed within ninety (90) days after the date of filing; or

     (e) Any execution or attachment shall be issued against the Developer or any of the Developer's property, whereby the Developer's property shall be taken or occupied or attempted to be taken or occupied by someone other than the Developer, unless such attachment is a prejudgment attachment that is set aside within ninety (90) days after the issuance of the same;

          then, subject to Section 16.05, an Event of Default by the Developer hereunder shall be deemed to have occurred so that the provisions of Sections 16.01, 16.02, 16.03 and 16.04 hereof shall have become effective.

     Section 16.05.  Preservation of Agreement Upon Certain Developer Defaults.
     -------------   ---------------------------------------------------------
Notwithstanding anything to the contrary contained in Sections 16.01, 16.02, or 16.03, upon the occurrence of an Event of Default by the Developer pursuant to
Section 16.04, then d all amounts due and payable hereunder shall continue to be paid and the other covenants and agreements of this Agreement on the Developer's part to be kept and performed shall continue to be kept and performed, no Event of Default by the Developer shall be deemed to have occurred and the provisions of Sections 16.01, 16.02, 16.03 and 16.04 shall not become effective.

     Section 16.06.  City Default.  Each of the following events, if not
     -------------   ------------
remedied as hereinafter provided, shall be deemed an 'Event of Default' by the
City:

     (a) The occurrence of any event set forth In Section 16.04(a), 16.04(b), 16.04(c) or 16.04(d) on the part of the City; or

     (b) The City's failure to pay any payment required to be paid to the Developer hereunder when the same becomes due, and the failure continues for ninety (90) days after receipt of written notice therefrom from the Developer, or

     (c) The City failure to perform any other material covenant or agreement herein on the City's part to be kept or performed which is not an Event of Default by the City under Paragraphs (a), (b), (d) or (e) of this Section 16.06 and the continuance of such failure for a period of thirty (30) days after notice in writing to the City from the Developer specifying the nature of such failure; or

     (d) An Event of Default by the Redevelopment Commission occurs under the Sublease and the Sublease is terminated by the Developer, or

     (e) An Event of Default by the Port Authority occurs under the Port Agreement and the Port Agreement Is terminated by the Developer.

     Section 16.07.  Extensions Upon City Default.  If the Developer gives
     -------------   ----------------------------
notice at any time of a default of a nature that cannot be cured within the thirty (30) day period provided in Section 16.06(c), then such default shall not be deemed an Event of Default by the City so long as the City, following notice from the Developer, proceeds to cure the default as soon as reasonably possible and continues to take all reasonable steps to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. In addition, no Event of Default by the City shall be deemed to have occurred if and so long as the City shall be delayed in or prevented from curing the same within the applicable cum period by Force Majeure events.

     Section 16.08.  Developer Remedies.  Upon the occurrence of any Event of
     -------------   ------------------
Default by the City pursuant to Section 16.06, or at any time thereafter so long as the same is not cured, the Developer may (a) cure any such Event of Default by the City and collect the costs thereof from the City upon demand, (b) seek, obtain and enforce a judgment for specific performance or other declaratory relief against the City for the performance of any agreement or covenant contained in this Agreement on the City's part to be kept or performed where equitable relief is appropriate, and/or (c) seek, obtain and enforce a judgment for monetary damages resulting from any such Event of Default by the City; provided, that the specific remedies under this Section 16.08 shall be the sole and exclusive remedies of the Developer, and provided further, that the Developer agrees not to offset any such costs or monetary damages against amounts required to be paid by the Developer to the City under this Agreement unless such costs and damages are reduced to a final judgment entered by a court of competent jurisdiction.

     Section 16.09.  Preservation of Agreement Upon Certain City Defaults.
     -------------   ----------------------------------------------------
Notwithstanding anything to the contrary contained in Sections 16.06, 16.07 or 16.08, upon the occurrence of an Event of Default by the City pursuant to
Section 16.04(a), 16.04(b), 16.04(c) or 16.04(d) on the part of the City, then if all amounts due and payable hereunder shall continue to be paid and the other covenants and agreements of this Agreement on the City's part to be kept and performed shall continue to be kept and performed, no Event of Default by the City shall be doomed to have occurred and the provisions of Sections 16.06,
16.07 and 16.08 shall not become effective.

                                 ARTICLE XVII
                                 ------------

                       TERM OF AGREEMENT AND TERMINATION
                       ---------------------------------

     The term ("Term") of this Agreement, and its effectiveness, shall commence upon execution of this Agreement by each of the parties hereto and shall continue in full force and effect until the earlier of (a) the termination by the City of this Agreement in accordance with and as provided in Article XVI, or
(b) the date that the License expires; provided, that in the event the Developer determines not to renew or extend the License, the Developer shall so notify the City in writing of any such determination on the earlier of (i) the date of such determination by the Developer or (ii) one hundred twenty (120) days prior to the expiration date of the term of the then-current License. The Developer acknowledges that it shall be liable for substantial penalties, including actual, consequential and punitive damages, in the event the License is not renewed or extended and the Developer failed to provide the City with notice of its determination not to renew or extend the License as and when provided by this Article XVII.

                                 ARTICLE XVIII
                                 -------------

                                 MISCELLANEOUS
                                 -------------

     Section 18.01.  No Agency, Partnership or Joint Venture.  Nothing contained
     -------------   ---------------------------------------
in this Agreement nor any act of the City or the Developer, or any other person, shall be deemed or construed by any person to create any relationship of third-party beneficiary, or if principal and agent, limited or general partnership, or joint venture between the City and the Developer.

     Section 18.02. Negotiated Document.  The Developer and the City acknowledge
     -------------  -------------------
that the provisions and the language of this Agreement have been negotiated at arms, length and agree that no provision of this Agreement shall be construed against either the Developer or the City by reason of either party having drafted such provision of this Agreement.

     Section 18.03. Compliance with Laws.  The Developer and the City each
     -------------  --------------------
acknowledge that the obligations of the City described In this Agreement, including without limitation any obligation to acquire property, or to sell, lease or dispose of any interest in property owned by the City, may involve certain and various legally required proceedings and/or approvals, and any and all such obligations or undertakings of the City described herein are accordingly subject to compliance with such proceedings and all other Applicable Laws to which the City may be subject.

     Section 18.04.  Force Majeure Events.  Notwithstanding anything contained
     -------------   --------------------
in this Agreement to the contrary, if the Developer or the City is delayed, hindered, or prevented in the performance of any act or the achievement of any deadline required under this Agreement (other than the payment of money) by reason of fire, casualty, strikes, lockout, labor troubles, inability to procure materials or supplies, failure of power, Gaming Commission or other governmental authority, weather, riots, insurrection, war, or other reasons of like nature, or failure of timely performance by or acts 'of the other party ("Force Majeure Events"), and such delays, hindrances, or prevention of performance are not within the reasonable control of the party obligated to perform, the party affected by such delay shall promptly give notice thereof to the other parties and thereupon performance of such act shall be excused for the period of delay and/or such deadline extended for a period equal to the period of delay. Such excusal and/or extension of time shall be, however, predicated upon the Developer's (i) notifying the City in writing of the delays and reasons causing the delay within thirty (30) days upon learning of the same by the Developer, and (ii) taking all reasonable steps to avoid the delay and all reasonable steps to remove and address the condition(s) causing the delay.

     Section 18.05.  Exhibits.  All Exhibits identified in or attached to this
     -------------   --------
Agreement are incorporated herein and made part hereof by this reference.

     Section 18.06.  Captions.  The captions, headings and arrangements in this
     -------------   --------
Agreement are for convenience only and do not in any way define, limit or modify the terms or provisions hereof.

     Section 18.07.  Number and Gender.  Whenever the singular number is used in
     -------------   -----------------
this Agreement, the same shall include the plural where appropriate and words of any gender shall include the other gender where appropriate.

     Section 18.08.  Notices.  No notice, approval, consent or other
     -------------   -------
communication authorized or required by this Agreement shall be effective unless the same shall be in writing. Any such communication shall be effective (i) upon receipt if it is hand delivered, with signed receipt therefor obtained,
(ii) seventy two (72) hours after it is sent postage prepaid by United States registered or certified mail, return receipt requested, (iii) twenty four (24) hours after it is deposited with a national courier for overnight delivery, or
(iv) twenty four (24) hours after it is sent by telefax, with written confirmation therefor obtained, directed or addressed in each case set forth in
(i) through (iv) above to the other party at its address (or telefax number) set forth below.

     The addresses and telefax numbers for notices are:

     To the City:        Mayor
                         City of Hammond
                         5925 Calumet Avenue
                         Hammond, Indiana 46320
                         Telefax No. 219-931-0831

                         President
                         Hammond Common Council
                         5925 Calumet Avenue
                         Hammond, Indiana 46320
                         Telefax No. 219-____________

     To the Developer.   Empress Casino Hammond Corporation
                         825 Empress Drive
                         Hammond, Indiana 46320
                         Attention: General Manager
                         Telefax No. 219-473-0388

Any party may, In substitution of the foregoing, designate a different address and addresses (and/or telefax number or numbers) within the continental United States for purposes of this Section by written notice delivered to all other parties in the manner prescribed in this Section 18.08 at least ten (10) days in advance of the date upon which such change of address is to be effective.

     Section 18.09.  Prior Agreements: Entire Agreement.  The Letter of Intent,
     -------------   ----------------------------------
the Supplemental Subscription dated September 2, 1993, and the Assurance Agreement of September 21, 1993, are expressly merged into this Agreement and are terminated and have no further force or effect. The Developer and the City acknowledge and agree that (a) there are no oral proposals, understandings or agreements between them, and (b) all prior oral proposals, understandings and agreements between the Developer and the City are set forth in written documents executed by the Developer and the City, and (c) the obligations of the Developer and the City hereunder represent all of the respective obligations between them and neither party shall be bound as against the other to perform additional obligations hereunder. The City shall not seek from the Developer any additional obligations, including but not limited to financial obligations, with respect to the Project not expressed in this Agreement. This Agreement constitutes the entire agreement of the parties hereto with rasped to the subject matter hereof, except as may otherwise be expressly provided herein. This Agreement may not be modified or amended except by a written instrument signed by the Mayor, the Developer and the Redevelopment Commission.

     Section 18.10.  Survival.  All representations, warranties and indemnities
     -------------   --------
set forth in this Agreement shall survive the execution and termination hereof.

     Section 18.11.  Counterparts.  This Agreement may be executed in a number
     -------------   ------------
of identical counterparts and, if so executed, each such counterpart is deemed an original for all purposes, and all such counterparts shall collectively constitute one Agreement.

     Section 18.12.  Binding Effect.  The rights of the Developer and the City
     -------------   --------------
under this Agreement shall inure to the Developer and the City, respectively, and upon their respective successors and permitted assigns. The obligations of the Developer and the City under this Agreement shall be binding upon the Developer and the City, respectively, and on their respective successors and permitted assigns. However, the respective obligations of the Developer and the City under this Agreement shall not extend to their shareholders, officers, directors, office holders, employees, agents, consultants, contractors, members, partners, joint venturers or Affiliates of the Developer.

     Section 18.13.  Time of the Essence.  Time is of the essence in the
     -------------   -------------------
performance of this Agreement and each and every provision contained herein.

     Section 18.14.  Costs of Proceedings.  In the event of the institution of
     -------------   --------------------
any proceeding relating to the performance of this Agreement, the parties agree that costs and expenses, including reasonable attorneys' fees and expenses, incurred by the prevailing party (as defined herein) in connection with such proceeding, will be paid or reimbursed by the non-prevailing party. For purposes of this Section, "prevailing party" shall be defined as (i) the party which ultimately is awarded an amount (net of any offsets or counterclaims awarded to the other party) in excess of the last settlement offer made in writing by the other party, or (ii) the party which made the last settlement offer in writing, the amount ultimately awarded (not of any offsets or counterclaims awarded to the other party) is less than such last settlement offer, or (iii) the party which ultimately is awarded an amount, regardless of sum, if no settlement offer was ever made in writing by the other party, or (iv) d no amount is awarded, but instead equitable relief is granted, the party in whose favor such equitable relief is granted.

     Section 18.15.  Severability.  If and in the event any provision of this
     -------------   ------------
Agreement is determined to be invalid for any reason, it shall be severed and all other provisions not determined invalid shall continue with full force and effect; provided, however, that if (i) such declaration of Invalidity relieves a party of a material obligation to the other, or eliminates a material benefit to a party, and (ii) the effect of either of the foregoing is to deprive the other party of substantially all of the benefits to such party of the transactions contemplated by this Agreement, then the adversely affected party shall have the right to terminate this Agreement, by giving notice of such termination to the other party.

     Section 18.16.  Non-Waiver.  No failure by either party hereto, at any
     -------------   ----------
time, to require the performance by the other of any term of this Agreement, shall in any way affect the right of either party to enforce such terms, nor shall any waiver by either party of any term hereof be taken or held to be a waiver of any other provision of this Agreement. No waiver of any term or provision of this Agreement shall be effective unless the same is in writing, signed by the parties hereto.

     Section 18.17.  Governing Law.  This Agreement is entered into in the State
     -------------   -------------
of Indiana and shall be governed by and construed (and all of the rights and obligations hereunder shall be determined) in accordance with the internal laws of the State of Indiana, without reference to the choice of law principles thereof.

     Section 18.15.  No Third-Party Beneficiaries.  Nothing in this Agreement
     -------------   ----------------------------
shall be construed as creating any rights of entitlement that inure to the benefit of any person or entity not a party of this Agreement, other than the City Indemnified Parties solely with respect to the provisions of Article XX hereof and the Port Authority and the Water Department solely with to the provisions of Section 8.19 hereof.

     Section 18.19.  Jurisdiction and Consent to Suit.  Subject to the
     -------------   --------------------------------
provisions of Article XIX, each of the City and the Developer hereby agrees and consents to be subject to the exclusive personal and subject matter jurisdiction of the Circuit or Superior Court of Lake County, Indiana, in connection with any claim, cause of action or other dispute by either of them against the other arising out of or relating to the terms, obligations and conditions of this Agreement,, provided, however, that each party shall retain any rights it may have under Applicable Laws then in effect to so& a change of judge in any proceeding before such designated Court. The City covenants that it shall not assert in any such action, as a defense to any claim by the Developer for breach or violation by the City of this Agreement, any defense of sovereign or governmental immunity to which the City might otherwise claim to be entitled under Applicable Laws then in effect.

     Section 18.20. Confidentiality.  The parties acknowledge that the Agreement
     -------------  ---------------
shall be subject to public disclosure under the laws of the State, if, as and when it is executed and becomes effective.

     Section 18.21.  Standards for Consent.  Where any provision of this
     -------------   ---------------------
Agreement requires the consent or approval of either party, each party agrees that it will not unreasonably withhold, condition, or delay such consent or approval, except as otherwise expressly provided in this Agreement, and the reasonableness of each party's determination shall be evaluated in accordance with any particular standards governing such particular consent or approval as expressly set forth in this Agreement, or if no standards are expressly set forth, then in accordance with all relevant facts and circumstances. Where any provision of this Agreement requires one party to do anything to the abstraction of the other party, the other party agrees that it will not unreasonably refuse to state its satisfaction with such action. Any dispute over the reasonableness of either party withholding or conditioning its consent or satisfaction shall be resolved pursuant to Article XIX of this Agreement.

                                  ARTICLE XIX
                                  -----------

                      DISPUTE RESOLUTION AND TERMINATION
                      ----------------------------------

     Section 19.01.  Affirmative Dispute Resolution.  If a dispute arises
     -------------   ------------------------------
between the Developer and the City relating to this Agreement, the Developer and the City, to the fullest extent permitted by applicable law, agree to use the following procedure to resolve the dispute:

     (a) A meeting shall be held promptly between the parties, attended by individuals with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute;

     (b) If, within fourteen (14) days after that meeting, the parties have not succeeded in negotiating a resolution to the dispute, they hereby agree to submit the dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association and to bear equally the costs of the mediation,

          (1) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in this regard from the American Arbitration Association if they are unable to agree upon this appointment within twenty-one (21) days from the conclusion of the negotiation period; and

          (2) The parties agree to participate in good faith in the mediation and negotiation related thereto for a period of thirty (30) days. If the parties are not successful in resolving the dispute through the mediation, the parties agree that, to the fullest extent permitted by law, the dispute shall be settled by binding arbitration In accordance with the procedures set forth below.

     Section 19.02.  Arbitration.  If any dispute cannot be settled in
     -------------   -----------
accordance with the procedures set forth in Section 19.01 above, to the fullest extent permitted by Applicable Laws, then:

     (a) Any party may request arbitration of the dispute by giving the other parties written notice that specifies the matter sought to be arbitrated and designating a person to act as arbitrator, provided such person must be independent and qualified as an arbitrator by the American Arbitration Association.

     (b) Within ten (10) business days after receipt of the notice described in subparagraph a) above, the Developer or the City, as the case may be, shall send written notice to the party requesting arbitration acknowledging the request for arbitration and designating a second person lo act as arbitrator;

     (c) Within ten (10) business days after receipt of the notice described in subparagraph (b) above of the second arbitrator, the two arbitrators, by mutual agreement, shall designate a third arbitrator. If the time provided in subparagraph (b) above expires before the written notice described in subparagraph (b) is sent to the party requesting arbitration, the first arbitrator shall designate the two additional arbitrators;

     (d) Promptly after the third arbitrators designation, but in no event later than thirty (30) days thereafter, at a date to be set by the arbitrators, an arbitration hearing shall be held in Indianapolis, Indiana. The Commercial Arbitration Rules of the American Arbitration Association shall apply at the arbitration hearing, and the three arbitrators shall allow the City and the Developer to each present, in the presence of the other party, its case, including opening statement, evidence, witnesses, if any, and summation. The arbitrators shall render their decision within thirty (30) days of the hearing; and

     (e) During the arbitration proceedings. all parties shall be entitled to all discovery which is available under the Federal Rules of Civil Procedure for the Northern District of Indiana. All parties shall have an opportunity to present witnesses and evidence before the arbitrators. The arbitrators shall use their best efforts to make a decision within thirty (30) days of the date of the hearing. The decision and award, N any, of the majority of the arbitrators shall be doomed the decision of all three arbitrators. The parties shall use their best efforts to expedite the arbitration proceedings.

     (f) The arbitrators may award costs to the prevailing party in accordance with the guidelines set forth in Section 18.14 of this Agreement if the arbitrator determines that the non-prevailing party failed to negotiate in good faith the matter that is the subject of the arbitration.

     (g) The arbitrators shall limit their decision to (i) the matter identified as being in dispute and (ii) any counterclaims properly brought during the course of the arbitration proceedings.

     (h) If the award rendered by the arbitrators is an award of Two Hundred Fifty Thousand Dollars ($250,000.00) or less or requires performance equivalent in value to a sum which is Two Hundred Fifty Thousand Dollars ($250,000) or less (inclusive of any costs awarded by the arbitrator) (collectively, the "Arbitration Threshold"), said award shall be final, binding and unappealable as to the parties with respect to matters decided by the arbitrators within the arbitrator's jurisdiction. If the arbitrators' award is greater than the Arbitration Threshold, said award shall be appealable by either party for a mistake of law or fact but only to a court of competent jurisdiction in accordance with the provisions of Section 18.19 of this Agreement.

     Section 19.03.  Actions During Pendency of Dispute.  If a dispute arises
     -------------   ----------------------------------
between the Developer and the City relating to this Agreement and such dispute is being negotiated in good faith or submitted to the affirmative dispute resolution provisions of Section 19.01 or the arbitration provisions of Section 19.02, then the City shall not take any action to revoke requisite licenses, permits or approvals nor, unless the activity on the part of Developer shall cause the City immediate and irreparable harm that cannot be remedied by the payment of monetary damages, seek to enjoin the activity of the Developer. However, if an Event of Default by the City occurs with respect to the provisions of Section 11.08 [Support of Developer], Developer shall have the right to seek to enjoin the City from such activities, It being agreed that it will be difficult to ascertain the extent of Developers monetary damages in such circumstances. Further, during the pendency of any dispute which is being negotiated in good faith or which has been submitted to the alternative dispute resolution provisions of Section 19.01 or the arbitration provisions under Section 19.02, each party shall continue to perform it other obligations under the Agreement not related to the dispute.

                                  ARTICLE XX
                                  ----------

                    DEVELOPER'S INDEMNIFICATION OBLIGATIONS
                    ---------------------------------------

     Section 20.01.  Environmental Indemnification.  The Developer agrees, at
     -------------   -----------------------------
the Developer's sole cost and expense, to protect, defend, indemnify and save harmless the City Indemnified Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, response and clean up costs, and other costs and expenses (including, without limitation, reasonable attorneys'' fees, the cost of any remedial action. consultant fees, investigation and laboratory fees, court costs and litigation expenses), imposed upon or incurred by or asserted against any of the City Indemnified Parties by reason of: (a) the presence, disposal, escape, seepage, leakage, spillage. discharge, emission, release or threatened release of any Hazardous Materials on, from or affecting the Project Site to the extent the Developer had or has an obligation to remediate the same under the terms of Section 8.01 (b) of this Agreement or to the extent the Developer breaches the terms of Section 8.01 (c) of this Agreement; (b) any personal Injury (including wrongful death) or property damage (real or personal) to the extent caused by a breach by the Developer of the terms of Sections 8.01 (b) or 8.01 (c) of this Agreement; (c) any lawsuit brought, settlement reached in accordance with Section 20.07 of this Agreement or otherwise with the approval of the Developer, or government order imposed to the extent the same relate to a breach by the Developer of the terms of Sections 8.01 (b) or 8.01 (c) of this Agreement; (d) any violation of laws, orders, regulations, requirements or demands of Federal, State or Local governmental authorities, to the extent the same arise as a result of or due to a breach by the Developer of the terms of Sections 8.01(b) or 8.01(c) of this Agreement; or (e) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Materials on, from or affecting the HBRW Parcels; provided, however, that the Developers obligations under this Section 20.01 shall not extend to claims relating to any Hazardous Materials to the extent the same are (i) the direct result of the acts of the City Indemnified Parties or (ii) for Hazardous Materials first introduced to areas outside of the Redevelopment Parcel after the dedication and acceptance of the Sewer Promises and the Overpass Promises as provided in Section 6.30.

     Section 20.02.  Construction Claims Indemnification.  The Developer agrees,
     -------------   -----------------------------------
at the Developer's sole cost and expense, to protect. defend, indemnify and save harmless the City Indemnified Parties from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, and other costs and expenses (including, without limitation, reasonable attorneys'' fees, court costs and litigation expenses), imposed upon or incurred by or assessed against any of the City Indemnified Parties by reason of or on account of damages to property or injuries to person alleged to have been sustained in connection with the performance of the Work or the initial construction of the Project. The Developer agrees, at the Developer's sole cost and expense, to protect, defend, indemnify and hold the City Indemnified Parties harmless from and against all costs, expenses, losses and liabilities (including, but not limited to, attorneys' fees) arising from any notice of intention to hold a lien or lien or encumbrance which may be placed against any property or improvements as a result of labor performed or work. services, materials. supplies, tools, equipment or machinery furnished by or an behalf of the Developer or in connection with the performance of the Work. The Developer shall have the right to cause any such notice of intention to hold a lien or encumbrance to be insured against or discharged of record by posting a bond or by any other means permitted by Applicable Laws.

     Section 20.03. Classification Withdrawal Indemnification.  The Developer
     -------------  -----------------------------------------
agrees, at the sole cost and expense of the Developer, to protect, defend, indemnify and save harmless the City Indemnified Parties from and against any and all penalties, claims, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees) incurred by or asserted against any of the City Indemnified Parties as a result of or in connection with the Developer's failure to make any tax payment required by Section 4.07 of this Agreement.

     Section 20.04. Performance of Work Indemnification.
     -------------  -----------------------------------

     (a) The Developer agrees, at the sole cost and expense of the Developer, to protect, defend, indemnify and save harmless the City Indemnified Parties from and against any and all claims, damages, penalties, causes of action, and other costs and expenses, direct, Indirect or consequential (including, without limitation, any claims based on or with regard to death or injury to a person or persons or damages to property, attorneys' fees, court costs, litigation expenses, fees and charges of engineers, architects, attorneys and other professionals, and court arbitration costs) (hereinafter "Claims") arising out of or resulting from the performance of any of the Work or from the initial construction of the Project, regardless whether or not the Claim arises by or is Imposed by law or regulation.

     (b) In any and all Claims against the City Indemnified Parties by any employee of the Developer or any Design Professional, Contractor, Construction Manager, Subcontractor, Supplier or any person or organization directly or indirectly employed by any of them to perform or furnish any of the Work or anyone for whose acts any of them may be liable, the Developer's indemnification obligation under this Agreement shall not be limited in any way by any limitation on the amount or type of damages. compensation or benefits payable by or for the Developer, Design Professional, Contractor, Construction Manager, Subcontractor or any Supplier or other person or organization under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts.

     Section 20.05. Erosion Control Indemnification.  The Developer agrees, at
     -------------  -------------------------------
the sole cost and expense of the Developer, to protect, defend, indemnify, and save harmless the City Indemnified Parties from and against any and all penalties, claims, damages, costs and expenses (including, without limitation, reasonable attorneys'' fees, court costs and litigation expenses) incurred by or asserted against any of the City Indemnified Parties as a result of or in connection With the Developer's failure to take any action required under or comply with Applicable Laws for prevention, control, or abatement of erosion, siltation, or water pollution resulting from the performance of the Work and/or the construction of the Project.

     Section 20.06.  General Indemnification.  In addition to any other
     -------------   -----------------------
obligations of the developer to Indemnify the City Indemnified Parties under this Agreement. the Developer agrees, at the sole cost and expense of the Developer, to protect, defend, indemnify and save harmless the City Indemnified Parties from and against any and all liabilities, obligations. claims, damages, penalties, causes of action, and other costs and expenses (including, without limitation, reasonable attorneys, fees, reasonable compensation for preparing and attending depositions or serving as a witness where not named as a defendant, court costs and litigation expenses), imposed upon or incurred by or asserted against any of the City Indemnified Parties by reason of, arising out of or pertaining to (a) the application for, pursuit of, and issuance of, the License (to the extent asserted, Incurred or imposed upon the City Indemnified Parties as a result of conduct, acts or omissions that occurred prior to the issuance of the License to the Developer); (b) the actions or omissions of the Developer in connection with the operation of the Project (including the operation of the Boat); or (c) the occurrence of an Event of Default by the Developer.

     Section 20.07.  Indemnification: Control and Counsel.  In any circumstance
     -------------   ------------------------------------
where the Developer is obligated under this Agreement to indemnify the City Indemnified Parties, the Developer shall have the right to undertake, conduct, and control, through counsel of its choosing, reasonably acceptable to the City Indemnified Parties, and at the sole expense of the Developer, the conduct and settlement of such matter, and the City Indemnified Parties shall cooperate therewith; provided, however, that (w) the Developer shall not thereby permit to exist any lien, encumbrance, or other adverse change upon the assets of the City Indemnified Parties, (x) the Developer shall not thereby consent to the imposition of any injunction against the City Indemnified Parties without the consent of such person or persons, (y) the Developer shall permit the City Indemnified Parties to participate in such dispute or the settlement thereof through counsel chosen by the City Indemnified Parties, but the fees and expenses of such counsel shall be borne solely by the City Indemnified Parties, and (z) the Developer shall agree promptly to reimburse the City Indemnified Parties for the full amount of the obligations due hereunder. If the City Indemnified Parties reasonably believes that counsel selected by the Developer has a conflict of interest by reason of asserting or threatening to assert a limitation on or defense to the Indemnification obligations of the Developer or otherwise or a conflict of interest arises between the Developer and the City Indemnified Parties, then the City Indemnified Parties may select now, independent counsel, reasonably acceptable to the Developer, who shall represent the City Indemnified Parties at the sole cost and expense of the Developer, The Developer shall specify any claimed limitations an or defenses to its Indemnification obligation upon the City Indemnified Parties' request therefor. So long as the Developer is contesting any such matter In good faith and the operations or assets of the City Indemnified Parties are not in any way Impaired, the City Indemnified Parties may not pay or settle any such action or suit without the consent of the Developer unless it chooses to waive its rights to reimbursement and Indemnification hereunder. Notwithstanding the foregoing, the City Indemnified Parties shall have the right to pay or settle any such action or suit, provided that in such event the City Indemnified Parties shall waive any right to indemnity therefore. However, if the Developer is obligated, but ceases to contest such matter in good faith, then the City Indemnified Parties may pay or settle such action or suit and obtain reimbursement from the Developer.

     Section 20.08.  Limitations on the Developer's Indemnification Obligations.
                     ----------------------------------------------------------

     (a) Notwithstanding anything contained in this Agreement to the contrary, none of the indemnity and save harmless obligations of the Developer under this Agreement shall not apply to (i) a particular matter to the extent that, with respect to a matter which is the subject of the indemnity and save harmless obligation, any of the City Indemnified Parties against whom Claims (as such term Is defined in Section 20.04) are made receive Insurance benefits or proceeds for costs of defense or payment or settlement of Claims from any applicable insurance, or (ii) a criminal prosecution brought against any of the City Indemnified Parties by a federal, state or local prosecuting attorney or governmental authority.

     (b) Notwithstanding anything contained in this Agreement to the contrary, the indemnity and save harmless obligations of the Developer under this Agreement shall not require the Developer to pay (and the Developer shall have no obligation to pay): (i) any damages that are awarded to a claimant in a civil action as a result of any conduct by (A) any of the City Indemnified Parties that is determined by a final decision of a court of competent jurisdiction to have been criminal or to constitute willful misconduct, intentional misrepresentation or fraud or (B) any of the City Indemnified Parties that is an individual and determined by a final decision of a court of competent jurisdiction to have been clearly outside the scope of that individual's employment or calculated by such individual to directly benefit such Individual personally (ii) that portion of any and all punitive damages awarded to claimants by final judgments of courts of competent jurisdiction In civil actions as a result of any conduct by any of the City Indemnified Parties that is not a governmental entity, public employee or public office holder in excess of one-half (1/2) of the total of all such awards In the aggregate up to and including total awards of Seven Hundred Fifty Thousand Dollars ($750,000); or
(iii) that portion of any and all punitive damages awarded to claimants by final judgments of courts of competent jurisdiction in civil actions as a result of any conduct by any of the City Indemnified Parties that is not a governmental entity, public employee or public office holder that are individually or in the aggregate in excess of Seven Hundred Fifty Thousand Dollars ($750,000).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above, to be effective on the Effective Date of this Agreement.

                              CITY OF HAMMOND, INDIANA


                              By:  /s/ Duane W. Dedelow
                                 --------------------------------------
                                   Duane W. Dedelow, Jr., Mayor






                              EMPRESS CASINO HAMMOND CORPORATION


                              By: /s/ Thomas J. Lambrecht
                                 --------------------------------------
                              Printed: THOMAS J. LAMBRECHT
                                      ---------------------------------
                              Title: CHAIRMAN OF THE BOARD
                                    -----------------------------------

ATTEST:

By: /s/ William J. Sabo
   -------------------------------
Printed: William J. Sabo
        --------------------------
Title:  PRESIDENT
      ----------------------------

     The City of Hammond, Department of Redevelopment hereby executes this Agreement as of the day and year first written above solely for the purposes of
(i) making and agreeing to the covenants and agreements contained in Article 11 of this Agreement and (ii) accepting performance by Developer of all of its obligations hereunder.

                                        CITY OF HAMMOND, DEPARTMENT
                                        OF REDEVELOPMENT

                                        By: /s/ James Davis Sr.
                                           -------------------------------------
                                        Printed:  JAMES DAVIS SR.
                                                --------------------------------
                                        Title:  PRESIDENT
                                              ----------------------------------

ATTEST:


By: /s/ Ruben Roque
   ------------------------------
Printed: RUBEN ROQUE
        -------------------------
Title:  SECRETARY
      ---------------------------

                                 EXHIBIT LIST


EXHIBIT                 DESCRIPTION
-------                 -----------

A                       Description of the Boat

B                       Plan F indicating:

                            -  Conrail Parcel 49
                            -  CSX Parcel 6
                            -  CSX Parcel 26
                            -  EJ&E Parcels
                            -  "Hammond Marina"
                            -  HPA Parcels
                            -  HBRW Parcels
                            - NIPSCO Parcels (B1, B2, 32, 35, Accretion, Overpass and Railway)
                            -  Location of Pylon Signs
                            -  Hotel Parcel
                            -  Maintenance Area

C                       Description of Docking Facilities

D                       Description of Guest Facilities

E                       Legal Description of HBRW Parcels

F                       Description of Parking Facilities and Parking Garage

G                       Legal Description of Redevelopment Parcel

H                       Linder Plan

I                       City's Timetable

J                       Legal Description of Perimeter Road

K                       Legal Description of Parking Areas

                                 SCHEDULE LIST
                                 -------------


Schedule        Description
--------        -----------

I               Information Concerning Labor Objectives ((P)8.10)

II              Information Concerning Vendors and Suppliers ((P)12.09)

III             Information Concerning Employment and Wages ((P)12.12)

                                   Exhibit A

                            DESCRIPTION OF THE BOAT



Length:                228 feet

Width:                 76 feet

Height:                75 feet

Engines:               2 Caterpillar main engines at 1200 horse power each

                       2 Caterpillar side thrusters at 600 horse power each

Capacity:              2,700 people (2,400 patrons and 300 employees)

Total Proposed Gaming  1,500
  Positions:

Gaming Space:          34,167 square feet (gaming footage only)

                            Exhibit B (page 1 of 3)

                           [MAP OF CASINO LOCATION]

                            Exhibit B (page 2 of 3)

                           [MAP OF CASINO LOCATION]

                            Exhibit B (page 3 of 3)

                           [MAP OF CASINO LOCATION]

                                   EXHIBIT C

                       DESCRIPTION OF DOCKING FACILITIES
                       ---------------------------------

     The boarding ramp is 16 feet wide, two stories high, and glazed in all elevations to the lake. There is an observation deck at the third floor level of the terminal building over the boarding ramp. The entire length is approximately 90 feet and the last 25 feet of boarding ramp houses a glass vault with views of the sky and lakefront.

                                   Exhibit D

                         DESCRIPTION OF GUEST FACILITY
                         -----------------------------

Size:               107,000 square feet

Height:             65 feet (four stories)

Restaurants:        Harbor Side Steak House
                    Empressive Buffet
                    Waves


Lounge:             Blue Water Lounge

                                   EXHIBIT E
                                   ---------

                                 HBRW PARCELS


Parcel 45
---------

Part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West of the Second Principal Meridian, in the City of Hammond, Lake County, Indiana, more particularly described as follows: commencing at a point on the Southwesterly line of Indianapolis Boulevard, which is 300 feet Northwesterly measured along the Southwesterly line of said Boulevard from the Northwest piles of the bridge built by Lake County over the arm or outlet of Wolf Lake; thence Southwesterly at right angles 115 feet to the point of beginning; thence Northwesterly 100 feet; thence Southwesterly 25 feet, thence Southeasterly 100 feet; thence Northeasterly 25 feet to the point of beginning.

Parcel 51
---------

A PART OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN LAKE COUNTY, INDIANA, BEING BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN. THENCE NORTH 01 DEGREES 01 03 SECONDS WEST (ASSUMED BEARING) 2,195.00 FEET ALONG THE EAST LINE OF SAID SECTION I TO ITS POINT OF INTERSECTION WITH THE CENTERLINE OF INDIANAPOLIS BOULEVARD (100 FOOT WIDE RIGHT-OF-WAY); THENCE NORTH 40 DEGREES 07 MINUTES 55 SECONDS WEST 2,718.21 FEET ALONG THE CENTERLINE OF INDIANAPOLIS BOULEVARD TO A POINT BEING NORTH 49 DEGREES 52 05 SECONDS EAST (PERPENDICULAR TO THE OF INDIANAPOLIS BOULEVARD) OF THE SOUTHWESTERN CORNER OF THE INTERSECTION OF INDIANAPOLIS BOULEVARD AND 112TH STREET (80 FOOT WIDE RIGHT-OF-WAY); THENCE SOUTH 49 DEGREES 52 MINUTES 05 SECONDS WEST 50.00 FEET PERPENDICULAR TO THE CENTERLINE OF INDIANAPOLIS BOULEVARD TO THE SOUTHWESTERN CORNER OF THE SECTION OF Indianapolis BOULEVARD AND 112TH AND THE POINT OF BEGINNING OF THE DESCRIPTION OF THE 0.933 ACRE TRACT OF LAND ("PARCEL A") DESCRIBED IN "EXHIBIT A" OF THE WARRANTY DEED RECORDED AS INSTRUMENT #413692 IN LAKE COUNTY, INDIANA, THENCE NORTH 40 DEGREES 07 55 SECONDS WEST 200.00 FEET ALONG THE NORTHEASTERN BOUNDARY OF SAID 0.933 ACRE TRACT OF LAND TO ITS NORTHWESTERN CORNER AND THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 49 DEGREES 52 MINUTES 05 SECONDS WEST 250.00 FEET ALONG THE NORTHWESTERN BOUNDARY OF SAID 0.933 ACRE TRACT OF LAND, THROUGH ITS SOUTHWESTERN CORNER WHICH IS THE NORTHWESTERN CORNER OF THE 0.261 ACRE TRACT OF LAND ("PARCEL B") DESCRIBED IN

"EXHIBIT A" OF SAID WARRANTY DEED AND ALONG THE NORTHWESTERN BOUNDARY OF SAID
0.261 ACRE TRACT OF LAND TO ITS SOUTHWESTERN CORNER; THENCE 40 DEGREES 07 MINUTES 55 SECONDS EAST 239.71 FEET ALONG THE SOUTHWESTERN BOUNDARY OF SAID
0.261 ACRE TRACT OF LAND TO ITS SOUTHWEST CORNER; THENCE SOUTH 40 DEGREES 07 MINUTES 55 SECONDS EAST 239.71 FEET ALONG THE SOUTHWESTERN BOUNDARY OF SAID
0.261 ACRE TRACT OF LAND TO ITS SOUTHEASTERN CORNER ON THE NORTHWESTERN RIGHT-OF-WAY LINE OF 112TH STREET; THENCE SOUTH 33 DEGREES 23 MINUTES 13 SECONDS WEST 427.46 FEET ALONG THE NORTHWESTERN RIGHT-OF-WAY LINE OF 112TH STREET TO THE SOUTHEASTERN CORNER OF THE 1.419 ACRE TRACT OF LAND DESCRIBED IN THE WARRANTY DEED RECORDED AS INSTRUMENT #507068 IN LAKE COUNTY INDIANA; THENCE NORTH 12 DEGREES 28 MINUTES 49 SECONDS EAST 227.01 FEET; THENCE NORTH 37 DEGREES 46 MINUTES 22 SECONDS WEST 43.83 FEET TO A POINT ON A NON-TANGENT CURVE CONCAVE TO THE NORTHEAST, SAID POINT BEING SOUTH 29 DEGREES 31 MINUTES 17 SECONDS WEST
346.48 FEET FROM THE RADIUS POINT OF SAID CURVE; THENCE NORTHWESTERLY 181.42 FEET ALONG SAID CURVE TO A POINT BEING SOUTH 59 DEGREES 31 MINUTES 16 SECONDS WEST 346.48 FEET FROM THE RADIUS POINT OF SAID CURVE; THENCE NORTH 25 DEGREES 05 MINUTES 29 SECONDS WEST 122.46 FEET; THENCE NORTH 04 DEGREES 57 MINUTES 52 SECONDS WEST 125.93 FEET; THENCE NORTH 10 DEGREES 57 MINUTES 16 SECONDS EAST
132.22 FEET; THENCE NORTH 35 DEGREES 22 MINUTES 41 SECONDS EAST 136.323 FEET; THENCE NORTH 49 DEGREES 51 MINUTES 34 SECONDS EAST 155.37 FEET TO THE SOUTHWESTERN RIGHT-OF-WAY LINE OF INDIANAPOLIS BOULEVARD; THENCE SOUTH 40 DEGREES 07 MINUTES 55 SECONDS EAST 337.63 FEET ALONG THE SOUTHWESTERN RIGHT-OF-WAY LINE OF INDIANAPOLIS BOULEVARD TO THE POINT OF BEGINNING.

ALSO A PART OF THE NORTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN, IN LAKE COUNTY, INDIANA, BEING BOUNDED AND DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF THE SOUTHEAST QUARTER OF SECTION 1, TOWNSHIP 37 NORTH, RANGE 10 WEST OF THE SECOND PRINCIPAL MERIDIAN, THENCE NORTH 01 DEGREES 01 MINUTES 03 SECONDS WEST (ASSUMED BEARING) 2,195.00 FEET ALONG THE EAST LINE OF SAID SECTION 1 TO ITS POINT OF INTERSECTION WITH THE CENTERLINE OF INDIANAPOLIS BOULEVARD (100 FOOT WIDE RIGHT-OF-WAY; THENCE NORTH 40 DEGREES 07 MINUTES 55 SECONDS WEST 2,538.21 FEET ALONG THE CENTERLINE OF INDIANAPOLIS BOULEVARD TO A POINT BEING NORTH 9 DEGREES 52 MINUTES 02 SECONDS EAST (PERPENDICULAR TO THE CENTERLINE OF INDIANAPOLIS BOULEVARD) OF THE NORTHWESTERN CORNER OF THE 0.080 ACRE TRACT OF LAND DESCRIBED IN THE AFFIDAVIT RECORDED AS INSTRUMENT $608372, IN LAKE COUNTY, INDIANA; THENCE SOUTH 49 DEGREES 52 MINUTES 05 SECONDS WEST 50.00 FEET PERPENDICULAR TO THE CENTERLINE OF INDIANAPOLIS BOULEVARD TO THE NORTHWESTERN CORNER OF SAID 0.080 ACRE TRACT OF LAND; THENCE SOUTH 49 DEGREES 52 MINUTES 05 SECONDS WEST 140.00 FEET

ALONG THE NORTHWESTERN BOUNDARY OF SAID 0.080 ACRE TRACT OF LAND TO ITS SOUTHWESTERN CORNER AND THE POINT OF BEGINNING OF THIS DESCRIPTION; THENCE SOUTH 32 DEGREES 48 MINUTES 43 SECOND WEST 11.40 FEET; THENCE SOUTH 40 DEGREES 28 MINUTES 42 SECONDS EAST 12.00 FEET TO A POINT OF A NON-TANGENT CURVE CONCAVE TO THE NORTHWEST, SAID POINT BEING SOUTH 40 DEGREES 28 MINUTES 42 SECONDS EAST
336.48 FEET FROM THE RADIUS POINT OF SAID CURVE; THENCE SOUTHWESTERLY AND WESTERLY 186.19 FEET ALONG SAID CURVE TO A POINT ON THE SOUTHEASTERN RIGHT-OF-WAY LINE OF 112TH STREET (80 FOOT WIDE RIGHT-OF-WAY), SAID BEING SOUTH 08 DEGREES 46 MINUTES 24 SECONDS EAST 336.48 FEET FROM THE RADIUS POINT OF SAID CURVE; THENCE NORTH 33 DEGREES 23 MINUTES 13 SECONDS EAST 196.02 FEET ALONG THE SOUTHEASTERN RIGHT-OF-WAY LINE OF 112TH STREET TO THE SOUTHWESTERN BOUNDARY OF THE 0.057 ACRE TRACT OF LAND DESCRIBED IN WARRANTY DEED RECORDED AS INSTRUMENT #10315 IN LAKE COUNTY, INDIANA; THENCE SOUTH 40 DEGREES 07 MINUTES 55 SECONDS EAST 89.41 FEET ALONG THE SOUTHWESTERN BOUNDARY OF SAID 0.057 ACRE TRACT OF LAND TO THE POINT OF BEGINNING.

                                   Exhibit F

             DESCRIPTION OF PARKING GARAGE AND PARKING FACILITIES
             ----------------------------------------------------


Parking Garage                     1,200 vehicles (estimated)

Surface Parking Facilities         1,200 vehicles and buses
                                   (estimated)

                                                                     Page 1 of ?

                                   EXHIBIT G

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 1A
                                   version 1
                                    15MAY96

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed hearing) 4,209.68 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet; thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.77 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 17.84 feet to the POINT OF BEGINNING of this description; thence North 35 degrees 17 minutes 10 seconds East 813.45 feet; thence North 79 degrees 22 minutes 58 seconds East 71.38 feet; thence South 54 degrees 36 minutes 55 seconds East 100.48 feet; thence South 35 degrees 23 minutes 05 seconds West 90.00 feet; thence North 54 degrees 36 minutes 55 seconds West 110.00 feet; thence South 35 degrees 17 minutes 10 seconds West
780.38 feet; thence North 46 degrees 40 minutes 28 seconds West 40.40 feet to the POINT OF BEGINNING containing 0.995 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                                                                     Page 1 of ?

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 2
                                   version 1
                                   29 AUG 94

A part of the Northwest Quarter of Section 6, Township 37 North, Range 9 West, located in North Township, Lake County, Indiana, being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 4,209.68 feet along the East Line of said Section 1 and along the West Line of Section 6, Township 37 North, Range 9 West; thence South 41 degrees 13 minutes 34 seconds East 61.96 feet, thence South 41 degrees 13 minutes 34 seconds East 90.30 feet to the point of curvature of a curve to the left, said point of curvature being South 48 degrees 46 minutes 26 seconds West 2,814.93 feet from the radius point of said curve; thence southeasterly 229.76 feet along said curve to a point being South 44 degrees 05 minutes 50 seconds West 2,814.93 feet from the radius point of said curve; thence North 35 degrees 17 minutes 10 seconds East 831.29 feet; thence North 79 degrees 22 minutes 58 seconds East 71.38 feet; thence South 54 degrees 36 minutes 55 seconds East
100.48 feet to the POINT OF BEGINNING of this description; thence continuing South 54 degrees 36 minutes 55 seconds East 146.67 feet, thence South 35 degrees 16 minutes 41 seconds West 523.46 feet; thence North 54 degrees 35 minutes 11 seconds West 236.35 feet; thence South 35 degrees 15 minutes 53 seconds West
349.92 feet; thence North 46 degrees, 40 minutes 28 seconds West 20.88 feet; thence North 35 degrees 17 minutes 10 seconds East 780.38 feet; thence South 54 degrees 36 minutes 55 seconds East 110.00 feet; thence North 35 degrees 23 minutes 05 seconds East 90.00 feet to the POINT OF BEGINNING, containing 3.024 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                      Ingress & Egress Access to Parking
                                   version 1
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way), thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the POINT OF BEGINNING of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as "Curve #1"), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to & point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve # 1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degree 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence northwesterly 250.02 feet along said curve to a point being South 48 degrees 38 minutes 51 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degree 14 minutes 09 seconds West 34.96 feet; thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the POINT OF BEGINNING containing 0.950 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]


                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                      Ingress & Egress Access to Parking
                                   version 1
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way), thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the POINT OF BEGINNING of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as "Curve #1"), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to & point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve # 1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degree 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence northwesterly 250.02 feet along said curve to a point being South 48 degrees 38 minutes 51 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degree 14 minutes 09 seconds West 34.96 feet; thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the POINT OF BEGINNING containing 0.950 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 4
                                   version 2
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 118.22 feet along said curve to the southwestern boundary of the 21.255 acre tract of land described in the QUITCLAIM DEED recorded as instrument #910181 on April 17, 1991 in the office of the Recorder of Lake County, Indiana, said point being North 15 degrees 15 minutes 10 seconds West 326.48 feet from the radius point of said curve, the next seven (7) courses are along the boundary of said 21.255 acre tract of land; 1) thence North 41 degrees 15 minutes 08 seconds West 1,700.29 feet to the POINT OF BEGINNING of this description; 2) thence North 41 degrees 15 minutes 08 seconds West 1,539.62 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 44 minutes 52 seconds West 24,828.52 feet from the radius point of said curve; 3) thence northwesterly 281.79 feet along said curve to its point of tangency, said point of tangency being South 49 degrees 23 minutes 53 seconds West 24,828.52 feet from the radius point of said curve; 4) thence North 40 degrees 36 minutes 07 seconds West 1.474.75 feet to the Indiana/Illinois State Line; 5) thence North 00 degrees 52 minutes 04 seconds West 138.52 feet along the Indiana/Illinois State Line; 6) thence South 48 degrees 50 minutes 29 seconds East 279.19 feet;
7) them South 41 degrees 14 minutes 04 seconds East 2,051.13 feet to the northwestern corner of the tract of land described in the QUITCLAIM DEED recorded in Deed Record 1219, page 31 on November 5, 1962 in said Recorder's office, said comer being on "Eggers' Fence Line"; thence South 87 degrees 40 minutes 04 seconds East 11.27 feet along the northern boundary of said tract of land which is also along "Eggers' Fence Line"; thence South 41 degrees 12 minutes 09 seconds East 139.21 feet; thence

South 40 degrees 14 minutes 07 seconds East 154.35 feet to a point on a non-tangent curve concave to the southwest, said point being North 51 degrees 42 minutes 18 seconds East 1,514.88 feet from the radius point of said curve; thence southeasterly 141.95 feet along said curve to a point being North 57 degrees 04 minutes 25 seconds East 1,514.88 feet from the radius point of said curve; thence South 30 degrees 59 minutes 10 seconds East 154.35 feet, thence South 30 degrees 01 minute 09 seconds East 186.88 feet; thence South 30 degrees 59 minutes 24 seconds East 155.62 feet to a point on a non-tangent curve concave to the northeast, said point being South 57 degrees 04 minutes 25 seconds West 1,539.88 feet from the radius point of said curve; thence southeasterly 143.63 feet to a point being South 51 degrees 43 minutes 47 seconds West 1,539.88 feet from the radius point of said curve; thence South 48 degrees 44 minutes 52 seconds West 29.89 feet to the POINT OF BEGINNING containing 9.760 acres, more or less.

ALSO, a part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Comer of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right (said curve hereinafter referred to as "Curve #1), said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of Curve #1; thence northeasterly and easterly 176.71 feet along Curve #1 to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of Curve #1 and to the POINT OF BEGINNING of this description; thence North 41 degrees 10 minutes 39 seconds West 1,372.17 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 49 minutes 21 seconds West 474.78 feet from the radius point of said curve; thence northwesterly 58.94 feet along said curve to its point of tangency, said point of tangency being South 55 degrees 56 minutes 06 seconds West 474.78 feet from the radius point of said curve; thence North 34 degrees 03 minutes 54 seconds West 45.58 feet to point of curvature of curve to the left, said point of curvature being North 55 degrees 56 minutes 06 seconds East 729.28 feet from the radius point of said curve; thence northwesterly 90.62 feet along said curve to its point of tangency, said point of tangency being North 48 degrees 48 minutes 55 seconds East 729.28 feet from the radius point of said curve; thence North 41 degrees 11 minutes 05 seconds West 8.90 feet; thence North 40 degrees 12 minutes 29 seconds West 154.34 feet to a point on a non-tangent curve concave to the northeast, said point being South 51 degrees 45 minutes 03 seconds West 1,500.05 feet from the radius point of said curve; thence northwesterly 138.44 feet along said curve to a point being South 57 degrees 02 minutes 18 seconds West 1,500.05 from the radius point of said curve; thence North 31 degrees 00 minutes 10 seconds West 154.34 feet; thence North 30 degrees 01 minute 34 seconds West 170.82 feet to the point of curvature of curve to the right, said point of curvature being South 59 degrees 58 minutes 26 seconds West 1,420.19 feet from the radius point of said curve; thence northwesterly and northerly 273.83 feet along said curve to its point of tangency, said point of tangency being South 71 degrees 01 minute 16 seconds West 1,420.19 feet from the radius point of said curve; thence North 18 degrees 58 minutes 44 seconds West 56.31 feet to a point on the northwesterly extension of the southwestern boundary of the 16.039 acre tract of land describe in the WARRANTY DEED recorded in Deed Record 1218, page 592 on November 9, 1962 in the office of the Recorder of Lake County, Indiana; thence South 41 degrees 14 minutes 04 seconds East 2,501.08 feet along the northwesterly extension of the southwestern boundary of said 16.039 acre tract of land and along the southwestern boundary of said 16.039 acre tract of land to a point being North 48 degrees 49 minutes 21 seconds East of the point of beginning; thence South 48 degrees 49 minutes 21 seconds West 193.47 feet to the POINT OF BEGINNING containing 9.452 acres, more or less.

EXCEPTING AND EXCLUDING THE FOLLOWING FROM THE ABOVE-DESCRIBED PARCELS:

A parcel of real estate that is two hundred (200) feet wide (measured from east to west) and fifty (50) feet in depth (measured from north to south) and located in the northeasternmost corner of the above-described parcels.

                               [TEXT ILLEGIBLE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                    [MAP OF LINDEN GROUP INC. APPEARS HERE]

                                   EXHIBIT I

                           CITY OF HAMMOND, INDIANA
                      PRELIMINARY TIMETABLE AND CHECKLIST


      Date                                 Action
      ----                                 ------

X 9/11/95 (PA-1)    Appraisers appointed by BPW to appraise CSX parcels to be
                    acquired by condemnation.

X 9/28/95 (SE-1)    Lake County Parks and Recreation Board (the "LCPRB")
                    authorizes temporary license agreement for construction of sewage improvements to Empress Casino Corporation Hammond, d/b/a Hammond Bridge and Road Works, LLC ("ECCH").

X 9/29/95 (PA-2)    Appraisers for BPW submit appraisals for CSX property to be acquired by condemnation.

X 10/2/95 (PA-3)    ECCH deeds ACE Parcels to City of Hammond.

X 10/3/95 (SE-2)    Port Authority meeting to adopt resolution granting
                    temporary license agreement to the Hammond Sanitary District
                    (the "Sanitary District") and authorizing temporary license agreement from Sanitary District to ECCH.

X 10/5/95 (PA-4)    City of Hammond Board of Public Works ("BPW") meeting to
                    initiate condemnation proceedings by adopting resolution and authorizing good faith offers for:

                    1. Air rights (construction access to ACE Parcel 26) (from
                    CSX).

                    2.  Fee to ACE Parcel 67 (from CSX).

X 10/11/95 (SE-3)   Water Department meeting to adopt resolution granting
                    easement to the Sanitary District and authorizing temporary license agreement from Sanitary District to ECCH.

X 10/11/95 (PA-5)   Water Department meeting to adopt [preliminary] resolution authorizing intergovernmental transfer of property to Redevelopment Commission.

X 10/12/95 (LP-1)   Obtain legal description and survey for non-patented
                    waterworks property and submit survey to Lake County
                    Surveyor.

X 10/13/95 (PA-6)   BPW makes good faith offers on CSX properties to be
                    acquired by condemnation.

X 10/13/95 (PA-7)   Redevelopment Commission meeting to adopt [preliminary]
                    resolution authorizing intergovernmental transfers from BPW, Port Authority and Water Department.

X 10/16/95 (LP-2)   Receive certified survey for non-patented waterworks
                    property from Lake County Surveyor.

X 10/16/95 (PA-8)   Port Authority meeting to adopt [preliminary] resolution
                    authorizing intergovernmental transfer of property to Redevelopment Commission.

X 10/17/95 (LP-3)   Water Department applies to State of Indiana, through
                    Department of Natural Resources or State Land Office (the
                    "DNR") for (fill permit and) land patent on non-patented waterworks property.

X 10/17/95 (SE-4)   Sanitary District meeting to adopt resolution accepting
                    grant of temporary licenses from LCPRB and Port Authority and grants of easements from LCPRB and Water Department and authorizing temporary license agreement to ECCH.

X 11/14/95 (SE-5)   LCPRB meeting to adopt resolution granting easement to
                    Sanitary District and authorizing temporary license agreement from Sanitary District to ECCH.

X 11/20/95 (RA-1)   Hammond Redevelopment Commission (the "Redevelopment
                    Commission") prepares (or revises, if necessary) redevelopment plan for the area (the "Redevelopment Plan"), and causes to be prepared maps and plats, lists of owners of parcels to be acquired, and cost estimates relating to the proposed riverboat gaming development (the "Project").

X 11/21/95 (RA-2)   Redevelopment Commission meeting to introduce resolution
                    declaring the area to be a blighted area, approving
                    Redevelopment Plan, and submitting such resolution to Plan
                    Commission (Declaratory Resolution).

X 12/4/95 (A-1)     Water Department submits petition to City of Hammond,
                    Indiana, requesting annexation ordinance.

X 12/5/95 (RA-3)    Redevelopment Commission meeting to amend Development Plan.

X 12/5/95 (CA-1)    Port Authority meeting to adopt resolution granting
                    temporary construction access agreement from Port Authority to LMC.

X 12/6/95 (SE-6)    Sanitary District delivers temporary license to LMC.

X 12/7/95 (CA-2)    BPW meeting to adopt resolution granting temporary
                    construction access agreement to LMC.

X 12/11/95 (A-2)    Common Council meeting to conduct first and second readings of annexation ordinance.

X 12/13/95 (CA-3)   Water Department meeting to adopt resolution granting
                    temporary construction access agreement to LMC.

X 12/15/95 (CA-4)   Northern Indiana Public Service Company, EJ&E Railroad,
                    Conrail and CSX grant temporary construction access agreements to LMC.

X 12/18/95 (RA-4)   Plan Commission meeting to issue written order approving
                    the Declaratory Resolution and Redevelopment Plan.

X 1/8/96 (A-3)      Common Council meeting to conduct third reading and to adopt annexation ordinance.

X 1/19/96 (A-4)     City Clerk publishes the annexation ordinance pursuant to IC
                    5-3-1.

X 2/2/96 (CA-6)     Lake County (or City of Hammond) issues conditional building permits to ECCH.

X 2/8/96 (ZA-1)     Plan Commission publishes notice of meeting and hearing on proposed amendment to zoning ordinance to add new gaming classification.

X 2/12/96 (PA-9)    Common Council meeting to authorize acquisition of property.

X 2/12/96 (RA-5)    Common Council meeting to adopt resolution approving order of Plan Commission approving Declaratory Resolution and amended Redevelopment Plan.

X 2/20/96 (ZA-2)    Plan Commission meeting to hold hearing regarding proposed amendment to zoning ordinance and to adopt resolution recommending to Common Council approval of proposed amendment to zoning ordinance.

X 2/21/96 (ZA-3)    Plan Commission certifies proposed amendment to zoning
                    ordinance (with favorable recommendation) to Common Council.

X 2126/96 (ZA-4)    Common Council meeting to conduct first and second readings of amendment to zoning ordinance.

X 2/29/96 (CA-5)    BPW, Port Authority and Water Department deliver temporary construction licenses to LMC for docking, gaming and parking facilities.

X 3/22/96 (A-5)     City Clerk files annexation ordinance (60 days after
                    publication of annexation ordinance) with the Lake County
                    Auditor, the Lake County Circuit Court Clerk, the Board of
                    Registration of Lake County, and the Indiana State Board of
                    Tax Commissioners, and records the annexation ordinance in the office of the Lake County Recorder.

X 4/8/96 (ZA-5)     Common Council meeting to conduct third reading and to adopt amendment to zoning ordinance.

X 4/26/96 (Z-1)     Property owners (Redevelopment Commission, Port Authority
                    and Water Department) submit petition to Plan Commission requiring rezoning of Site.

x 4/28/96 (RA-6)    Redevelopment Commission publishes and files notice of
                    public hearing on the Project.

X 5/9/96 (Z-2)      Plan Commission (or petitioners on behalf thereof) sends
                    notice of meeting and hearing to surrounding property owners.

X 5/10/96 (Z-3)     Plan Commission (or petitioners on behalf thereof) publishes notice of meeting and hearing on rezoning of Site.

X 5/20/96 (Z-4)     Plan Commission meeting to hold hearing regarding rezoning of Site and adopt resolution recommending to Common Council approval of proposed zoning ordinance.

X 5/21/96 (RA-7)    Redevelopment Commission meeting to conduct public hearing on the Project, receive remonstrances and objections, and adopt resolution confirming or modifying and confirming the Declaratory Resolution (the "Confirmatory Resolution").

X 5/22/96 (RA-8)    Redevelopment Commission publishes and files notice of
                    public hearing on the expanded area (to include newly annexed waterworks department property) .

5/27/96 (Z-5)       Plan Commission certifies proposed zoning ordinance on
                    rezoning of Site (with favorable recommendation) to Common
                    Council.

5/31/96 (RL-1)      Redevelopment Commission obtains two appraisals for real
                    estate and prepares offering sheet (offering prices may not be less than the average of the two appraisals), and maps and plats showing size and location of real estate to be offered.

5/31/96 (RL-2)      Draft of Development Agreement and Site Plan distributed to
                    Common Council, Redevelopment Commission, and Port
                    Authority.

5/31/96 (RL-3)      Redevelopment Commission publishes notice that it will
                    receive and open and consider written offers for the lease of real estate (also publishes one week later --6/8/96).

6/3/96 (RA-9)       Last day to file remonstrance against Confirmatory
                    Resolution with the clerk of the Circuit or Superior Court.

6/3/96 (Z-6)        Common Council special meeting to conduct first and second readings of ordinance on rezoning of Site.

6/3/96 (PA-10)      Port Authority publishes notice that it will receive bids
                    for Port Authority Agreement (also publishes one week later-
                    6/10/96).

6/3/96 (RL-4)       Draft of Sublease distributed to Redevelopment Commission.

6/3/96 (RL-5)       Draft of Port Authority Agreement distributed to Port
                    Authority.

6/4/96 (PA-10)      Redevelopment Commission meeting to conduct public hearing on the expanded area, receive remonstrances and objections, and adopt resolution amending the area.

6/7/96 (RL-6)       Mayor approves Development Agreement Site Plan, and Signage
                    Plan.

6/10/96 (Z-7)       Common Council meeting to conduct third reading and to adopt ordinance on rezoning of Site, and adopt resolution approving Development Agreement, Site Plan, and Signage
                    Plan.

6/1 2/96 (PA- 11)   Water Department meeting to adopt final resolution
                    authorizing intergovenunental transfer of property to Redevelopment Commission (including access easement).

6/15/96 (LP-4)      DNR issues authority to fill permit land patent to Water
                    Department for waterworks property.

6/17/96 (RA-11)     Last day to file remonstrance against resolution amending
                    the area.

6/17/96 (PA-12)     Port Authority meeting to adopt full resolution authorizing intergovernmental transfer of property to Redevelopment
                    Commission, execution of lease with Redevelopment
                    Commission, and accepts bids and awards Port Authority
                    Agreement with ECCH.

6/18/96 (PA- 13)    Redevelopment Commission meeting to adopt final resolution authorizing intergovernmental transfers from Port Authority and Water Department.

6/18/96 (RL-7)      Redevelopment Commission meeting to receive and open Offers award lease of real estate to highest and best bidder, authorize entry into, lease with developer, and approve
                    (ratify) Development Agreement with developer.

6/18/96 (SE-7)      Sanitary District meeting to accept dedication of sewer
                    improvements and approve reservation of sewer capacity in favor of LMC.

                               [TEXT ILLEGIBLE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                                                                    Page 1 of ?

                                   EXHIBIT K
                                   ---------

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                      Ingress & Egress Access to Parking
                                   version 1
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way), thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the POINT OF BEGINNING of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as "Curve #1"), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to & point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve # 1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degree 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence northwesterly 250.02 feet along said curve to a point being South 48 degrees 38 minutes 51 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degree 14 minutes 09 seconds West 34.96 feet; thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the POINT OF BEGINNING containing 0.950 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                      Ingress & Egress Access to Parking
                                   version 1
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way), thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 176.71 feet along said curve to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of said curve and to the POINT OF BEGINNING of this description; thence North 48 degrees 49 minutes 21 seconds East 35.00 feet; thence South 41 degrees 10 minutes 39 seconds East 625.56 feet; thence South 41 degrees 14 minutes 09 seconds East 34.87 feet to a point on a non-tangent curve concave to the northeast (said curve hereinafter referred to as "Curve #1"), said point of curvature being South 48 degrees 38 minutes 51 seconds West 5,682.15 feet from the radius point of said curve; thence southeasterly 150.03 feet along Curve #1 to & point being South 47 degrees 08 minutes 05 seconds West 5,682.15 feet from the radius point of Curve # 1; thence North 48 degrees 45 minutes 56 seconds East 96.78 feet; thence South 41 degrees 14 minutes 04 seconds East 100.00 feet; thence South 48 degrees 45 minutes 56 seconds West 128.09 feet to a point on a non-tangent curve concave to the northeast (said curve is concentric with Curve #1), said point being South 46 degree 08 minutes 30 seconds West 5,717.15 feet from the radius point of said curve; thence northwesterly 250.02 feet along said curve to a point being South 48 degrees 38 minutes 51 seconds West 5,717.15 feet from the radius point of said curve; thence North 41 degree 14 minutes 09 seconds West 34.96 feet; thence North 41 degrees 10 minutes 39 seconds West 625.58 feet to the POINT OF BEGINNING containing 0.950 acres, more or less.

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

           [MAP OF AMERICAN CONSULTING ENGINEERS, INC. APPEARS HERE]

                               LAND DESCRIPTION
                       Redevelopment Commission Sublease
                                   Parcel 4
                                   version 2
                                   28 MAY 96

A part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Corner of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right, said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of said curve; thence northeasterly and easterly 118.22 feet along said curve to the southwestern boundary of the 21.255 acre tract of land described in the QUITCLAIM DEED recorded as instrument #910181 on April 17, 1991 in the office of the Recorder of Lake County, Indiana, said point being North 15 degrees 15 minutes 10 seconds West 326.48 feet from the radius point of said curve, the next seven (7) courses are along the boundary of said 21.255 acre tract of land; 1) thence North 41 degrees 15 minutes 08 seconds West 1,700.29 feet to the POINT OF BEGINNING of this description; 2) thence North 41 degrees 15 minutes 08 seconds West 1,539.62 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 44 minutes 52 seconds West 24,828.52 feet from the radius point of said curve; 3) thence northwesterly 281.79 feet along said curve to its point of tangency, said point of tangency being South 49 degrees 23 minutes 53 seconds West 24,828.52 feet from the radius point of said curve; 4) thence North 40 degrees 36 minutes 07 seconds West 1.474.75 feet to the Indiana/Illinois State Line; 5) thence North 00 degrees 52 minutes 04 seconds West 138.52 feet along the Indiana/Illinois State Line; 6) thence South 48 degrees 50 minutes 29 seconds East 279.19 feet;
7) them South 41 degrees 14 minutes 04 seconds East 2,051.13 feet to the northwestern corner of the tract of land described in the QUITCLAIM DEED recorded in Deed Record 1219, page 31 on November 5, 1962 in said Recorder's office, said comer being on "Eggers' Fence Line"; thence South 87 degrees 40 minutes 04 seconds East 11.27 feet along the northern boundary of said tract of land which is also along "Eggers' Fence Line"; thence South 41 degrees 12 minutes 09 seconds East 139.21 feet; thence

South 40 degrees 14 minutes 07 seconds East 154.35 feet to a point on a non-tangent curve concave to the southwest, said point being North 51 degrees 42 minutes 18 seconds East 1,514.88 feet from the radius point of said curve; thence southeasterly 141.95 feet along said curve to a point being North 57 degrees 04 minutes 25 seconds East 1,514.88 feet from the radius point of said curve; thence South 30 degrees 59 minutes 10 seconds East 154.35 feet, thence South 30 degrees 01 minute 09 seconds East 186.88 feet; thence South 30 degrees 59 minutes 24 seconds East 155.62 feet to a point on a non-tangent curve concave to the northeast, said point being South 57 degrees 04 minutes 25 seconds West 1,539.88 feet from the radius point of said curve; thence southeasterly 143.63 feet to a point being South 51 degrees 43 minutes 47 seconds West 1,539.88 feet from the radius point of said curve; thence South 48 degrees 44 minutes 52 seconds West 29.89 feet to the POINT OF BEGINNING containing 9.760 acres, more or less.

ALSO, a part of the Northeast Quarter of Section 1, Township 37 North, Range 10 West and a part of Section 36, Township 38 North, Range 10 West located in North Township, Lake County, Indiana being bounded as follows:

Commencing at the Southeast Comer of the Southeast Quarter of Section 1, Township 37 North, Range 10 West; thence North 01 degree 01 minute 03 seconds West (assumed bearing) 2,195.00 feet along the East Line of said Section 1 to its point of intersection with the centerline of Indianapolis Boulevard (100 foot wide right-of-way); thence North 40 degrees 07 minutes 55 seconds West 3,007.99 feet along the centerline of Indianapolis Boulevard; thence North 49 degrees 52 minutes 05 seconds East 50.00 feet perpendicular to the centerline of Indianapolis Boulevard to the northeastern right-of-way line of Indianapolis Boulevard; thence North 40 degrees 07 minutes 55 seconds West 190.50 feet along the northeastern right-of-way line of Indianapolis Boulevard; thence North 51 degrees 02 minutes 14 seconds East 290.22 feet; thence South 60 degrees 14 minutes 57 seconds East 49.35 feet; thence North 54 degrees 00 minutes 00 seconds East 528.73 feet to the point of curvature of a curve to the right (said curve hereinafter referred to as "Curve #1), said point of curvature being North 36 degrees 00 minutes 00 seconds West 326.48 feet from the radius point of Curve #1; thence northeasterly and easterly 176.71 feet along Curve #1 to a point being North 04 degrees 59 minutes 19 seconds West 326.48 feet from the radius point of Curve #1 and to the POINT OF BEGINNING of this description; thence North 41 degrees 10 minutes 39 seconds West 1,372.17 feet to the point of curvature of a curve to the right, said point of curvature being South 48 degrees 49 minutes 21 seconds West 474.78 feet from the radius point of said curve; thence northwesterly 58.94 feet along said curve to its point of tangency, said point of tangency being South 55 degrees 56 minutes 06 seconds West 474.78 feet from the radius point of said curve; thence North 34 degrees 03 minutes 54 seconds West 45.58 feet to point of curvature of curve to the left, said point of curvature being North 55 degrees 56 minutes 06 seconds East 729.28 feet from the radius point of said curve; thence northwesterly 90.62 feet along said curve to its point of tangency, said point of tangency being North 48 degrees 48 minutes 55 seconds East 729.28 feet from the radius point of said curve; thence North 41 degrees 11 minutes 05 seconds West 8.90 feet; thence North 40 degrees 12 minutes 29 seconds West 154.34 feet to a point on a non-tangent curve concave to the northeast, said point being South 51 degrees 45 minutes 03 seconds West 1,500.05 feet from the radius point of said curve; thence northwesterly 138.44 feet along said curve to a point being South 57 degrees 02 minutes 18 seconds West 1,500.05 from the radius point of said curve; thence North 31 degrees 00 minutes 10 seconds West 154.34 feet; thence North 30 degrees 01 minute 34 seconds West 170.82 feet to the point of curvature of curve to the right, said point of curvature being South 59 degrees 58 minutes 26 seconds West 1,420.19 feet from the radius point of said curve; thence northwesterly and northerly 273.83 feet along said curve to its point of tangency, said point of tangency being South 71 degrees 01 minute 16 seconds West 1,420.19 feet from the radius point of said curve; thence North 18 degrees 58 minutes 44 seconds West 56.31 feet to a point on the northwesterly extension of the southwestern boundary of the 16.039 acre tract of land describe in the WARRANTY DEED recorded in Deed Record 1218, page 592 on November 9, 1962 in the office of the Recorder of Lake County, Indiana; thence South 41 degrees 14 minutes 04 seconds East 2,501.08 feet along the northwesterly extension of the southwestern boundary of said 16.039 acre tract of land and along the southwestern boundary of said 16.039 acre tract of land to a point being North 48 degrees 49 minutes 21 seconds East of the point of beginning; thence South 48 degrees 49 minutes 21 seconds West 193.47 feet to the POINT OF BEGINNING containing 9.452 acres, more or less.

EXCEPTING AND EXCLUDING THE FOLLOWING FROM THE ABOVE-DESCRIBED PARCELS:

A parcel of real estate that is two hundred (200) feet wide (measured from east to west) and fifty (50) feet in depth (measured from north to south) and located in the northeasternmost corner of the above-described parcels.

                                  SCHEDULE I

                    INFORMATION CONCERNING LABOR OBJECTIVES
                                 Section 8.10

                               Reporting Period
                               ----------------

                                     Date
                                     ----

1.   Contractors and Construction Managers with offices in the following areas:

     Hammond and Whiting                                       _______
     Lake County (excluding Hammond and Whiting)               _______
     Indiana (excluding Lake County)                           _______
     Outside of Indiana                                        _______


2.   Subcontractors and Suppliers with offices in the following areas:

     Hammond and Whiting                                       _______
     Lake County (excluding Hammond and Whiting)               _______
     Indiana (excluding Lake County)                           _______
     Outside of Indiana                                        _______


3. Contractors, Construction Managers, Subcontractors and Suppliers -- Labor and Non-supervisory Labor with offices in the following areas:

     Hammond and Whiting                                       _______
     Lake County (excluding Hammond and Whiting)               _______
     Indiana (excluding Lake County)                           _______
     Outside of Indiana                                        _______

4. Contractors, Construction Managers, Subcontractors and Suppliers -- Vendors and Suppliers with offices in the following areas:

     Hammond and Whiting                                       _______
     Lake County (excluding Hammond and Whiting)               _______
     Indiana (excluding Lake County)                           _______
     Outside of Indiana                                        _______

                                  SCHEDULE II

                 INFORMATION CONCERNING VENDORS AND SUPPLIERS
                                 Section 12.09

                               Reporting Period
                               ----------------

                                     Date
                                     ----

Providers of non-gaming goods and services with offices in the following areas:

     Hammond                                                  _______
     Lake County (excluding Hammond)                          _______
     Indiana (excluding Lake County)                          _______
     Outside of Indiana                                       _______

     Total Purchases                                          =======

                                 SCHEDULE III

                  INFORMATION CONCERNING EMPLOYMENT AND WAGES
                                 Section 12.12

                               Reporting Period
                               ----------------

                                     Date
                                     ----

1.   Current Total Employees plus Total Job Openings equals

          Total Available Jobs....................    _____

2.   Percentage of Full-Time Employees:

     Existing full-time employees plus openings
     for full-time employees                   x 100 =     %
     ------------------------------------------       -----
     Total Available Jobs


3.   Average annual wage including gratuities and
     benefits                                         _____


4.   Qualified employees from the following areas:

     Hammond                                          _____
     Lake County (excluding Hammond)                  _____
     Indiana (excluding Lake County)                  _____
     Outside of Indiana                               _____

          Total                                       =====